                                                                   EXHIBIT 4.3.6

                                                                  EXECUTION COPY

                       SERIES B LOAN AND TRUST AGREEMENT

                                     among

                         BUSINESS FINANCE AUTHORITY OF
                           THE STATE OF NEW HAMPSHIRE

                                      and

                    PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

                                      and

                STATE STREET BANK AND TRUST COMPANY, as Trustee

                          Dated as of October 1, 2001

                          Providing for the Issue of:

                     $89,250,000 Business Finance Authority
                         of the State of New Hampshire
                        Pollution Control Revenue Bonds
   (Public Service Company of New Hampshire Project--2001 Tax-Exempt Series B)

               Auction Rate Securities Dated the Date of Delivery

                               TABLE OF CONTENTS

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
ARTICLE I. INTRODUCTION AND DEFINITIONS                                                            1
  Section 101. Description of the Agreement and the Parties                                        1
  Section 102. Definitions                                                                         2
    (a) Words                                                                                      2
    (b) Number and Gender                                                                          6
    (c) Use of Examples                                                                            6

ARTICLE II. LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE                                       7
  Section 201. Loan of Bond Proceeds; Issue of First Mortgage Bonds                                7
  Section 202. Assignment and Pledge of the Authority                                              7
  Section 203. Further Assurance                                                                   8
  Section 204. Defeasance                                                                          8

ARTICLE III. THE BORROWING                                                                        10
  Section 301. The Bonds                                                                          10
    (a) Details of the Bonds                                                                      10
    (b) Form of Bonds                                                                             10
    (c) Replacement of Bonds                                                                      20
    (d) Registration of Bonds in the Book-Entry Only System                                       20
    (e) Interest on Overdue Principal                                                             23
    (f) Cancellation and Destruction of Bonds                                                     23
  Section 302. Application of Bond Proceeds                                                       23
  Section 303. Bond Fund                                                                          23
  Section 304. Application of Moneys                                                              24
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
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
  Section 305. Payments by the Company                                                            25
    (a) Debt Service                                                                              25
    (b) Additional Payments                                                                       25
    (c) Unclaimed Moneys                                                                          25
    (d) Rebate                                                                                    25
    (e) Purchase Price                                                                            25
  Section 306. Unconditional Obligation                                                           26
  Section 307. Redemption of the Bonds                                                            26
    (a) Optional Redemption                                                                       26
    (b) Reserved                                                                                  27
    (c) Mandatory Taxability Redemption                                                           27
    (d) Notice to the Trustee                                                                     27
    (e) Payment of Redemption Price and Accrued Interest                                          28
    (f) Notice of Redemption                                                                      28
  Section 308. Investments                                                                        28
  Section 309. Tax Status of Bonds                                                                30
  Section 310. Paying Agent                                                                       31
  Section 311. Payment Procedure Pursuant to Bond Insurance Policy                                33
  Section 312. The Bond Insurer                                                                   35

ARTICLE IV. SPECIAL PROVISIONS RELATING TO AUCTION RATE SECURITIES                                35
  Section 401. Definitions                                                                        35
  Section 402. Orders by Existing Owners and Potential Owners                                     42
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                                       ii
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
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
  Section 403. Submission of Orders by Broker-Dealers to Auction Agent                            44
  Section 404. Determination of Auction Rate                                                      46
  Section 405. Allocation of Bonds                                                                47
  Section 406. Notice of Auction Rate                                                             49
  Section 407. Auction Index                                                                      50
  Section 408. Miscellaneous Provisions Regarding Auctions                                        51
  Section 409. Changes in Auction Period or Auction Date                                          52
  Section 410. Auction Agent                                                                      53
  Section 411. Qualifications of Auction Agent; Resignation; Removal                              53
  Section 412. Conversion                                                                         54
  Section 413. Credit Ratings                                                                     56
  Section 414. Mandatory Tender                                                                   56
    (a) Agreement to Tender                                                                       56
    (b) Purchase of Tendered Bonds                                                                56

ARTICLE V. SPECIAL PROVISIONS RELATING TO VARIABLE RATE AND FIXED RATE  MODES                     56
  Section 501. Definitions                                                                        56
  Section 502. Medium, Method and Place of Payment and Dating of Bonds                            64
  Section 503. Payment of Principal and Interest of Bonds; Acceptance of Terms and Conditions     65
  Section 504. Calculation and Payment of Interest; Change in Mode; Maximum Rate                  65
  Section 505. Determination of Flexible Rates and Interest Periods During Flexible Mode          66
  Section 506. Determination of Interest Rates During the Daily Mode and the Weekly Mode          66
  Section 507. Determination of Term Rates and Fixed Rates                                        67
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                                      iii
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
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    (a) Term Rates                                                                                67
    (b) Fixed Rates                                                                               67
  Section 508. Alternate Rates                                                                    67
  Section 509. Changes in Mode                                                                    68
    (a) Changes to Modes Other Than Fixed Rate Mode                                               68
    (b) Change to Fixed Rate Mode                                                                 70
    (c) Failure to Satisfy Conditions Precedent to a Mode Change                                  72
    (d) Recission of Election                                                                     72
  Section 510. Optional Redemption of Flexible Rate Bonds                                         72
  Section 511. Optional Redemption of Bonds in the Daily Mode or the Weekly Mode                  73
  Section 512. Optional Redemption of Bonds in the Term Rate or the Fixed Rate Mode               73
  Section 513. Optional Tenders of Bonds in the Daily Mode or the Weekly  Mode                    74
  Section 514. Mandatory Purchase on Mandatory Purchase Date                                      74
  Section 515. Remarketing of Bonds; Notices                                                      75
    (a) Remarketing of Bonds                                                                      75
    (b) Notice of Remarketing; Registration Instructions; New Bonds                               75
    (c) Draw on Liquidity Facility                                                                75
  Section 516. Source of Funds for Purchase of Bonds                                              76
  Section 517. Delivery of Bonds                                                                  76
  Section 518. Book-Entry Tenders                                                                 77
  Section 519. No Book-Entry System                                                               78
  Section 520. No Purchases or Sales After Credit Provider or Liquidity Provider Failure          78
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                                       iv
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
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  Section 521. Credit Enhancement and Liquidity Facility                                          79
  Section 522. Purchase Fund                                                                      80
    (a) Remarketing Proceeds Account                                                              80
    (b) Liquidity Facility Purchase Account                                                       80
    (c) Company Purchase Account                                                                  80
    (d) Investment                                                                                80
  Section 523. Inadequate Funds for Tenders                                                       80
  Section 524. Appointment of Remarketing Agent                                                   81

ARTICLE VI. THE PROJECT                                                                           82
  Section 601. Company not to Impair Tax Status; Use of Project Facilities                        82
  Section 602. Qualification of Project Facilities                                                82
  Section 603. Reserved                                                                           82
  Section 604. Reserved                                                                           82
  Section 605. Disposition and Use of Project Facilities                                          82

ARTICLE VII. ADDITIONAL COVENANTS OF THE COMPANY                                                  83
  Section 701. Existence and Good Standing; Merger; Consolidation                                 83
  Section 702. Indemnification by the Company                                                     83
  Section 703. Continuing Disclosure                                                              83

ARTICLE VIII. DEFAULT AND REMEDIES                                                                84
  Section 801. Default                                                                            84
  Section 802. Remedies for Events of Default                                                     85
    (a) Acceleration                                                                              85
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                                       v
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
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    (b) Rights as a Secured Party                                                                 86
  Section 803. Court Proceedings                                                                  86
  Section 804. Revenues after Default                                                             86
  Section 805. Rights of Bondowners                                                               86
  Section 806. Performance of Company's Obligations                                               87
  Section 807. Remedies Cumulative; No Waiver                                                     87
  Section 808. Rights of Bond Insurer                                                             87

ARTICLE IX. THE TRUSTEE                                                                           88
  Section 901. Corporate Organization, Authorization and Capacity                                 88
  Section 902. Rights and Duties of the Trustee                                                   88
    (a) Moneys to be Held in Trust                                                                88
    (b) Accounts                                                                                  88
    (c) Performance of the Authority's Obligations                                                88
    (d) Responsibility                                                                            88
    (e) Limitations on Actions                                                                    89
    (f) Financial Obligations                                                                     89
    (g) Registration Books                                                                        89
    (h) Ownership of Bonds                                                                        90
    (i) No Surety Bond                                                                            90
    (j) Requests by the Company                                                                   90
    (k) Trustee as Holder of Series J First Mortgage Bonds                                        90
  Section 903. Fees and Expenses of the Trustee                                                   90
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                                       vi
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
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  Section 904. Resignation or Removal of Trustee                                                  90
  Section 905. Successor Trustee                                                                  91

ARTICLE X. THE AUTHORITY                                                                          92
  Section 1001. Limited Obligation                                                                92
  Section 1002. Rights and Duties of the Authority                                                92
    (a) Remedies of the Authority                                                                 92
    (b) Limitations on Actions                                                                    92
    (c) Responsibility                                                                            93
  Section 1003. Expenses of the Authority                                                         93
  Section 1004. Matters to be Considered by Authority                                             93
  Section 1005. Actions by Authority                                                              94

ARTICLE XI. THE BONDOWNERS                                                                        94
  Section 1101. Action by Bondowners                                                              94

ARTICLE XII. AMENDMENTS AND MISCELLANEOUS                                                         95
  Section 1201. Amendments                                                                        95
    (a) Without Bondowners Consent                                                                95
    (b) With Bondowners Consent                                                                   96
  Section 1202. Notices                                                                           97
  Section 1203. Agreement Not for the Benefit of Other Parties                                    97
  Section 1204. Severability                                                                      98
  Section 1205. Counterparts                                                                      98
  Section 1206. Captions                                                                          98
  Section 1207. Governing Law                                                                     98
  Section 1208. Payment Date Not a Business Day                                                   98

EXHIBIT A THE PROJECT FACILITIES                                                                  A-1

EXHIBIT B SERIES B SEABROOK POLLUTION CONTROL FACILITIES AGREEMENT                                B-1

                     ARTICLE I. INTRODUCTION AND DEFINITIONS

      Section 101. Description of the Agreement and the Parties. This SERIES B LOAN AND TRUST AGREEMENT (the "Agreement") is entered into as of October 1, 2001 by the Business Finance Authority of the State of New Hampshire (with its successors, the "Authority" and formerly The Industrial Development Authority of the State of New Hampshire), a body corporate and politic created under New Hampshire RSA 162-A:3; Public Service Company of New Hampshire (with its successors, the "Company"), a New Hampshire corporation; and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (with its successors, the "Trustee"). This Agreement is a financing document combined with a security document as one instrument in accordance with New Hampshire RSA Chapter 162-I (the "Act") and relates to industrial facilities as defined in Paragraphs 2, VII(d) and (e) of the Act and located in the Town of Seabrook, Rockingham County, New Hampshire.

      This Agreement provides for the following transactions:

      (a) the Authority's issue of the Bonds;

      (b) the Authority's loan of the proceeds of the Bonds to the Company to refund a portion of the outstanding balance of the Authority's $112,500,000 7.65% Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project--1991 Tax-Exempt Series C) (the "1991 Series C Bonds") which 1991 Series C Bonds were originally issued for the purpose of financing the acquisition, construction and installation of the Project Facilities;

      (c) the Company's repayment of the loan of Bond proceeds from the Authority through payment to the Trustee of all amounts necessary to pay the Bonds issued by the Authority;

      (d) the Company's agreement to evidence and secure its repayment obligations hereunder by the issuance of the Series J First Mortgage Bonds; and

      (e) the Authority's assignment to the Trustee in trust for the benefit and security of the Bondowners and the Bond Insurer of the Authority's rights in respect of the loan to the Company hereunder, including repayment of the loan to be received from the Company.

      In consideration of the mutual promises contained in this Agreement, the rights conferred and the obligations assumed hereby, and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Authority and the Trustee agree, assign, covenant, grant, pledge, promise, represent and warrant as set forth herein for their own benefit and for the benefit of the Bondowners and the Bond Insurer.

      Section 102. Definitions.

      (a) Words. In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

            (i) "Act" has the meaning set forth in Section 101.

            (ii) "Auction Rate Mode" means the mode during which the Bonds bear interest at an Auction Rate.

            (iii) "Authority's Service Charge" means payment to the Authority for its own use of .375% of the principal amount of the Bonds payable on the date of the issue of the Bonds and an additional .375% of the then Outstanding principal balance of the Bonds payable on the date which is three years from the date of the issue of the Bonds.

            (iv) "Bond Counsel" means Palmer & Dodge LLP or such other nationally recognized bond counsel selected by the Company and reasonably satisfactory to the Trustee and the Bond Insurer.

            (v) "Bond Fund" means the fund established under Section 303.

            (vi) "Bond Insurance Agreement" means the Reimbursement and Indemnity Agreement dated as of December 19, 2001, between the Company and the Bond Insurer.

            (vii) "Bond Insurance Policy" means the financial guaranty insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

            (viii) "Bond Insurer" means MBIA Insurance Corporation, a New York stock insurance company.

            (ix) "Bond Insurer Default" has the meaning defined in Section
      808(b).

            (x) "Bond Insurer Event of Insolvency" means the institution of a proceeding in a court having jurisdiction in the premises seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect of the Bond Insurer and the continuance of such proceeding for a period of sixty (60) consecutive days or such court enters an order granting the relief sought in such proceeding and such order is not reversed or action thereunder stayed within sixty (60) days of such entry.

            (xi) "Bondowners", "owners" or words of similar import means the registered owners of the Bonds from time to time as shown in the books kept by the Trustee as bond registrar, except that wherever appropriate the term "owners" shall mean the owners of the Bonds for federal income tax purposes.

            (xii) "Bonds" means the $89,250,000 principal amount of the Business Finance Authority of the State of New Hampshire Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project - 2001 Tax-Exempt Series B) dated the date of delivery and substantially in the form set forth in Subsection 301(a) and any bond or bonds duly issued in exchange or replacement therefor.

            (xiii) "Book-Entry Only System" means the system of registration of the Bonds described in Subsection 301(d).

            (xiv) "Business Day" means a day other than a Saturday or Sunday and on which banks in each of the cities in which the principal offices of the Trustee, the First Mortgage Bond Trustee, the Remarketing Agent, if any, and the Paying Agent and the office of the Liquidity Provider at which draws on a Liquidity Facility, if any, are made are located are not required or authorized to remain closed and on which the New York Stock Exchange or the payment system of the Federal Reserve System is not closed.

            (xv) "Company Bonds" shall have the meaning set forth in Section 305(e).

            (xvi) "Company Representative" means the person or persons at the time designated to act on behalf of the Company in a written certificate (or any alternate or alternates at the time so designated) furnished to the Trustee, containing the specimen signature of such person or persons and signed on behalf of the Company by its Chairman, Vice Chairman, President, Chief Financial Officer, Treasurer, any Assistant Treasurer, or any Vice President.

            (xvii) "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement between the Company and the Trustee dated the date of issuance and delivery of the Bonds as originally executed and as it may be amended from time to time in accordance with its terms.

            (xviii) "Debt Service" means all money payable to the Bondowners in accordance with the terms hereof and of the Bonds including (i) principal,
      (ii) interest and (iii) any premium.

            (xix) "Default" has the meaning given such term in Section 801.

            (xx) "Event of Default" has the meaning given such term in Section 801.

            (xxi) "Facilities Agreement" has the meaning given to it in Section 605.

            (xxii) "Federal Tax Statement" means the Statement as to Tax Exempt Status of Bonds executed by the Company in connection with the original issuance of the Bonds and delivered to the Trustee.

            (xxiii) "First Mortgage Bond Indenture" means the First Mortgage Indenture dated as of August 15, 1978, as amended, and the Twelfth Supplemental Indenture thereto dated as of December 1, 2001 between the Company and First Union National Bank, successor to First Fidelity Bank, National Association, New Jersey, as Trustee, as amended and supplemented from time to time.

            (xxiv) "First Mortgage Bond Trustee" means the trustee under the First Mortgage Bond Indenture.

            (xxv) "IRC" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            (xxvi) "Loan" has the meaning given such term in Section 201.

            (xxvii) "Maximum Rate" means the lesser of fourteen percent (14%) per annum (or such separate rates for Bonds and Liquidity Provider Bonds as may be provided for by amendment to this Agreement) and the maximum rate of interest permitted by applicable law.

            (xxviii) "MBIA" means MBIA Insurance Corporation, the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company, as Bond Insurer.

            (xxix) "Moody's" means Moody's Investors Service, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company after consultation with the Remarketing Agent.

            (xxx) "NAEC" means North Atlantic Energy Corporation, a New Hampshire corporation and an affiliate of the Company.

            (xxxi) "1954 Code" means the Internal Revenue Code of 1954, as amended, as applicable to the Bonds and the Project Facilities.

            (xxxii) "Outstanding", when used to modify Bonds, refers to Bonds issued, authenticated, and delivered under this Agreement, excluding: (i) Bonds which have been exchanged or replaced; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which moneys have been duly provided; and (iv) Bonds with respect to which this Agreement has been defeased pursuant to Section 204.

            (xxxiii) "Paying Agent" means State Street Bank and Trust Company, as Paying Agent under this Agreement and its successors in such capacity.

            (xxxiv) "Permitted Investments" has the meaning given such term in
      Section 308.

            (xxxv) The word "person" means any individual or entity so recognized by law.

            (xxxvi) "Project Costs" means the Company's cost of acquisition or construction and installation of the Project Facilities which are "project costs" within the meaning of Paragraph 2, IX of the Act, including, but not limited to, the cost of issuing the Bonds, obtaining professional and advisory services, and certain interest on the Bonds, which may be paid from Bond proceeds pursuant to the Act.

            (xxxvii) "Project Facilities" means the Company's former ownership share of the sewage or solid waste disposal and air or water pollution control facilities at the Station as of the date of issuance of the Bonds described generally in the attached Exhibit A.

            (xxxviii) "Refunding Trust Agreement" means the Refunding Trust Agreement, among the Authority, the Company and State Street Bank and Trust Company, as trustee for the 1991 Series C Bonds, dated as of October 1, 2001.

            (xxxix) "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "S&P" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company after consultation with the Remarketing Agent.

            (xl) "Seabrook Transfer" means each of the transfer by the Company of its interest in the Station (including the Project Facilities) to NAEC, as of June 5, 1992, the proposed transfer by NAEC of such interest to an unaffilated party pursuant to an order of the New Hampshire Public Utilities Commission and any subsequent transfer of such interest.

            (xli) "Seabrook Transferee" means each of NAEC, any subsequent owner or owners of the Project Facilities pursuant to a Seabrook Transfer, and its or their successors.

            (xlii) "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Bonds.

            (xliii) "Series J First Mortgage Bonds" means the $89,250,000 in aggregate principal amount First Mortgage Bonds, Series J issued by the Company and delivered to the Trustee pursuant to Section 201 of this Agreement and the First Mortgage Bond

      Indenture to evidence and secure the Company's obligation to repay the Loan.

            (xliv) "Station" means Unit No. 1 of the nuclear electric generating plant located in Seabrook, New Hampshire, of which the Company is a joint owner.

            (xlv) "Trustee" means the State Street Bank and Trust Company, as trustee under this Agreement and its successors in such capacity.

            (xlvi) "UCC" means the New Hampshire Uniform Commercial Code (New Hampshire Revised Statutes Annotated Chapter 382-A).

            (xlvii) "Variable Rate Mode" means the Daily Mode, Weekly Mode, Flexible Mode or Term Rate Mode (all as defined in Section 501).

      Except in the Bonds, "here" in such words as "hereby", "herein", "hereof" or "hereunder" means this Agreement as a whole rather than the particular section, subsection, paragraph, subparagraph, clause or subclause in which the word appears; and in the Bonds it refers thereto.

      (b) Number and Gender. Wherever appropriate (1) the singular and plural forms of words and (2) words of different gender shall, within those respective classifications, be deemed interchangeable.

      (c) Use of Examples. When a condition, class, category, circumstance or other concept is described in general terms herein and a list of possible examples or components of what has been described generally is associated with that description, and regardless of whether the words "include" or "including" or the like are also used, the listing shall be deemed illustrative only and shall not be construed as excluding other possible examples or components or as otherwise limiting the generality of the description in any way.

          ARTICLE II. LOAN OF BOND PROCEEDS; THE ASSIGNMENT AND PLEDGE

      Section 201. Loan of Bond Proceeds; Issue of First Mortgage Bonds. The Authority shall issue the Bonds pursuant to the Act in the amount, in the form, and with the terms provided herein, and shall loan to the Company such amount (the Loan) to refinance Project Costs as hereinafter provided. The Company agrees to repay the Loan of the aggregate principal amount of the Bonds in the amounts and at the times necessary to pay principal of, premium, if any, and interest on the Bonds by making the payments required under Section 305, and to evidence and secure the Company's obligation to do so, the Company shall issue and deliver to the Trustee a like aggregate principal amount of its Series J First Mortgage Bonds in the form set forth in the First Mortgage Bond Indenture. Upon payment of the principal of and premium, if any, on any of the Bonds and payment of all accrued interest in connection therewith, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Section 204, Series J First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of the Bonds so paid, or for the payment of which such provision has been made, shall be deemed fully paid and the obligations of the Company thereunder terminated as provided in the First Mortgage Indenture and shall be surrendered by the Trustee to the First Mortgage Bond Trustee for cancellation. The Trustee shall promptly notify the First Mortgage Bond Trustee by telephone, confirmed in writing, of any default in the payment of principal of, and premium, if any, and interest on the Bonds, and shall promptly notify the First Mortgage Bond Trustee by telephone, confirmed in writing of any payment of principal of and premium, if any, and interest (other than payment of regularly scheduled interest) on the Bonds, or if the Bonds have been paid or deemed paid, defeased, redeemed, retired, surrendered or canceled. In accordance with the terms thereof, the Series J First Mortgage Bonds shall be issued to and registered in the name of the Trustee and shall not be sold, assigned, pledged or transferred, except to effect transfer to any successor Trustee hereunder. The Series J First Mortgage Bonds shall have a principal amount, an interest rate, a maturity date and redemption provisions corresponding to the Bonds. Payments of principal of and premium, if any, and interest on the Series J First Mortgage Bonds shall upon receipt by the Trustee be deemed to constitute payments of corresponding amounts by the Company in respect of the Bonds pursuant to Subsection 305(a).

      Section 202. Assignment and Pledge of the Authority. The Authority, for consideration paid as hereinabove acknowledged, hereby irrevocably assigns and pledges to the Trustee in trust for the security of the Bondowners upon the terms hereof all of the Authority's right, title and interest in (i) respect of the Loan and all payments thereon, (ii) all moneys and securities held by the Trustee for deposit in, or deposited in, the Bond Fund and investment earnings thereon, (iii) the Series J First Mortgage Bonds, all bonds issued in replacement thereof or in exchange or substitution therefor and all payments on, and proceeds of, the foregoing, and (iv) any collateral security for, and all proceeds of, any of the foregoing. The Trustee shall hold (a) all the rights, title and interest received under this section and (b) all payments (exclusive of funds to which the Trustee is entitled in its own right as fees, reimbursement, indemnity or otherwise) received from the Company or derived from the exercise of the Authority's powers hereunder (which shall include all payments under Subsection 305(a)) and in respect of the Series J First Mortgage

Bonds in trust for the security of the Bondowners in accordance with the provisions hereof.

      Section 203. Further Assurance. The Company and the Authority shall from time to time execute, deliver and record and file such instruments as may be necessary to perfect or to maintain or continue the perfection of, or as the Trustee may reasonably require to confirm, perfect or maintain the security created hereby and the assignment and pledge of rights hereunder.

      Section 204. Defeasance. When there are in the Bond Fund sufficient funds, or non-callable and non-prepayable obligations issued by, or the full and timely payment of which are guaranteed by, the United States of America, in such principal amount, bearing interest at such rates and with such maturities as will provide, without reinvestment, sufficient amounts to pay principal or Purchase Price of, premium, if any, and interest on the Bonds as and when such amounts become due and, prior to the Fixed Rate Conversion Date or change to the Fixed Rate, as applicable, to pay the Purchase Price thereof whenever the same may be payable, as determined through a verification report or computation, which may be prepared by the Company, and when all the rights hereunder of the Authority and the Trustee have been provided for (1) the Bondowners will cease to be entitled to any right, benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights set forth below or which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, (2) the security interests created by this Agreement (except in such funds and investments) shall terminate, and (3) the Authority and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that, if within ninety (90) days of such deposit, the Bonds are not to be redeemed in full prior to maturity or paid in full at maturity, the Trustee and the Bond Insurer shall have received on the date of the deposit an opinion of Bond Counsel to the effect that such deposit and the investment thereof will not affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes; and provided further that if any Bonds are to be redeemed prior to the maturity thereof, such Bonds shall have been duly called for redemption or irrevocable instructions for such a call shall have been given to the Trustee. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for such purpose. The Trustee shall cause to be mailed to all Bondowners within fifteen (15) days of the conditions of this section being met in the manner herein specified for redemption of Bonds a notice stating that such conditions have been met and that the lien of this Agreement has been discharged, and, if the Bonds are to be redeemed prior to maturity, specifying the date of redemption and the redemption price. Any funds or property held by the Trustee for payment of the Bonds under this section and not required for such payment shall (unless there is an Event of Default hereunder, in which case they shall be applied as provided in Section 604), after satisfaction of all the rights of the Authority and the Trustee, and payment of the rebate, if any, due to the United States of America under IRC ss.148(f), and upon such indemnification, if any, as the Authority or the Trustee may reasonably require, be distributed to the Company. If Bonds are not presented for final payment when due and moneys are available in the hands of the Trustee therefor, the Trustee shall, without liability for interest thereon, continue to hold the moneys held for that purpose subject to

Subsection 305(c), and interest shall cease to accrue on the principal amount represented thereby.

      When there are in the Bond Fund funds or securities as described in the preceding paragraph as are sufficient to pay principal or Purchase Price of, premium, if any, and interest on, some but not all of the Bonds in full as and when such amounts become due and all of the other conditions in the preceding paragraph have been met with respect to such Bonds, the particular Bonds (or portions thereof) for which such provision for payment shall have been considered made shall be selected by lot by the Trustee (or, if the Bonds are then registered to CEDE & CO. and the Book-Entry Only System is then in effect, by The Depository Trust Company) and thereupon the Trustee and the Authority shall take similar action to release the security interests created by this Agreement in respect of such Bonds (except in such funds or securities and investments thereon), subject however to compliance with the applicable conditions set forth in the provisos above.

      Notwithstanding the foregoing, those provisions relating to the maturity of Bonds, interest payments and dates thereof and the Trustee's remedies with respect thereto, and provisions relating to exchange, transfer and registration of Bonds, replacement and cancellation of Bonds, the holding of moneys in trust and the duties of the Trustee in connection with all of the foregoing and the fees, expenses and indemnities of the Trustee and the Authority, shall remain in full force and effect and shall be binding upon the Trustee, the Authority, the Company and the Bondowners notwithstanding the release and discharge of this Agreement and the lien on the Series J First Mortgage Bonds until the Bonds have been actually paid in full.

      Notwithstanding anything herein to the contrary, if moneys or governmental obligations have been deposited or set aside with the Trustee pursuant to the provisions of this Section 204 and the principal of, premium, if any, and interest on the Bonds shall not, in fact, have been actually paid in full, no amendment to the provisions of this Section 204 will be made without the consent of the owner of each of the Bonds affected thereby.

      Subject to Section 808(b), any defeasance of the Bonds shall require the prior written consent, which consent shall not be unreasonably withheld, of the Bond Insurer.

      Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by the Bond Insurer pursuant to the Bond Insurance Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge hereunder and all covenants, agreements and other obligations of the Company to the registered owners of the Bonds shall continue to exist and shall run to the benefit of the Bond Insurer, and the Bond Insurer shall be subrogated to the rights of such Bondowners.

                           ARTICLE III. THE BORROWING

      Section 301. The Bonds.

      (a) Details of the Bonds. The Bonds shall be issued in fully registered form and shall be numbered from 1 upwards in the order of their issuance or in any other manner deemed appropriate by the Paying Agent and the Authority. The Bonds shall be initially in the denomination of $25,000 or any integral multiple thereof prior to the Conversion Date and thereafter in Authorized Denominations as defined in Section 501. The Bonds shall be dated the date of original delivery thereof, and interest shall accrue from that date. The interest on Bonds until they come due shall be payable on the interest payment dates applicable to the Mode the Bonds are in from time to time; provided, however, that Liquidity Provider Bonds shall bear interest as described in Section 503. The Bonds shall be initially in the Auction Rate Mode. Bonds shall be signed on behalf of the Authority by the manual or facsimile signature of any two of the Chairman, Vice Chairman, Treasurer, and Executive Director and the corporate seal of the Authority or a facsimile thereof shall be engraved or otherwise reproduced thereon. The Certificate of Authentication of the Trustee shall be manually signed on behalf of the Trustee. No bonds shall be issued under this Agreement other than the Bonds. In case any officer of the Authority whose manual or facsimile signature shall appear on any Bonds shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

      The Bonds shall mature on May 1, 2021 and shall bear interest as provided in this Agreement for the Mode they are in from time to time. The Bonds are subject to redemption and optional and mandatory tender for purchase all as described in Articles IV and V of this Agreement and the form of Bonds.

      (b) Form of Bonds. (i) The Bonds initially shall be issued in substantially the following form:

      Unless this bond is presented by an authorized representative of The Depository Trust Company, a New York Company ("DTC"), to the Authority (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Registered No. R                                                    $___________

                            UNITED STATES OF AMERICA
                             STATE OF NEW HAMPSHIRE
                       BUSINESS FINANCE AUTHORITY OF THE
                             STATE OF NEW HAMPSHIRE
                         Pollution Control Revenue Bond
               (Public Service Company of New Hampshire Project--
                           2001 Tax-Exempt Series B)

CUSIP:  64468C AU 8

INITIAL INTEREST RATE: 1.55%

INITIAL PERIOD:  December 19, 2001 through and including January 22, 2002

MATURITY DATE:  May 1, 2021

DATE OF THIS BOND:   December 19, 2001
                     (Date as of which Bonds of this
                     series were initially issued)

MODE:   Auction Rate
        (as of Date of Registration)

REGISTERED OWNER:  CEDE & CO.

DATE OF REGISTRATION:

PRINCIPAL AMOUNT:                                                        DOLLARS

      THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OF THE STATE OF NEW HAMPSHIRE OR OF THE AUTHORITY EXCEPT TO THE EXTENT PERMITTED BY NEW HAM-PSHIRE RSA CHAPTER 162-I. ALL AMOUNTS OWED HEREUNDER ARE PAYABLE ONLY FROM THE SOURCES PROVIDED IN THE LOAN AND TRUST AGREEMENT DESCRIBED BELOW, AND NO PUBLIC FUNDS MAY BE USED FOR THAT PURPOSE.

            The Business Finance Authority of the State of New Hampshire (the "Authority"), for value received, promises to pay to the REGISTERED OWNER, or registered assigns, but solely from the moneys to be provided under the Agreement mentioned below, upon presentation and surrender hereof, in lawful money of the United States of America, the PRINCIPAL AMOUNT on the MATURITY DATE, unless paid earlier as provided below, with interest from the most recent Interest Payment Date (as defined in the Agreement) to which interest has been paid or duly provided for or, if no interest has been paid, from the DATE OF THIS BOND, as the rates determined as set forth below, payable on each Interest Payment Date.

      This bond is one of a series of Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project-2001 Tax-Exempt Series B) (the "Bonds") in the aggregate principal amount of $89,250,000 issued under New Hampshire Chapter RSA 162-I (the "Act"). The proceeds of the Bonds are being loaned to Public Service Company of New Hampshire (the "Company"), a New Hampshire corporation, pursuant to a Series B Loan and Trust Agreement (the "Agreement") dated as of October 1, 2001 among the Company, the Authority and the Trustee to refinance certain costs associated with the Company's prior ownership interest in air or water pollution control and sewage or solid waste disposal facilities installed for use by Unit No. 1 at the nuclear electric generating station (the "Station") in Seabrook, New Hampshire (the "Project Facilities"). Pursuant to the Agreement, the Company has unconditionally agreed to repay such loan in the amounts and at the times necessary to pay the principal of, premium, if any, and interest on the Bonds when due. To evidence and secure such loan the Company has issued and delivered to the Trustee its First Mortgage Bonds, Series J (the "Series J First Mortgage Bonds") issued under the First Mortgage Indenture dated as of August 15, 1978, as amended, and the Twelfth Supplemental Indenture thereto dated as of December 1, 2001 between the Company and First Union National Bank, successor to First Fidelity Bank, National Association, New Jersey, as Trustee (as amended and supplemented from time to time, the "First Mortgage Bond Indenture") in an aggregate principal amount and with an interest rate, maturity date and redemption provisions corresponding to those of the Bonds. As provided in the Agreement, payments of principal of, and premium, if any, and interest on the Series J First Mortgage Bonds shall, upon receipt by the Trustee, be deemed to constitute payments in corresponding amounts by the Company in respect of the Bonds. Reference is hereby made to the Agreement for the provisions thereof with respect to the rights, limitations of rights, duties, obligations and immunities of the Company, the Authority, the Trustee and the Bondowners, including the order of payments in the event of insufficient funds, the disposition of unclaimed moneys held by the Trustee and restrictions on the rights of owners of the Bonds to bring suit. The Agreement may be amended to the extent and in the manner provided therein. Copies of the Agreement are available for inspection at the corporate trust office of the Trustee. Unless otherwise defined herein, capitalized terms shall have the meanings given them in the Agreement.

      If an Event of Default (as defined in the Agreement) occurs and is continuing, the Trustee may, and upon the written request of Bondowners of at least 25% in principal amount of the Bonds outstanding shall, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable in accordance with the Agreement. The Bondowners shall have no right to institute any proceeding or pursue any other remedy to enforce the Bonds or the covenants of the Company under the Agreement except as provided therein.

      The Bonds shall be issued initially in the Auction Rate Mode. This bond is initially issued in a thirty-five day Auction Period. At the option of the Company and upon certain terms and conditions provided for in the Agreement, this bond may at any time be converted to a daily, seven-day, 28-day, 35-day, three-month or six-month Auction Period or a Special Auction Period or converted to a Variable Rate Mode or to Fixed Rate Indebtedness, all as provided in the Agreement. Until conversion to the Daily Mode, Weekly Mode, Flexible Mode, Term Rate Mode or Fixed Rate Mode as provided below, this bond shall bear interest at an Auction Rate. The Auction Rate shall be the rate of interest determined by the auction agent designated as provided in the Agreement (herein, with its successors, the "Auction Agent") for each Auction

Period or Special Auction Period, as defined below, pursuant to the Auction Procedures. In no event may the Auction Rate exceed the Maximum Auction Rate (as defined in the Agreement, initially the lesser of fourteen percent (14%) per annum or the maximum rate permitted by applicable law). The Bonds shall bear interest during the INITIAL PERIOD at the INITIAL INTEREST RATE. Thereafter, the Auction Agent shall redetermine the Auction Rate for each Auction Period as provided in the Agreement. The amount of interest due on any Interest Payment Date shall be the amount of unpaid interest accrued on this bond through the day preceding such Interest Payment Date or, if such Interest Payment Date is not a Business Day, through the day preceding the first Business Day succeeding such Interest Payment Date. The Auction Rate and the applicable auction procedures shall be as set forth in the Agreement, to which specific reference is made and which provisions are specifically incorporated herein by reference.

      Upon conversion or reconversion to a Variable Rate Mode or the Fixed Rate Mode, this bond is subject to mandatory tender for purchase as described below. Each conversion of the Bonds from the Auction Mode to another Mode shall be subject to the conditions set forth herein and in the Agreement. In the event that the conditions for a proposed conversion from the Auction Rate Mode to a new Mode are not met (i) such new Mode shall not take effect on the proposed conversion date, notwithstanding any prior notice to the Bondowners of such conversion and (ii) the next Auction Period shall be a seven-day Auction Period and the Auction Rate shall be the Maximum Auction Rate. In no event shall the failure of this bond to be converted to another Mode be deemed to be a default or an Event of Default (as defined in the Agreement).

      Each determination and redetermination of the Auction Rate shall be conclusive and binding on the Authority, the Trustee, the Paying Agent, the Bond Insurer, the Company and the Bondowners.

      While this bond is in the Auction Rate Mode in a daily, seven-day, 28-day, 35-day or three-month Auction Period or Special Auction Period of 180 days or less, interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. While this bond is in the Auction Rate Mode in a six-month Auction Period or Special Auction Period of more than 180 days, interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. From and after the date on which this bond becomes due, any unpaid principal will bear interest at the then effective interest rate until paid or duly provided for.

      Principal and interest on this bond is payable while this bond is in the Auction Rate Mode, by check mailed to the REGISTERED OWNER hereof, or by wire or bank transfer within the continental United States of America of immediately available funds to any REGISTERED OWNER of $1,000,000 or more in principal amount of the Series Bonds upon written request of such REGISTERED OWNER received by the Trustee not less than five days prior to the record date, determined as of the close of business on the applicable record date, at its address as shown on the registration books maintained by the Paying Agent. The Purchase Price of Bonds tendered for purchase shall be paid as provided below.

      The record date for payment of interest while this bond is in an Auction Rate Period other than a daily Auction Period is the second Business Day preceding the date on which interest is to be paid, and during a daily Auction Period, the last Business Day of the month preceding the date on which interest is to be paid.

      AFTER THE FIXED RATE CONVERSION DATE, THE REGISTERED OWNER SHALL HAVE NO RIGHT TO TENDER THIS BOND FOR PURCHASE.

      This bond is subject to mandatory tender for purchase at a price of par plus accrued interest, if any, to the Purchase Date, on the Conversion Date from the Auction Rate Mode to another Mode. Notice of mandatory tender shall be given or caused to be given by the Trustee in writing to the REGISTERED OWNER at least fifteen (15) days (or, if this bond is then in a six-month Auction Period or a Special Auction Period of more than 180 days, 30 days) prior to the mandatory Purchase Date. The owner of this bond, by acceptance hereof, agrees to sell and surrender this bond at such price to any purchaser determined in accordance with the provisions of the Agreement in the event of such mandatory tender and, on such Purchase Date, to surrender this bond to the Paying Agent for payment of the Purchase Price. From and after the Purchase Date, no further interest on this bond shall be payable to the REGISTERED OWNER, provided that there are sufficient funds available on the Conversion Date to pay the purchase price. All notices of tender of Bonds and deliveries of Bonds subject to mandatory tender shall be made to the Paying Agent at 2 Avenue de Lafayette, Boston, MA 02111,
Attention: Corporate Trust Department.

      The Purchase Price of Bonds in the Auction Rate Mode tendered for purchase is payable by wire or bank transfer within the continental United States of America in immediately available funds from the Paying Agent to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. If on any date this bond is subject to mandatory tender for purchase, payment of the Purchase Price of this bond to such owner shall be made on the Purchase Date if presentation and surrender of this bond is made prior to 1:00 P.M., New York City time, or on the next Business Day without any additional accrued interest if presentation and surrender of this bond made after 1:00 P.M., New York City time.

      This bond is also subject to optional redemption at 100% of the principal amount so redeemed plus accrued interest to the redemption date prior to the Fixed Rate Conversion Date at the direction of the Company in whole or in part on any Interest Payment Date immediately following the last day of an Auction Period during an Auction Rate Period; provided that in the event of any partial redemption of the Bonds prior to the Fixed Rate Conversion Date, the aggregate principal amount so redeemed shall be an integral multiple of $25,000 and the aggregate principal amount of the Bonds of this series bearing interest at an Auction Rate that will remain Outstanding shall be at least $10,000,000 unless otherwise consented to by the Broker-Dealer.

      The Bonds are subject to mandatory redemption at any time at a redemption price of 100% of the principal amount of the Bonds so redeemed plus accrued interest to the redemption date in the event (i) the Company delivers to the Trustee an opinion of nationally recognized bond counsel selected by the Company and reasonably satisfactory to the Trustee ("Bond Counsel") stating that interest on the Bonds is or will become includable in gross income of the owners thereof for federal income tax purposes, or (ii) it is finally determined by the Internal Revenue Service or a court of competent jurisdiction, as a result of (A) a proceeding in which the Company has participated or been given notice and an opportunity to participate, and (B) either a failure by the Company or the Seabrook Transferee (as defined in the Agreement) to observe any covenant or agreement undertaken in or pursuant to the Agreement or a Seabrook Transfer (as defined in the Agreement), or the inaccuracy of any representation made by the Company or the Seabrook Transferee in or pursuant to the Agreement or a Seabrook Transfer, that interest payable on the Bonds is includable for federal income tax purposes in the gross income of any owner thereof (other than an owner which is a substantial user or a related person within the meaning of Section 147(a) of the Internal Revenue Code of
1986). Any determination under clause (ii) above will not be considered final for this purpose until the earliest of the conclusion of any appellate review, the denial of appellate review or the expiration of the period for seeking appellate review. Redemption under this paragraph shall be in whole unless not later than forty-five (45) days prior to the redemption date the Company delivers to the Trustee an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any such redemption shall be made on the 60th day after the date on which the opinion described in clause (i) is delivered or the determination described in clause (ii) becomes final or on such earlier date as the Company may designate by notice given to the Trustee at least forty-five
(45) days prior to such designated date. If such redemption shall occur in accordance with the terms of the Agreement, then such failure by the Company or the Seabrook Transferee to observe such covenant or agreement, or the inaccuracy of any such representation will not, in and of itself, constitute a default thereunder.

      If the Trustee receives written notice from any Bondowner stating that (i) such Bondowner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on the Bonds in the gross income of such owner for federal income tax purposes, or any other proceeding has been instituted against such owner which may lead to a like determination, and (ii) such owner will afford the Company the opportunity to participate at its own expense in the proceeding, either directly or in the name of such owner, until the conclusion of any appellate review, and the Trustee has examined such written notice and it appears to be accurate on its face, then the Trustee shall promptly give notice thereof to the Company, the Authority, and each Bondowner whose Bonds may be affected. The Trustee shall thereafter keep itself reasonably informed of the progress of any administrative proceedings or litigation relating to such notice. Under the Agreement the Company is required to give the Trustee written notice of such a final determination within forty-five (45) days of such final determination.

      If less than all of the outstanding Bonds are to be called for redemption, the Bonds or portions thereof to be redeemed will be selected by the Trustee by lot or in any customary manner as determined by the Trustee in units of $25,000, provided that for so long as CEDE & CO., as nominee of the Depository Trust Company ("DTC"), is the REGISTERED OWNER and the Book-Entry Only System (as defined in the Agreement) is in effect, the particular Bonds or portions thereof to be redeemed shall be selected by DTC, in such manner as DTC may determine.

      In the event this bond (or any portion thereof) is selected for redemption prior to the Fixed Rate Conversion Date, notice will be mailed by the Trustee no fewer than 15 days (and no fewer than 30 days when this bond is in a six-month Auction Period or a Special Auction Period of 180 days or more) prior to the redemption date to the REGISTERED OWNER. Failure to mail notice to the owner of any other Bond or any defect in the notice to such other owner shall not affect the redemption of this bond.

      The Trustee shall give or cause to be given notice of any redemption of this bond as provided above to the REGISTERED OWNER at its address shown on the registration books maintained by the Paying Agent. A certificate of the Trustee shall conclusively establish the mailing of any such notice for all purposes. Notice of redemption having been duly mailed, this bond, or the portion called for redemption, will become due and payable on the redemption date at the applicable redemption price and, moneys for the redemption having been deposited with the Paying Agent, from and after the date fixed for redemption, interest on this bond (or such portion) will no longer accrue.

      IN CERTAIN CIRCUMSTANCES SET OUT HEREIN, THIS BOND (OR PORTION THEREOF) IS SUBJECT TO PURCHASE OR REDEMPTION, IN EACH CASE UPON NOTICE TO OR FROM THE OWNER HEREOF AS OF A DATE PRIOR TO SUCH PURCHASE OR REDEMPTION. IN EACH SUCH EVENT AND UPON DEPOSIT OF THE PURCHASE OR REDEMPTION PRICE WITH THE PAYING AGENT ON THE PURCHASE OR REDEMPTION DATE, AS THE CASE MAY BE, THIS BOND (OR PORTION THEREOF) SHALL CEASE TO BE DEEMED TO BE OUTSTANDING UNDER THE AGREEMENT, INTEREST HEREON SHALL CEASE TO ACCRUE AS OF THE PURCHASE OR REDEMPTION DATE, AND THE REGISTERED OWNER HEREOF SHALL BE ENTITLED ONLY TO RECEIVE THE PURCHASE OR REDEMPTION PRICE SO DEPOSITED WITH THE PAYING AGENT BUT ONLY UPON SURRENDER OF THIS BOND TO THE PAYING AGENT.

      This bond is transferable by the REGISTERED OWNER, in person or by its attorney duly authorized in writing, at the principal corporate trust office of the Paying Agent, upon surrender of this bond to the Paying Agent for cancellation. Upon the transfer, a new Bond or Bonds in authorized denominations of the same aggregate principal amount will be issued to the transferee at the same office. This bond may also be exchanged at the principal corporate trust office of the Paying Agent for a new Bond or Bonds in authorized denominations of the same aggregate principal amount without transfer to a new registered owner. Exchanges and transfers will be without expense to the owner except for applicable taxes or other governmental charges, if any. The Paying Agent will not be required to make an exchange or transfer of this bond (except in connection with any mandatory tender of this bond) (i) if this bond (or any portion thereof) has been selected for redemption or (ii) during the fifteen
(15) days preceding any date fixed for selection for redemption if this bond (or any portion thereof) is eligible to be selected for redemption.

      The Bonds are issuable only in fully registered form in the denominations of $25,000 or any multiple thereof with respect to Bonds in the Auction Rate Mode.

      The Authority, the Trustee and the Company may treat the REGISTERED OWNER as the absolute owner of this bond for all purposes, notwithstanding any notice to the contrary.

      No director, officer, employee or agent of the Authority nor any person executing this bond (by facsimile signature or otherwise) shall be personally liable, either jointly or severally, hereon or be subject to any personal liability or accountability by reason of the issuance hereof.

      This bond shall not be valid until the Certificate of Authentication has been signed by the Trustee.

                                              BUSINESS FINANCE AUTHORITY OF
                                              THE STATE OF NEW HAMPSHIRE


                                              By:
                                              Chairman
(Seal)

                                              By:

                                              Executive Director

                         Certificate Of Authentication

      This bond is one of the Bonds described in the Agreement.

                                              STATE STREET BANK AND TRUST
                                              COMPANY, as Trustee


                                              By: ______________________________
                                                  Authorized Signer

                             STATEMENT OF INSURANCE

      MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at the principal corporate trust office of the Trustee (which on the date of this Bond is State Street Bank and Trust Company, Boston, Massachusetts).

      The Insurer, in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to State Street Bank and Trust Company, or its successor, as Paying Agent for the Bonds (the "Paying Agent") of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts". "Obligations" shall mean:

                                  $89,250,000
            Business Finance Authority of the State of New Hampshire
                        Pollution Control Revenue Bonds
   (Public Service Company of New Hampshire Project--2001 Tax-Exempt Series B)
                            Auction Rate Securities

      Upon receipt of telephonic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such

Obligations, less any amount held by the Paying Agent for the payment of such Insured Amounts and legally available therefor. This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

      As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Authority or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

      Any service of process on the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

      This policy is non-cancelable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

            The policy has been endorsed as follows:

            It is further understood that this policy shall guarantee to the owner or holder, as defined in the policy, the full and complete payments required to be made by or on behalf of the Issuer if there occurs pursuant to the terms of the Obligations an event which results in the loss of the tax exempt status of the interest on the Obligations, including any principal, interest or premium payments payable thereon, if any, as and when thereby required.

            This endorsement forms a part of the policy to which it is attached, effective on the inception date of the policy.

                                                  MBIA INSURANCE CORPORATION

                                   ASSIGNMENT

      For value received the undersigned sells, assigns and transfers this bond to

(NAME AND ADDRESS OF ASSIGNEE)

Social Security or Other Identifying Number of Assignee

and irrevocably appoints
attorney-in-fact to transfer it on the books kept for registration of the bond, with full power of substitution.

                                        NOTE: The signature to this assignment
                                        must correspond with the name as written on the face of the bond without alteration or enlargement or other change and must be guaranteed by a Participant in a Recognized Signature Guaranty Medallion Program.

Dated:

Signature Guaranteed:

Participant in a Recognized Signature
Guaranty Medallion Program


By:

Authorized Signature

            (ii) In the event of a conversion of any series of the Bonds from the Auction Rate Mode to any other Mode, the Company shall cause to be prepared and Trustee shall deliver, new Bonds to the owners thereof in substantially the form set forth in Subsection 301(b)(i) with such insertions and deletions as are necessary or desirable, as determined by the Company, to reflect the terms of the Bonds in the Daily Mode, Weekly Mode, Flexible Mode, Term Rate Mode or Fixed Rate Mode, as applicable.

      (c) Replacement of Bonds. Replacement Bonds shall be issued pursuant to applicable law as a result of the destruction, loss or mutilation of the Bonds. The costs of a replacement shall be paid or reimbursed by the applicant, who shall indemnify the Authority, the Trustee, the Paying Agent and the Company against all liability and expense in connection therewith.

      (d) Registration of Bonds in the Book-Entry Only System.

            (i) The provisions of this Subsection 301(d) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of The Depository Trust Company (DTC) while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 301(d)) is in effect.

            (ii) The Bonds shall be issued in the form of a separate single authenticated fully registered Bond for each Mode of Bonds in substantially the form set forth in

      Subsection 301(b). Any legend required to be on the Bonds by DTC may be added by the Trustee or Paying Agent. On the date of original delivery thereof, the Bonds shall be registered in the registry books of the Paying Agent in the name of CEDE & CO., as nominee of The Depository Trust Company as agent for the Authority in maintaining the Book-Entry Only System. With respect to Bonds registered in the registry books kept by the Paying Agent in the name of CEDE & CO., as nominee of DTC, the Authority, the Paying Agent, the Remarketing Agent, if any, the Company and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing Companys and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to or from any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of redemption or tender (whether mandatory or optional), or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal of and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Authority's obligations with respect to the principal of and premium, if any, and interest on such Bonds to the extent of the sum or sums so paid. No person other than DTC shall be entitled to receive an authenticated Bond evidencing the obligation of the Authority to make payments of principal of and premium, if any, and interest pursuant to this Agreement. Upon delivery by DTC to the Trustee or the Paying Agent of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words "CEDE & CO." in this Agreement shall refer to such new nominee of DTC.

            (iii) Upon receipt by the Authority and the Trustee, the Paying Agent or the Remarketing Agent, if any, of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Paying Agent shall issue, transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Authority, the Paying Agent, the Trustee and the Remarketing Agent, if any, to do so, the Trustee, the Paying Agent, the Remarketing Agent, if any, and the Authority will cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available Bonds registered in whatever name or names the Bondowners transferring or exchanging such Bonds shall designate.

            (iv) In the event the Company determines that it is in the best interests of the Beneficial Owners that they be able to obtain Bond certificates, the Authority may so notify DTC, the Paying Agent, the Remarketing Agent, if any, and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Paying Agent shall issue, transfer and exchange Bond certificates of the initial series as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Authority and the Paying Agent to do so, the Paying Agent and the Authority will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate.

            (v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the Purchase Price and principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Authority's Letter of Representation (the "Representation Letter") for the Bonds dated December 4, 2001. The form of such Representation Letter may be modified in a manner consistent with the provisions of this Agreement upon conversion or reconversion of the Bonds to another Mode or Rate Period in which the Book-Entry Only System is in effect.

            (vi) Notwithstanding any provision in Section 307 to the contrary, so long as all of the Bonds Outstanding are held in the Book-Entry Only System, (A) if less than all of such Bonds are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds of such series to be redeemed shall be selected by DTC in such manner as DTC may determine, and (B) if less than all of such Bonds are to be converted to a different Mode, upon any conversion to such Mode hereunder, the beneficial interests in particular Bonds or portions of Bonds to be converted shall be selected by DTC in such manner as DTC may determine.

            (vii) So long as the Book-Entry Only System is in effect, a Beneficial Owner who elects to have its Bonds purchased or tendered pursuant to the Agreement shall effect delivery by causing a Participant to transfer the Beneficial Owner's interest in the Bonds pursuant to the Book-Entry Only System. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory tender for purchase will be deemed satisfied when the ownership rights in the Bonds are transferred in accordance with the Book-Entry Only System.

            (viii) While the Bonds bear interest in a Variable Rate Mode, so long as the Book-Entry Only System is in effect, the Remarketing Agent, if any, shall communicate to DTC information concerning the purchasers of Tendered Bonds as may be necessary or appropriate, and, notwithstanding any provision in the Representations Letter to the contrary, the Remarketing Agent shall continue to remit to the Paying Agent interest rate determination information pursuant to the terms of this Agreement.

            (ix) While the Bonds bear interest in a Variable Rate Mode, notwithstanding any provision of this Agreement to the contrary, if the Book-Entry Only System is in effect while a Liquidity Facility is in effect, Company Bonds or Liquidity Provider Bonds, if any, shall be registered in the name of the Company or the Liquidity Provider, as the case may be, and a separate Bond certificate shall be issued to and held by the Paying Agent for the Company or the Liquidity Provider, as the case may be, and the registration books maintained by the Paying Agent shall indicate (i) the Company or the Liquidity Provider, as the case may be, as the owner of any Company Bonds or Liquidity Provider Bonds and (ii) that CEDE & CO. is no longer the owner of such Company Bonds or Liquidity Provider Bonds, as the case may be. Upon any Bond ceasing to be a Company Bond or Liquidity Provider Bond, as the case may be, such Bond shall be re-registered in the name of CEDE & CO.

      (e) Interest on Overdue Principal. Any overdue principal of any Bond shall bear interest after its maturity or acceleration at the then-effective interest rate of the Bonds.

      (f) Cancellation and Destruction of Bonds. All Bonds paid or redeemed in full, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds, and all Bonds surrendered in any exchanges or transfers, shall thereupon be promptly canceled. All Bonds acquired and owned by the Company and delivered to the Trustee for cancellation shall be deemed paid and shall be promptly canceled. Bonds so canceled may at any time be cremated or otherwise destroyed by the Trustee, which shall execute a certificate of cremation or destruction in duplicate by the signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be filed with the Authority and the other executed certificate shall be retained by the Trustee.

      Section 302. Application of Bond Proceeds. The Authority shall loan the proceeds of the Bonds to the Company by promptly causing (A) the accrued interest, if any, to be deposited in the Bond Fund and (B) $89,250,000 to be deposited with State Street Bank and Trust Company, as trustee under the Refunding Trust Agreement, to refund a portion of the 1991 Series C Bonds on a current basis. The Company represents and warrants that (i) substantially all of the proceeds (within the meaning of the 1954 Code) of the Authority's $112,500,000 Adjustable Rate Solid Waste Disposal and Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project-1989 Series) (the "1989 Bonds"), which were refunded by the 1991 Series C Bonds, were spent to pay directly or to reimburse the Company for Project Costs; (ii) such Project Costs were incurred by and were chargeable to the capital account of the Company;
(iii) such Project Costs are costs of "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of
Section 103(b)(4)(E) or (F) of the 1954 Code incurred and paid after January 14, 1976; and (iv) such Project Costs were for an "industrial facility" within the meaning of Paragraphs 2, VII (d) and (e) of the Act. The Company shall pay expenses and costs of issuance of the Bonds from its own funds.

      Section 303. Bond Fund. A Bond Fund is hereby established with the Trustee for the account of the Company, and moneys shall be deposited therein as provided in this Agreement. The Company hereby grants to the Trustee for the benefit of the Bondowners a lien on and security interest in all deposits in the Bond Fund. The moneys in the Bond Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided in

Sections 304, 804 and 903, shall be applied by the Trustee solely to the payment of principal of, premium, if any, and interest on the Bonds. If at any time the amount in the Bond Fund exceeds the amount necessary to pay or redeem the Bonds in full, and all amounts owing or to be owing under this Agreement to the Authority and the Trustee have been paid or provided for to the reasonable satisfaction of the Trustee and the Authority, then the excess shall be paid to the Company except as otherwise may be required by applicable law. When moneys in the Bond Fund are to be applied to the payment of the Bonds, such moneys shall be transferred by the Trustee to itself for the account of the Authority and shall then be so applied. The Trustee shall pay out of the Bond Fund on each payment date the amount required for the payment of principal of, premium, if any, and interest on the Bonds payable on such date (whether at maturity, upon redemption, by acceleration or otherwise).

      Section 304. Application of Moneys. If available moneys in the Bond Fund are not sufficient on any day to pay all principal of, premium, if any, and interest on the Outstanding Bonds then due or overdue, such moneys shall, after payment of all amounts owing to the Trustee and the Authority under this Agreement, be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the pro rata payment of principal and premium, if any, without regard to the order in which the same became due, in each case pro rata among Bondowners. For this purpose interest on overdue principal shall be treated as coming due on the first day of each month. Whenever moneys are applied pursuant to this section, such moneys shall be applied by the Trustee at such times, and from time to time, as the Trustee in its discretion shall determine, having due regard to the amount of such moneys available and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall exercise such discretion it shall fix the date (which shall be the first day of a month unless the Trustee shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the fixing of any such date. When interest or a portion of the principal is to be paid on an overdue Bond, the Trustee may require presentation of the Bond for endorsement of the payment.

      Section 305. Payments by the Company.

      (a) Debt Service. Not later than the opening of business on the second Business Day preceding an Interest Payment Date or the date on which a payment of principal or redemption premium or Purchase Price is due, at maturity, upon redemption, by acceleration or otherwise, the Company shall pay or cause to be paid to the Trustee for deposit in the Bond Fund an amount in immediately available funds on such date equal to the payment then coming due less the amount, if any, then in the Bond Fund and available to pay Debt Service. At any time when any principal of the Bonds is overdue, the Company shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund an amount equal to interest on the overdue principal, but the payments required under this section shall not otherwise bear interest. The Company may make payments to the Bond Fund earlier than required by this section, but such payments shall not affect the accrual of interest. If any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal of, premium, if any, and interest on the Bonds when due, the Company shall supply the deficiency.

      (b) Additional Payments.

                  (i) The Company shall pay when due the Authority's Service
            Charge and other expenses as provided in Section 1003.

                  (ii) Within thirty (30) days after notice from the Trustee, the Company shall pay to the Trustee the reasonable fees and expenses of the Trustee as set forth in Section 903 and other indemnified or reimbursable amounts.

      (c) Unclaimed Moneys. Except as may otherwise be required by applicable law, in case any moneys deposited with the Trustee for the payment of the principal of, premium, if any, or interest on any Bond remain unclaimed for three years after such principal, premium, if any, or interest has become due and payable, the Trustee may, and upon receipt of a written request of the Company Representative shall, pay over to the Company the amount so deposited and thereupon the Trustee and the Authority shall be released from any further liability with respect to the payment of such principal, premium or interest, and the owner of such Bond shall be entitled (subject to any applicable statute of limitations) to look only to the Company as an unsecured creditor for the payment thereof.

      (d) Rebate. The Company shall pay to the United States of America when due any rebate with respect to the Bonds pursuant to IRC ss.148(f).

      (e) Purchase Price. If the amount available from a Liquidity Facility, together with all other amounts received by the Paying Agent for the purchase of Bonds tendered pursuant to Sections 414, 513 or 514, is not sufficient to pay the Purchase Price of such Bonds on the Purchase Date, the Paying Agent shall before 12:00 P.M., New York City time, on such Purchase Date, notify the Company and the Trustee of such deficiency by telephone or telegraph promptly confirmed in writing. The Company shall pay to the Paying Agent in immediately available funds by 12:30 P.M. New York City time, on the Purchase Date for Bonds tendered pursuant to

Sections 414, 513 or 514, an amount equal to the Purchase Price of such Bonds less the amount, if any, available to pay the Purchase Price in accordance with Sections 414, 513 or 514 as the case may be, from the proceeds of the remarketing of such Bonds or from drawings on the Liquidity Facility, as reported by the Paying Agent. Bonds so purchased with moneys furnished by the Company ("Company Bonds") shall be registered to the Company, but shall be delivered to and held by the Paying Agent for the account of the Company until transferred pursuant to the following sentence or cancelled. Company Bonds held by the Paying Agent shall, upon written instructions of the Company, be cancelled or transferred to the Remarketing Agent for delivery to or at the direction of any purchaser of such Bonds from the Company which the Company certifies is a person other than the Company or a "related person" as such term is used in Section 144(a)(3) of the IRC, whereupon such Bonds shall no longer be Company Bonds. Any Company Bond shall not be subject to purchase under Sections 513 and 514 and, if so registered for a period of ninety (90) days without being resold, shall be canceled, and the Company shall deliver the Bonds to the Paying Agent.

      Section 306. Unconditional Obligation. The obligation of the Company to make payments under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever as provided in the Act and shall not be subject to set-off, recoupment or counterclaim, and shall be a general obligation of the Company to which the full faith and credit of the Company are pledged. The Company shall be obligated to make such payments whether or not the Project Facilities have ceased to exist or be functional to any extent from any cause whatsoever. The Company shall be obligated to make such payments regardless of whether it is in possession or entitled to be in possession of the Project Facilities.

      Section 307. Redemption of the Bonds. The Bonds shall be subject to redemption prior to maturity under the circumstances, in the manner and subject to the conditions provided in this section, in Article IV and V and in the form of Bonds. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date. Transfers and payments for the purpose of redeeming Bonds under this Agreement shall be made on behalf of the Authority, and the Authority hereby consents to any redemption of Bonds in accordance herewith. Except as otherwise provided in Subsection 301(d), if less than all of the Bonds are to be redeemed, the Bonds to be redeemed shall be selected by the Trustee by lot or in any customary manner as determined by the Trustee provided that the Trustee shall redeem prior to any other Bonds (i) Bonds that are Liquidity Provider Bonds at the time of selection for redemption and (ii) after the redemption of such Liquidity Provider Bonds, Bonds that are Company Bonds at the time of selection for redemption.

      (a) Optional Redemption. The Bonds may be redeemed at the times and prices as provided in the form of Bonds and in Article V at the option of the Company upon written notice given by the Company to the Authority, the Remarketing Agent, if any, the Trustee and the Paying Agent at the time specified in the form of Bonds or Article V, as applicable, or, after the Fixed Rate Conversion Date or change to the Fixed Rate, at least sixty (60) days, before the redemption date.

      (b) Reserved.

      (c) Mandatory Taxability Redemption. The Outstanding Bonds are subject to mandatory redemption at any time at a redemption price of 100% of the principal amount of the Bonds so redeemed plus accrued interest to the redemption date in the event (i) the Company delivers to the Trustee and the Bond Insurer an opinion of Bond Counsel stating that interest on the Bonds is or will become includable in gross income of the owners thereof for federal income tax purposes, or (ii) it is finally determined by the Internal Revenue Service or a court of competent jurisdiction, as a result of (A) a proceeding in which the Company has participated or been given notice and an opportunity to participate, and (B) either a failure by the Company or the Seabrook Transferee to observe any covenant or agreement undertaken in or pursuant to this Agreement or a Seabrook Transfer, or the inaccuracy of any representation made by the Company or the Seabrook Transferee in or pursuant to this Agreement or a Seabrook Transfer, that interest payable on the Bonds is includable for federal income tax purposes in the gross income of any owner thereof (other than an owner which is a "substantial user" or a "related person" within the meaning of IRC Section 147(a)). Any determination under clause (ii) above will not be considered final for this purpose until the earliest of the conclusion of any appellate review, the denial of appellate review or the expiration of the period for seeking appellate review. Redemption under this Subsection 307(c) shall be in whole unless, not later than forty-five (45) days prior to the redemption date, the Company delivers to the Trustee an opinion of Bond Counsel to the effect that a redemption of less than all of the Bonds will preserve the tax-exempt status of interest on the remaining Bonds outstanding subsequent to such redemption. Any redemption under this Subsection 307(c) shall be made on the 60th day after the date on which the opinion described in clause (i) is delivered or the determination described in clause (ii) becomes final or on such earlier date as the Company may designate by notice given to the Trustee at least forty-five
(45) days prior to such designated date. If such redemption shall occur in accordance with the terms of this Agreement, then such failure by the Company or the Seabrook Transferee to observe such covenant or agreement, or the inaccuracy of any such representations will not, in and of itself, constitute a Default hereunder.

      If the Trustee receives written notice from any Bondowner stating that (I) such Bondowner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on the Bonds in the gross income of such owner for federal income tax purposes, or any other proceeding has been instituted against such owner which may lead to a like determination, and (II) such owner will afford the Company the opportunity to participate at its own expense in the proceeding, either directly or in the name of such owner, until the conclusion of any appellate review, and the Trustee has examined such written notice and it appears to be accurate on its face, then the Trustee shall promptly give notice thereof to the Company, the Authority, and each Bondowner whose Bonds may be affected. The Trustee shall thereafter keep itself reasonably informed of the progress of any administrative proceedings or litigation relating to such notice.

      (d) Notice to the Trustee. The Company shall exercise its option to have Bonds redeemed under Subsection 307(a) by giving written notice to the Trustee at least forty-five (45) days before the redemption date. The Company shall keep the Trustee informed of the progress of any proceeding referred to in Subclause 307(c)(ii)(A) and shall give written notice to the Trustee within forty-five (45) days after it has actual knowledge of a final determination as described in Clause 307(c)(ii).

      (e) Payment of Redemption Price and Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the Bond Fund to the extent available therein. To the extent not otherwise provided, the Company shall deposit with the Trustee prior to the redemption date a sufficient sum to pay the redemption price and accrued interest.

      (f) Notice of Redemption. When Bonds are to be redeemed, the Trustee shall give notice to Bondowners in the name of the Authority as provided in the form of Bond and this Subsection 307(f), which notice shall identify the Bonds or portions thereof to be redeemed and state the date fixed for redemption and the place or places of payment of the redemption price. The notice shall further state that on such date there shall become due and payable upon each Bond or portion thereof to be redeemed the redemption price thereof, together with interest accrued to the redemption date, that money available therefor having been deposited with the Trustee, from and after such date, interest thereon shall cease to accrue and that the Bonds or portions thereof called for redemption shall cease to be entitled to any benefit under this Agreement except the right to receive payment of the redemption price. Failure to mail notice to a particular Bondowner, or any defect in the notice to such Bondowner, shall not affect the redemption of any other Bond.

      Section 308. Investments.

      (a) Pending their use under this Agreement, moneys in the Bond Fund may be invested or reinvested by the Trustee at the written direction of the Company Representative (upon which the Trustee may conclusively rely) in Permitted Investments, as defined below, with maturities at or before the time when such moneys are required to be available and shall be so invested upon and pursuant to written direction of the Company if no Default known to the Trustee then exists under this Agreement; provided that the Company shall not request, authorize or permit any investment which would cause any of the Bonds to be classified as "arbitrage bonds" as defined in IRC ss.148(a). Any investments and proceeds thereof shall be held by the Trustee as part of the Bond Fund and shall be sold or redeemed at the direction of the Company to the extent necessary to make payments or transfers or anticipated payments or transfers from such Fund.

      (b) Any interest or dividends realized from an investment and any profit realized upon the sale or disposition thereof shall be credited to the Bond Fund and any loss shall be charged thereto.

      (c) (1) The term "Permitted Investments" means (A) Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury, and CATS and TIGRS) or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America; (B) Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

                  (i) U.S. Export-Import Bank (Eximbank) - Direct obligations or fully guaranteed certificates of beneficial ownership;

                  (ii) Farmers Home Administration (FmHA) - Certificates of
            beneficial ownership;

                  (iii) Federal Financing Bank

                  (iv) Federal Housing Administration Debentures (FHA)

                  (v) General Services Administration - Participation
            certificates

                  (vi) Government National Mortgage Association (GNMA or "Ginnie
            Mae") - GNMA - guaranteed mortgage-backed bonds and GNMA - guaranteed pass-through obligations

                  (vii) U.S. Maritime Administration - Guaranteed Title XI
            financing

                  (viii) U.S. Department of Housing and Urban Development (HUD)
            - Project Notes, Local Authority Bonds, New Communities Debentures - U.S. government guaranteed debentures, U.S. Public Housing Notes and Bonds - U.S. government guaranteed public housing notes and bonds;

      (C) Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following non-full faith and credit U.S. government agencies (stripped securities are only permitted if they have been stripped by the agency itself):

                  (i) Federal Home Loan Bank System - Senior debt obligations

                  (ix) Federal Home Loan Mortgage Corporation (FHLMC or "Freddie
            Mac") - Participation Certificates and Senior debt obligations

                  (x) Federal National Mortgage Association (FNMA or "Fannie
            Mae") - Mortgage-backed securities and senior debt obligations

                  (xi) Student Loan Marketing Association (SLMA or "Sallie Mae")
            - Senior debt obligations

                  (xii) Resolution Funding Corp. (REFCORP) obligations, and

                  (xiii) Farm Credit System - Consolidated systemwide bonds and notes;

      (D) Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of AAAm-G; AAAm; or Aam; (E) Certificates of deposit secured at all times by collateral described in (A) and/or (B) above. Such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks. The collateral must be held by a third party and the bondholders must have a perfected first security interest in the collateral; (F) Certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF; (G) Investment Agreements, including GIC's, acceptable to the Bond Insurer; (H) Commercial paper rated, at the time of purchase, "Prime - 1" by Moody's and "A-1" or better by S&P; (I) Bonds or notes issued by any state or municipality which are rated by Moody's and S&P in one of the two highest rating categories assigned by such agencies; (J) Federal funds or bankers acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of "Prime - 1" or "A3" or better by Moody's and "A-1" or "A" or better by S&P; and (K) Repurchase agreements acceptable to the Bond Insurer.

      (2) Notwithstanding the immediately preceding paragraph Permitted Investments shall not include the following:

                  (i) obligations the principal of and interest on which are unconditionally guaranteed by the United States of America, certificates of deposit and bankers' acceptances, in each case with yields lower than the yield available on comparable obligations of the United States Treasury; or

                  (xiv) any demand deposit or similar account with a bank, trust company or broker, unless the account is used for holding funds for a short period of time until such funds are reinvested or spent.

      Any of the requirements of this paragraph (2) shall not apply to moneys as to which the Trustee and the Authority shall have received an opinion of nationally recognized bond counsel to the effect that such requirements are not necessary to preserve the exclusion of interest on Bonds from the gross income of the owner thereof for federal income tax purposes. Any such Permitted Investments obtained from or through, or issued by, the Trustee in its commercial banking or other capacity, or any of its affiliates, shall be permitted (provided that such investment otherwise qualifies in accordance with the definition of "Permitted Investments").

      Section 309. Tax Status of Bonds. The Company will perform its obligations and agreements contained in the Federal Tax Statement as if they were set forth herein. All representations of the Company in the Federal Tax Statement shall be treated as if they were set forth herein. Any covenants, agreements or representations made by the Company or any transferee of the Project Facilities (or any successor to such a transferee) in connection with such a transfer shall be performed and treated as if set forth herein. The Authority will cooperate with the Bondowners and the Company to the extent deemed necessary or permitted by law in the opinion of bond counsel to the Authority in order to preserve the exclusion of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes.

      Section 310. Paying Agent. The Paying Agent shall act as such and as Bond registrar and transfer agent. The Paying Agent, which may act by means of agents, shall signify its acceptance of the duties and obligations imposed upon it hereunder by its written instrument of acceptance addressed and delivered to the parties hereto under which the Paying Agent will agree to:

            (i) hold all sums delivered to it by the Trustee for the payment of principal (including sinking fund installments) of, premium, if any, and interest on the Bonds or paid to it by the Company or under a Liquidity Facility in trust for the benefit of the Bondowners until such sums shall be paid to the Bondowners or otherwise disposed of as herein provided;

            (ii) hold all Bonds tendered to it hereunder in trust for the benefit of the respective Bondowners until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Bondowners;

            (iii) hold all Liquidity Provider Bonds for the benefit of the Liquidity Provider until such Liquidity Provider Bonds shall have been remarketed by the Remarketing Agent or redeemed in the manner set forth in
      Section 307 and Article V and in the form of Bonds and any Liquidity Facility;

            (iv) hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the benefit of the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

            (v) keep such books and records as shall be consistent with prudent industry practice and make such books and records, including the books of registration for the Bonds, available for inspection by the parties hereto, the Liquidity Provider, if any, and the Remarketing Agent, if any, at all reasonable times;

            (vi) promptly report to the Trustee all authentications of Bonds transferred, exchanged or remarketed and any information received by it concerning the names and addresses of Bondowners; and

            (vii) give all notices of the Paying Agent at the times and in the manner required by this Agreement and send to the Remarketing Agent, if any, copies of all such notices.

      The Paying Agent shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Paying Agent may rely conclusively on any telephone or written notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Paying Agent shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or other action by the Paying Agent is called for by this Agreement, it may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Paying Agent shall not in any event be liable for the application or misapplication of funds, or for other acts or defaults, by any person, firm or Company except by their respective directors, officers, agents and employees. No recourse shall be had by the Company, the Authority, the Trustee, the Liquidity Provider, if any, or any Bondowner for any claim based on this Agreement or the Bonds against any director, officer, agent or employee of the Paying Agent unless such claim is based upon the bad faith, fraud or deceit of such person. For the purposes of this Agreement matters shall not be considered to be known to the Paying Agent unless they are known to an officer in its corporate trust division.

      The Company shall pay to the Paying Agent reasonable compensation for its services and pay or reimburse the Paying Agent for its reasonable expenses and disbursements, including reasonable attorney's fees, hereunder. The Company shall indemnify and save the Paying Agent harmless against any liabilities and reasonable expenses which it may incur in the exercise of its duties hereunder and which are not due to its negligence or bad faith. Any fees, expenses, reimbursements or other charges which the Paying Agent may be entitled to receive from the Company hereunder, if not paid when due, shall bear interest at the "base rate" of the Paying Agent (or, if none, the nearest equivalent).

      The Company may discharge the Paying Agent from time to time (upon not less than thirty days advance written notice, unless such discharge is for cause) and appoint a successor, but such removal shall not take effect until a successor approved in writing by the Bond Insurer has been appointed and has accepted the appointment. The Company shall also designate a successor if the Paying Agent resigns or becomes ineligible. The Paying Agent may resign by giving at least sixty (60) days' written notice to the parties hereto, but such resignation shall not take effect until a successor approved in writing by the Bond Insurer has been appointed and has accepted the appointment. Each successor Paying Agent shall be a commercial bank or trust company having a capital and surplus of not less than $50,000,000, shall be registered as a transfer agent with the Securities and Exchange Commission, and shall be capable of performing the duties prescribed for it herein in Boston, Massachusetts or New York, New York. The Paying Agent may but need not be the same person as the Trustee. The Company shall give notice of the appointment of a successor Paying Agent in writing to each Bondowner and the Bond Insurer. The Company will promptly certify to the Trustee that it has mailed such notice to all Bondowners, and such certificate will be conclusive evidence that such notice was given in the manner required hereby.

      In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, transfer, assign and deliver any moneys and Bonds, including Liquidity Provider Bonds and unauthenticated Bonds, held by it, any Liquidity Facility (which transfer shall be made in accordance with the terms thereof), and the books of registry maintained by it in such capacity to its successor or, if there be no successor, to the Trustee, who shall act in the capacity of Paying Agent until a successor is appointed.

      Any Company, association, partnership or firm which succeeds to the business of the Paying Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of the Paying Agent under this Agreement and shall be subject to all the duties and obligations of the Paying Agent under this Agreement.

      In the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Authority or the Company, as the case may be, shall not have appointed its successor, the Trustee shall appoint a successor and, if no appointment is made within thirty (30) days, shall apply to a court of competent jurisdiction for such appointment.

      The Paying Agent shall send or cause to be sent notice to Bondowners of a change of address for the delivery of Bonds or notices or the payment of principal or purchase price of Bonds.

      Section 311. Payment Procedure Pursuant to Bond Insurance Policy. In the event that, on the second Business Day, and again on the Business Day, prior to the payment date on the Bonds, the Trustee has not received sufficient moneys to pay all principal of and interest on the Bonds due on the second following or following, as the case may be, Business Day, the Trustee shall immediately notify the Bond Insurer or its designee on the same Business Day by telephone, facsimile or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

      (a) If the deficiency is made up in whole or in part prior to or on the payment date, the Trustee shall so notify the Bond Insurer or its designee.

      (b) In addition, if the Trustee has actual notice that any Bondowner has been required to disgorge payments of principal or interest on the Bond to a trustee in bankruptcy or creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such Bondowner within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Bond Insurer or its designee of such fact by telephone, facsimile or telegraphic notice, confirmed in writing by registered or certified mail.

      (c) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Bondowners as follows:

            (i) If and to the extent there is a deficiency in amounts required to pay interest on the Bonds, the Trustee shall (a) execute and deliver to State Street Bank and Trust Company, N.A., or its successors under the Bond Insurance Policy (the "Insurance Paying Agent"), in form reasonably satisfactory to the Insurance Paying Agent, an instrument appointing the Bond Insurer as agent for such Bondowners in any legal proceeding related to the payment of such interest and an assignment to the Bond Insurer of the claims for interest to which such deficiency relates and which are paid by the Bond Insurer, (b) receive as designee of the respective Bondowners (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment from the Insurance Paying Agent with respect to the claims for interest so assigned, and (c) disburse the same to such respective Bondowners; and

            (ii) If and to the extent of a deficiency in amounts required to pay principal of the Bonds, the Trustee shall (a) execute and deliver to the Insurance Paying Agent in form reasonably satisfactory to the Insurance Paying Agent an instrument appointing the Bond Insurer as agent for such Bondowners in any legal proceeding relating to the payment of such principal and an assignment to the Bond Insurer of any of the Bonds surrendered to the Insurance Paying Agent of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Paying Agent is received), (b) receive as designee of the respective Bondowners (and not as Trustee) in accordance with the tenor of the Bond Insurance Policy payment therefor from the Insurance Paying Agent, and (c) disburse the same to such Bondowners.

      (d) Payments with respect to claims for interest on and principal of Bonds disbursed by the Trustee from proceeds of the Bond Insurance Policy shall not be considered to discharge the obligation of the Authority with respect to such Bonds, and the Bond Insurer shall become the owner of such unpaid Bonds and claims for the interest in accordance with the tenor of the assignment made to it under the provisions of this section or otherwise.

      (e) Irrespective of whether any such assignment is executed and delivered, the Authority and the Trustee hereby agree for the benefit of the Bond Insurer that:

            (i) They recognize that to the extent the Bond Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Bonds, the Bond Insurer will be subrogated to the rights of such Owners to receive the amount of such principal and interest from the Authority, with interest thereon as provided and solely from the sources stated in this Agreement and the Bonds; and

            (ii) They will accordingly pay to the Bond Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Bond Insurance Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided in this Agreement and the Bonds, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Bonds to Bondowners, and will otherwise treat the Bond Insurer as the owner of such rights to the amount of such principal and interest.

      (f) Copies of any amendments made to the documents executed in connection with the issuance of the Bonds which are consented to by the Bond Insurer shall be sent to S&P.

      (g) The Bond Insurer shall receive notice of the resignation or removal of the Trustee and the appointment of a successor thereto.

      (h) The Bond Insurer shall receive copies of all notices required to be delivered to Bondowners and, on an annual basis, the Company shall provide to the Bond Insurer copies of the Company's audited financial statements and annual budget.

      (i) Any notice that is required to be given to an owner of the Bonds or to the Trustee or by any party pursuant to this Agreement shall also be provided to the Bond Insurer. All notices required to be given to the Bond Insurer under this Agreement shall be in writing and shall be sent by registered or certified mail addressed to MBIA Insurance Corporation, 113 King Street, Armonk, NY 10504,
Attention: Surveillance.

      Section 312. The Bond Insurer. Except as provided in Subsection 808(b), anything in this Agreement to the contrary notwithstanding, the Bond Insurer shall be deemed to be the owner of the Bonds for purposes of giving consents (including consent to amendments to this Agreement other than those requiring unanimous consent of the affected Bondowners), notices, directions and waivers to the Company, the Authority and the Trustee under this Agreement.

      (j) Except as provided in Subsection 808(b), the Bond Insurer, acting alone, shall have the right to direct all remedies pursuant to Section 802(b) in an Event of Default, subject to the terms of this Agreement.

                                  ARTICLE IV.

             SPECIAL PROVISIONS RELATING TO AUCTION RATE SECURITIES

      Section 401. Definitions. In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used in this Article IV and elsewhere in this Agreement have the following meanings with respect to Bonds in an Auction Rate Period unless the context or use indicates another or different meaning or intent:

      "Agent Member" means a member of, or participant in, the Securities Depository who shall act on behalf of a Bidder.

      "Auction" means each periodic implementation of the Auction Procedures.

      "Auction Agent" means the auctioneer appointed in accordance with Section 410 or 411 of this Agreement and shall initially be The Bank of New York.

      "Auction Agreement" means the Series B Auction Agreement dated as of October 1, 2001 between the Auction Agent and the Trustee pursuant to which the Auction Agent agrees to follow the procedures specified in this Article IV, with respect to the Bonds while bearing interest at an Auction Rate, as such agreement may from time to time be amended or supplemented.

      "Auction Date" means during any period in which the Auction Procedures are not suspended in accordance with the provisions hereof, (i) if the Bonds are in a daily Auction Period, each Business Day, (ii) if the Bonds are in a Special Auction Period, the last Business Day of the Special Auction Period, and (iii) if the Bonds are in any other Auction Period, the Business Day next preceding each Interest Payment Date for such Bonds (whether or not an Auction shall be conducted on such date); provided, however, that the last Auction Date with respect to Bonds in an Auction Period other than a daily Auction Period or Special Auction Period shall be the earlier of (a) the Business Day next preceding the Interest Payment Date next preceding the Conversion Date for such Bonds and (b) the Business Day next preceding the Interest Payment Date next preceding the final maturity date for such Bonds; and provided, further, that if the Bonds are in a daily Auction Period, the last Auction Date shall be the earlier of (x) the Business Day next preceding the Conversion Date for such Bonds and (y) the Business Day next preceding the final maturity date for such Bonds. The last Business Day of a Special Auction Period shall be the Auction Date for the Auction Period which begins on the next succeeding Business Day, if any. On the Business Day preceding the conversion from a daily Auction Period to another Auction Period, there shall be two Auctions, one for the last daily Auction Period and one for the first Auction Period following the conversion. The first Auction Date for the Bonds is January 22, 2002.

      "Auction Index" shall have the meaning specified in Section 407 of this Agreement.

      "Auction Multiple" means, as of any Auction Date, the Percentage of Auction Index (in effect on such Auction Date) determined as set forth below, based on the Prevailing Rating of the Bonds in effect at the close of business on the Business Day immediately preceding such Auction Date:

                                              Percentage
                 Prevailing Rating        of Auction Index
                 -----------------        ----------------
                  AAA/Aaa                        125%
                  AA/Aa                          150
                  A/A                            175
                  BBB/Baa                        200
                  Below BBB/Baa                  225

      "Auction Period" means (i) a Special Auction Period,

            (ii) with respect to Bonds in a daily mode, a period beginning on each Business Day and extending to but not including the next succeeding Business Day,

            (iii) with respect to Bonds in a seven-day mode, a period of generally seven days beginning on the day of the week designated by the Broker-Dealer (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day prior to such designated day of the week) and ending on such day of the week thereafter designated by the Broker-Dealer (unless such day of the week is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day),

            (iv) with respect to Bonds in a 28-day mode, a period of generally 28 days beginning on the day of the week designated by the Broker-Dealer (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day prior to such designated day of the week) and ending on such day of the fourth week thereafter designated by the Broker-Dealer (unless such day of the week is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day),

            (v) with respect to Bonds in a 35-day mode, a period of generally 35 days beginning on the day of the week designated by the Broker-Dealer (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on the day prior to such designated day of the week) and ending on such day of the fifth week thereafter designated by the Broker-Dealer (unless such day of the week is not followed by a Business Day, in which case on the next succeeding day followed by a Business Day),

            (vi) with respect to Bonds in a three-month mode, a period of generally three months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the first day of the month that is the third calendar month following the beginning date of such Auction Period, and

            (vii) with respect to Bonds in a semiannual mode, a period of generally six months (or shorter period upon a conversion from another Auction Period) beginning on the day following the last day of the prior Auction Period and ending on the next succeeding May 1 or November 1;

            provided, however, that if there is a conversion of Bonds (i) from a daily Auction Period to a seven-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on such day of the week of the next succeeding week designated by the Broker-Dealer (unless such day of the week is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day), (ii) from a daily Auction Period to a 28-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on such day of the week designated by the Broker-Dealer (unless such day of the week is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 21 days but not more than 28 days from such date of conversion, and (iii) from a daily Auction Period to a 35-day Auction Period, the next Auction Period shall begin on the date of the conversion (i.e. the Interest Payment Date for the prior Auction Period) and shall end on such day of the week designated by the Broker-Dealer (unless such day of the week is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day) which is more than 28 days but no more than 35 days from such date of conversion.

      "Auction Procedures" means the procedures for conducting Auctions for Bonds during an Auction Rate Period set forth in this Article IV.

      "Auction Rate" means for each Auction Period, (i) if Sufficient Clearing Bids exist, the Winning Bid Rate, provided, however, if all of such Bonds are the subject of Submitted Hold Orders, the Minimum Auction Rate with respect to the Bonds and (ii) if Sufficient Clearing Bids do not exist, the Maximum Auction Rate with respect to the Bonds.

      "Auction Rate Conversion Date" means the date on which the Bonds convert from an interest rate period other than an Auction Rate Period and begin to bear interest at an Auction Rate.

      "Auction Rate Period" means after the Initial Period any period of time commencing on the day following the Initial Period and ending on a Conversion Date to a Variable Rate or the Fixed Rate Conversion Date.

      "Auction Rate Securities" means any Bonds while they bear interest at the Auction Rate.

      "Available Bonds" means for Bonds on each Auction Date, the aggregate principal amount of such Bonds that are not the subject of Submitted Hold Orders.

      "Bid" has the meaning specified in subsection (a) of Section 402 of this Agreement.

      "Bidder" means each Existing Owner and Potential Owner who places an Order.

      "Broker-Dealer" means any entity that is permitted by law to perform the function required of a Broker-Dealer described in this Agreement that is a member of, or a direct participant in, the Securities Depository, that has been selected by the Company, with the consent of the Authority and Morgan Stanley & Co. Incorporated, so long as Morgan Stanley & Co. Incorporated is a Broker-Dealer, and that is a party to a Broker-Dealer Agreement with the Auction Agent.

      "Broker-Dealer Agreement" means an agreement among the Auction Agent, the Company and one or more Broker-Dealers pursuant to which such Broker-Dealers agree to follow the procedures described in this Article IV, as such agreement may from to time be amended or supplemented.

      "Conversion Date" means the respective date on which the Bonds begin to bear interest at a Fixed Rate or in a Variable Rate Mode.

      "Date of Original Delivery" means December 19, 2001, or such other date or dates on which the respective Bonds are first issued and delivered.

      "Default Rate" means, in respect of any Auction Period other than a daily Auction Period, a per annum rate equal to two hundred fifty percent (250%) of the Auction Index determined on the Auction Date next preceding the first day of such Auction Period or in the case of Bonds in a daily Auction Period, two hundred fifty percent (250%) of the Auction Index determined on the Auction Date which was the first day of such Auction Period, provided, however, the Default Rate shall not exceed the lesser of (x) 14% per annum or (y) the maximum rate permitted by applicable law, anything herein to the contrary notwithstanding.

      "Existing Owner" means a Person who is listed as the beneficial owner of Bonds in the records of the Auction Agent.

      "Fixed Rate" means the fixed rate or rates of interest to be borne by the Bonds converted to Fixed Rate Indebtedness on or after a Fixed Rate Conversion Date.

      "Fixed Rate Conversion Date" means a date on which all of the Bonds are converted to Fixed Rate Indebtedness as provided in Section 412 hereof. The Fixed Rate Conversion Date shall be (i) the second regularly scheduled Interest Payment Date following the final Auction Date with respect to Bonds bearing interest at an Auction Rate in an Auction Rate Period other than a daily Auction Period, provided that with respect to Bonds in a Special Auction Period, the Fixed Rate Conversion Date shall be the Interest Payment Date immediately following the last day of the final Auction Period, or (ii) the next regularly scheduled Interest Payment Date with respect to Bonds bearing interest at an Auction Rate in a daily Auction Period.

      "Fixed Rate Indebtedness" means, as of any date of determination, any Bonds bearing interest at a fixed rate for the remainder of their term.

      "Fixed Rate Mode" means the Mode in which the Bonds bear interest at a Fixed Rate.

      "Fixed Rate Period" means a period, commencing on a Fixed Rate Conversion Date for the Bonds and ending on the final maturity date therefor, during which such Bonds shall be Fixed Rate Indebtedness.

      "Hold Order" has the meaning specified in subsection (a) of Section 402 of this Agreement.

      "Initial Period" means the period from the date of initial delivery of the Bonds through and including January 22, 2002.

      "Interest Payment Date" with respect to Bonds bearing interest at Auction Rates, means January 23, 2002, and thereafter (a) when used with respect to any Auction Period other than a daily Auction Period or a Special Auction Period, the Business Day immediately following such Auction Period, (b) when used with respect to a daily Auction Period, the first Business Day of the month immediately succeeding such Auction Period, (c) when used with respect to a Special Auction Period of (i) seven or more but fewer than 92 days, the Business Day immediately following such Special Auction Period, or (ii) 92 or more days, the day of the week of each thirteenth week designated by the Broker-Dealer, after the first day of such Special Auction Period, or the next Business Day if such day of the week designated by the Broker-Dealer is not a Business Day and on the Business Day immediately following such Special Auction Period, (d) after the Fixed Rate Conversion Date, each May 1 and November 1, (e) each mandatory tender date, and (f) the maturity date.

      "Maximum Auction Rate" means as of any Auction Date, a per annum rate of interest equal to the product of the Auction Index multiplied by the Auction Multiple; provided, however, that in no event shall the Maximum Auction Rate exceed the lesser of (x) 14% per annum or (y) the maximum rate permitted by applicable law, anything herein to the contrary notwithstanding.

      "Minimum Auction Rate" means, as of any Auction Date, a per annum rate of interest equal to 45% of the Auction Index in effect on such Auction Date.

      "Mode" means the Daily Mode, Weekly Mode, Flexible Mode, Term Rate Mode (all as defined in Section 501), Fixed Rate Mode or Auction Rate Mode.

      "Order" means a Hold Order, Bid or Sell Order.

      "Potential Owner" means any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in the Bonds in addition to the Bonds currently owned by such Person, if any.

      "Prevailing Rating" means (a) AAA/Aaa, if the Bonds shall have a rating of AAA or better by S&P and a rating of Aaa or better by Moody's, (b) if not AAA/Aaa, AA/Aa if the Bonds shall have a rating of AA- or better by S&P and a rating of Aa3 or better by Moody's, (c) if not AAA/Aaa or AA/Aa, A/A if the Bonds shall have a rating of A- or better by S&P and a rating of A3 or better by Moody's,
(d) if not AAA/Aaa, AA/Aa or A/A, BBB/Baa if the Bonds shall have a rating of BBB- or better by S&P and a rating of Baa3 or better by Moody's and (e) if not AAA/Aaa, AA/Aa, A/A or BBB/Baa, then below BBB/Baa, whether or not the Bonds are rated by any securities rating agency. For purposes of this definition, S&P's rating categories of "AAA", "AA-", "A-" and "BBB-" and Moody's rating categories of "Aaa", "Aa3", "A3" and "Baa3" shall be deemed to refer to and include the respective rating categories correlative thereto in the event that any such Rating Agencies shall have changed or modified their generic rating categories or if any successor thereto appointed in accordance with the definitions thereof shall use different rating categories. If the Bonds are not rated by a Rating Agency, the requirement of a rating by such Rating Agency shall be disregarded. If the ratings for the Bonds are split between two of the foregoing categories, the lower rating shall determine the Prevailing Rating. If there is no rating, then the Auction Rate shall be the Maximum Auction Rate.

      "Principal Office" means, with respect to the Auction Agent, the office thereof designated in writing to the Company, the Authority, the Trustee and the Broker-Dealer.

      "Purchase Date" means the Conversion Date.

      "Record Date" means during an Auction Rate Period other than a daily Auction Period, the second Business Day preceding an Interest Payment Date therefor, and during a daily Auction Period, the last Business Day of the month preceding an Interest Payment Date.

      "Remarketing Agent" has the meaning specified in Section 501.

      "Sell Order" has the meaning specified in subsection (a) of Section 402 of this Agreement.

      "Special Auction Period" means any period of not less than seven nor more than 1,092 days which begins on an Interest Payment Date and ends on the day of the week designated by the Broker-Dealer, unless such day of the week designated by the Broker-Dealer is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day.

      "Submission Deadline" means 1:00 p.m., New York City time, on each Auction Date not in a daily Auction Period and 11:00 a.m., New York City time, on each Auction Date for a series of Bonds in a daily Auction Period, or such other time on such date as shall be specified from time to time by the Auction Agent pursuant to the Auction Agreement as the time by which Broker-Dealers are required to submit Orders to the Auction Agent.

      "Submitted Bid" has the meaning specified in subsection (b) of Section 404 of this Agreement.

      "Submitted Hold Order" has the meaning specified in subsection (b) of
Section 404 of this Agreement.

      "Submitted Order" has the meaning specified in subsection (b) of Section 404 of this Agreement.

      "Submitted Sell Order" has the meaning specified in subsection (b) of
Section 404 of this Agreement.

      "Sufficient Clearing Bids" means an Auction for which the aggregate principal amount of Bonds that are the subject of Submitted Bids by Potential Owners specifying one or more rates not higher than the Maximum Auction Rate is not less than the aggregate principal amount of Bonds that are the subject of Submitted Sell Orders and of Submitted Bids by Existing Owners specifying rates higher than the Maximum Auction Rate.

      "Winning Bid Rate" means the lowest rate specified in any Submitted Bid which if selected by the Auction Agent as the Auction Rate would cause the aggregate principal amount of Bonds that are the subject of Submitted Bids specifying a rate not greater than such rate to be not less than the aggregate principal amount of Available Bonds.

      Section 402. Orders by Existing Owners and Potential Owners.

            (a) Prior to the Submission Deadline on each Auction Date:

            (i) each Existing Owner may submit to a Broker-Dealer, in writing or by such other method as shall be reasonably acceptable to such Broker-Dealer, information as to:

            (A) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period without regard to the rate determined by the Auction Procedures for such Auction Period,

            (B) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably commits to continue to hold for the next succeeding Auction Period if the rate determined by the Auction Procedures for such Auction Period shall not be less than the rate per annum then specified by such Existing Owner (and which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment Date (or the same day in the case of a daily Auction Period) if the rate determined by the Auction Procedures for the next succeeding Auction Period shall be less than the rate per annum then specified by such Existing Owner), and/or

            (C) the principal amount of Bonds, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell on the next succeeding Interest Payment

      Date (or on the same day in the case of a daily Auction Period) without regard to the rate determined by the Auction Procedures for the next succeeding Auction Period; and

            (ii) for the purpose of implementing the Auctions and thereby to achieve the lowest possible interest rate on the Bonds, the Broker-Dealers shall contact Potential Owners, including Persons that are Existing Owners, to determine the principal amount of Bonds, if any, which each such Potential Owner irrevocably offers to purchase if the rate determined by the Auction Procedures for the next succeeding Auction Period is not less than the rate per annum then specified by such Potential Owner.

      For the purposes hereof, an Order containing the information referred to in clause (i)(A) above is herein referred to as a "Hold Order", an Order containing the information referred to in clause (i)(B) or (ii) above is herein referred to as a "Bid", and an Order containing the information referred to in clause (i)(C) above is herein referred to as a "Sell Order."

      (b)(i) A Bid by an Existing Owner shall constitute an irrevocable offer to sell:

      (A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified therein; or

      (B) such principal amount or a lesser principal amount of Bonds to be determined as described in subsection (a)(v) of Section 405 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate; or

      (C) a lesser principal amount of Bonds to be determined as described in subsection (b)(iv) of Section 405 hereof if such specified rate shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids do not exist.

      (ii) A Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

      (A) the principal amount of Bonds specified in such Sell Order; or

      (B) such principal amount or a lesser principal amount of Bonds as described in subsection (b)(iv) of Section 405 hereof if Sufficient Clearing Bids do not exist.

      (iii) A Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

      (A) the principal amount of Bonds specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified therein; or

      (B) such principal amount or a lesser principal amount of Bonds as described in subsection (a)(vi) of Section 405 hereof if the rate determined by the Auction Procedures on such Auction Date shall be equal to such specified rate.

      (c) Anything herein to the contrary notwithstanding:

      (i) for purposes of any Auction, any Order which specifies Bonds to be held, purchased or sold in a principal amount which is not $25,000 or an integral multiple thereof shall be rounded down to the nearest $25,000, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;

      (ii) for purposes of any Auction other than during a daily Auction Period, any portion of an Order of an Existing Owner which relates to a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;

      (iii) for purposes of any Auction other than during a daily Auction Period, no portion of a Bond which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available Bonds for such Auction; and

      (iv) the Auction Procedures shall be suspended during the period commencing on the date of the Auction Agent's receipt of notice from the Trustee or the Authority of the occurrence of an Event of Default resulting from a failure to pay principal, premium or interest on any Bond when due (provided however that for purposes of this provision only payment by the Bond Insurer shall be deemed to cure such Event of Default and no such suspension of the Auction Procedures shall occur) but shall resume two Business Days after the date on which the Auction Agent receives notice from the Trustee that such Event of Default has been waived or cured, with the next Auction to occur on the next regularly scheduled Auction Date occurring thereafter.

      Section 403. Submission of Orders by Broker-Dealers to Auction Agent.

      (a) The Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, including such electronic communication acceptable to the parties, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and, if requested, specifying with respect to each Order:

      (i) the name of the Bidder placing such Order;

      (ii) the aggregate principal amount of Bonds, if any, that are the subject of such Order;

      (iii) to the extent that such Bidder is an Existing Owner:

      (A) the principal amount of Bonds, if any, subject to any Hold Order placed by such Existing Owner;

      (B) the principal amount of Bonds, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

      (C) the principal amount of Bonds, if any, subject to any Sell Order placed by such Existing Owner;

      (iv) to the extent such Bidder is a Potential Owner, the rate specified in such Bid.

      (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth of one percent (0.001%).

      (c) If an Order or Orders covering all of the Bonds held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds of such series held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a conversion from one Auction Period to another Auction Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of Bonds to be converted held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Bonds to be converted held by such Existing Owner not subject to Orders submitted to the Auction Agent.

      (d) If one or more Orders covering in the aggregate more than the principal amount of Outstanding Bonds held by any Existing Owner are submitted to the Auction Agent, such Orders shall be considered valid as follows:

      (i) all Hold Orders shall be considered Hold Orders, but only up to and including in the aggregate the principal amount of Bonds held by such Existing Owner;

      (ii) (A) any Bid of an Existing Owner shall be considered valid as a Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of the Bonds subject to Hold Orders referred to in paragraph (i) above;

      (B) subject to clause (A) above, all Bids of an Existing Owner with the same rate shall be aggregated and considered a single Bid of an Existing Owner up to and including the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such Existing Owner subject to Hold Orders referred to in paragraph (i) above;

      (C) subject to clause (A) above, if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered Bids of an Existing Owner in the ascending order of their respective rates up to the amount of the excess of the principal amount of Bonds held by such Existing Owner over the principal amount of Bonds held by such

Existing Owner subject to Hold Orders referred to in paragraph (i) above; and

      (D) the principal amount, if any, of such Bonds subject to Bids not considered to be Bids of an Existing Owner under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner;

      (iii) all Sell Orders shall be considered Sell Orders, but only up to and including a principal amount of Bonds equal to the excess of the principal amount of Bonds held by such Existing Owner over the sum of the principal amount of the Bonds considered to be subject to Hold Orders pursuant to paragraph (i) above and the principal amount of Bonds considered to be subject to Bids of such Existing Owner pursuant to paragraph (ii) above.

      (e) If more than one Bid is submitted on behalf of any Potential Owner, each Bid submitted with the same rate shall be aggregated and considered a single Bid and each Bid submitted with a different rate shall be considered a separate Bid with the rate and the principal amount of Bonds specified therein.

      (f) Any Bid submitted for Bonds by an Existing Owner or a Potential Owner specifying a rate lower than the Minimum Auction Rate shall be treated as a Bid specifying the Minimum Auction Rate.

      (g) Neither the Authority, the Company, the Trustee nor the Auction Agent shall be responsible for the failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

      Section 404. Determination of Auction Rate

      (a) Not later than 9:30 a.m., New York City time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Trustee by telephone or other electronic communication acceptable to the parties of the Minimum Auction Rate, the Maximum Auction Rate and the Auction Index for such Bonds.

      (b) Promptly after the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, and collectively as a "Submitted Order") and shall determine (i) the Available Bonds, (ii) whether there are Sufficient Clearing Bids, and (iii) the Auction Rate.

      (c) Promptly after the Auction Agent has made the determinations pursuant to subsection (b) above, the Auction Agent shall advise the Trustee by telephone (promptly confirmed in writing), telex or facsimile transmission or other electronic communication acceptable to the parties of the Auction Rate for the next succeeding Auction Period and the Trustee shall promptly notify DTC of such Auction Rate.

      (d) In the event the Auction Agent fails to calculate, or for any reason fails to timely provide, the Auction Rate for any Auction Period, the Auction Rate for such Auction Period, with respect to the applicable series of Bonds, shall be the Maximum Auction Rate; provided, however, that if the Auction Procedures are suspended due to the failure of principal of, premium or interest on any Bond to be paid, the Auction Rate for the next succeeding Auction Period shall be the Default Rate.

      (e) In the event of a failed conversion of any series of Bonds to a Variable Rate Period or a Fixed Rate Period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Rate for the next Auction Period shall be the Maximum Auction Rate and the Auction Period shall be a seven-day Auction Period.

      (f) If the Bonds are not rated by either Moodys or S&P, then the Auction Rate shall be the Maximum Auction Rate.

      Section 405. Allocation of Bonds.

      (a) In the event of Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

      (i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

      (ii) the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the Bonds that are the subject of such Submitted Sell Order or Submitted Bid;

      (iii) the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

      (iv) the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

      (v) the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid, but only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Outstanding Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii) or (iv) above by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of Outstanding Bonds subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of Bonds;

      (vi) the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Outstanding Bonds which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of Outstanding Bonds subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

      (vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

      (b) In the event there are not Sufficient Clearing Bids, subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

      (i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Hold Order;

      (ii) the Submitted Bid of each Existing Owner specifying any rate that is not higher than the Maximum Auction Rate with respect to the Bonds, shall be accepted, thus requiring each such Existing Owner to continue to hold the Bonds that are the subject of such Submitted Bid;

      (iii) the Submitted Bid of each Potential Owner specifying any rate that is not higher than the Maximum Auction Rate with respect to the Bonds, shall be accepted, thus requiring each such Potential Owner to purchase the Bonds that are the subject of such Submitted Bid;

      (iv) the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the Maximum Auction Rate with respect to the Bonds, shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of Bonds obtained by multiplying (A) the aggregate principal amount of Bonds subject to Submitted Bids described in paragraph (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the principal amount of Outstanding Bonds held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of Outstanding Bonds subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of Bonds; and

      (v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Maximum Auction Rate with respect to the Bonds shall be rejected.

      (c) If, as a result of the procedures described in subsection (a) or (b) above, any Existing Owner or Potential Owner would be required to purchase or sell an aggregate principal amount of Bonds which is not an integral multiple of $25,000 on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of Bonds to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of Bonds purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be an integral multiple of $25,000, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any Bonds on such Auction Date.

      (d) If, as a result of the procedures described in subsection (a) above, any Potential Owner would be required to purchase less than $25,000 in principal amount of Bonds on any Auction Date, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate Bonds for purchase among Potential Owners so that the principal amount of Auction Rate Securities purchased on such Auction Date by any Potential Owner shall be an integral multiple of $25,000, even if such allocation results in one or more of such Potential Owners not purchasing Bonds on such Auction Date.

      Section 406. Notice of Auction Rate.

            (a) On each Auction Date, the Auction Agent shall notify by telephone or other telecommunication device or other electronic communication acceptable to the parties or in writing the Broker-Dealer that participated in the Auction held on such Auction Date of the following with respect to Bonds for which an Auction was held on such Auction Date:

      (i) the Auction Rate determined on such Auction Date for the succeeding Auction Period;

      (ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

      (iii) if such Broker-Dealer submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected and the principal amount of

Bonds, if any, to be sold by such Existing Owner;

      (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected and the principal amount of Bonds, if any, to be purchased by such Potential Owner;

      (v) if the aggregate principal amount of the Bonds to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders is different from the aggregate principal amount of Bonds to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Broker-Dealers (and the Agent Member, if any, of each such other Broker Dealer) and the principal amount of Bonds to be (A) purchased from one or more Existing Owners on whose behalf such other Broker-Dealers submitted Bids or Sell Orders or (B) sold to one or more Potential Owners on whose behalf such Broker-Dealer submitted Bids; and

      (vi) the immediately succeeding Auction Date.

      (b) On each Auction Date, with respect to each series of Bonds for which an Auction was held on such Auction Date, the Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall: (i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted an Order as to (A) the Auction Rate determined on such Auction Date, (B) whether any Bid or Sell Order submitted on behalf of each such Owner was accepted or rejected and (C) the immediately succeeding Auction Date; (ii) instruct each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Existing Owner's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of Bonds to be purchased pursuant to such Bid (including, with respect to the Bonds in a daily Auction Period, accrued interest if the purchase date is not an Interest Payment Date for such Bond) against receipt of such Bonds; and (iii) instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted or a Bid that was rejected, in whole or in part, to instruct such Existing Owner's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of Bonds to be sold pursuant to such Bid or Sell Order against payment therefor.

      Section 407. Auction Index.

            (a) The Auction Index on any Auction Date with respect to Bonds in any Auction Period of 35 days or less shall be the Seven-Day "AA" Non Financial Composite Commercial Paper Rate on such date. The Auction Index with respect to Bonds in any Auction Period greater than 35 days shall be the rate on United States Treasury Securities having a maturity which most closely approximates the length of the Auction Period, as last published in The Bond Buyer. If either rate is unavailable, the Auction Index shall be an index or rate agreed to by all Broker-Dealers and consented to by the Company.

      "Seven-Day 'AA' Non Financial Composite Commercial Paper Rate" on any date of determination, means (A) the interest equivalent of the seven-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by S&P, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or (B) if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by Morgan Stanley & Co. Incorporated, Lehman Commercial Paper Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu of any thereof, their respective affiliates or successors which are commercial paper dealers (the "Commercial Paper Dealers"), to the Auction Agent before the close of business on the Business Day immediately preceding such date of determination.

      For purposes of the definition of Seven-Day "AA" Non Financial Composite Commercial Paper Rate, the interest equivalent means the equivalent yield on a 360-day basis of a discount-basis security to an interest-bearing security. If any Commercial Paper Dealer does not quote a commercial paper rate required to determine the Seven-Day "AA" Non Financial Composite Commercial Paper Rate, the Seven-Day "AA" Non Financial Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any substitute commercial paper dealer not included within the definition of Commercial Paper Dealer above, which may be CS First Boston Corporation or Goldman Sachs & Co. or their respective affiliates or successors which are commercial paper dealers (a "Substitute Commercial Paper Dealer") selected by the Trustee (who shall be under no liability for such selection) to provide such commercial paper rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or if the Trustee does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

      (b) If for any reason on any Auction Date the Auction Index shall not be determined as hereinabove provided in this Section, the Auction Index shall be the Auction Index for the Auction Period ending on such Auction Date.

      (c) The determination of the Auction Index as provided herein shall be conclusive and binding upon the Company, the Authority, the Trustee, the Broker-Dealers, the Auction Agent and the Owners of the Bonds.

      Section 408. Miscellaneous Provisions Regarding Auctions.

      (a) In this Article IV, each reference to the purchase, sale or holding of "Bonds" shall refer to beneficial interests in Bonds, unless the context clearly requires otherwise.

      (b) During an Auction Rate Period with respect to any Bonds, the provisions of this Agreement and the definitions contained herein and described in this Article IV, including without limitation the definitions of Maximum Auction Rate, Minimum Auction Rate, Auction Index, Default Rate, Auction Multiple and the Auction Rate, may be amended pursuant to this Agreement, by obtaining the consent of the owners of all Outstanding Bonds bearing interest at an Auction Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the registered owners of the Outstanding Bonds as required by this Agreement, (i) the Auction Rate which is determined on such date is the Winning Bid Rate and (ii) there is delivered to the Authority and the Trustee an opinion of Bond Counsel to the effect that such amendment shall not adversely affect the validity of the Bonds or any exemption from federal income tax to which the interest on the Bonds would otherwise be entitled, the proposed amendment shall be deemed to have been consented to by the owners of all affected Outstanding Bonds bearing interest at an Auction Rate.

      (c) During an Auction Rate Period, so long as the ownership of the Bonds is maintained in book-entry form by the Securities Depository, an Existing Owner or a beneficial owner may sell, transfer or otherwise dispose of a Bond only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of Bonds from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such Bonds to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph if such Broker-Dealer remains the Existing Owner of the Bonds so sold, transferred or disposed of immediately after such sale, transfer or disposition.

      Section 409. Changes in Auction Period or Auction Date.

      (a) Changes in Auction Period. (i) During any Auction Rate Period, the Company may with the written consent of the Bond Insurer, from time to time on any Interest Payment Date, change the length of the Auction Period with respect to all of the Bonds among daily, seven-days, 28-days, 35-days, three months, six months and a Special Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such Bonds; provided, however, in the case of a change from a Special Auction Period the date of such change shall be the Interest Payment Date immediately following the last day of the final Auction Period. The Company shall initiate the change in the length of the Auction Period by giving written notice to the Trustee, the Bond Insurer, the Auction Agent, the Broker-Dealers and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least 10 Business Days prior to the Auction Date for such Auction Period. In the event that the Company is in default under any of its obligations relating to the Bonds (including without limitation any default under this Agreement or the Bond Insurance Agreement), the Bond Insurer will succeed to any rights of the Company to direct a conversion of the interest rate on the Bonds. The Trustee shall not be charged with knowledge or notice of any such default, other than a default under Section 801(a)(i) unless and except to the extent it has actual knowledge thereof or has received written notice thereof from the Insurer.

      (ii) Any such changed Auction Period shall be for a period of one day, seven-days, 28-days, 35-days, three months, six months or a Special Auction Period and shall be for all of the Bonds in an Auction Rate Period.

      (iii) The change in the length of the Auction Period shall not be allowed unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection
(a) and the Auction immediately preceding the proposed change.

      (iv) The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its Bonds except to the extent such Existing Owner submits an Order with respect to such Bonds. If the condition referred to above is not met, the Auction Rate for the next Auction Period shall be the Maximum Auction Rate and the Auction Period shall be a seven-day Auction Period.

      (b) Changes in Auction Date. During any Auction Rate Period, the Auction Agent, with the written consent of the Company, may specify an earlier Auction Date for the Bonds (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of Auction Date in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Bonds. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Company, the Broker-Dealers and the Securities Depository.

      Section 410. Auction Agent.

            (a) The Auction Agent shall be appointed by the Trustee upon, and as designated in, the written direction of the Company to perform the functions specified herein. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Company, the Authority, the Trustee and the Broker-Dealer which shall set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Company and the Trustee.

      (b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in Bonds with the same rights as if such entity were not the Auction Agent.

      Section 411. Qualifications of Auction Agent; Resignation; Removal. The Auction

Agent shall be (a) a bank or trust company organized under the laws of the United States of America or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (b) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all the duties imposed upon it by this Agreement and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least ninety (90) days notice to the Company, the Authority, the Bond Insurer and the Trustee. The Auction Agent may be removed at any time by the Company by written notice, delivered to the Auction Agent, the Authority, the Bond Insurer and the Trustee. Upon any such resignation or removal, the Trustee shall appoint a successor Auction Agent, with the approval of the Bond Insurer, upon, and as designated in, the written direction of the Company meeting the requirements of this Section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties hereunder until its successor has been appointed by the Trustee. The Company shall be solely responsible for payment of compensation to the Auction Agent for its services. In the event that the Auction Agent has not been compensated for its services, the Auction Agent may resign by giving thirty (30) days notice to the Company, the Authority and the Trustee even if a successor Auction Agent has not been appointed.

      Section 412. Conversion.

      (a) Notice. At the option of the Company, with the prior written consent of the Bond Insurer, all (but not less than all) of the Bonds outstanding may be converted to the Daily Mode, Weekly Mode, Flexible Mode, Term Rate Mode or Fixed Rate Mode on a Conversion Date selected by the Company; provided that the Company's right to convert Bonds to another Mode shall terminate on the date of defeasance of such Bonds pursuant to Section 204; and provided further that no conversion shall be effective if the Bonds to be converted are not fully remarketed on the applicable mandatory tender date. Upon timely written notice from the Company, the Trustee shall give notice of any proposed conversion not fewer than 15 days (or, if the Bonds are then in a six-month Auction Period or a Special Auction Period of more than 180 days, 30 days) before the proposed Conversion Date to the registered owner, the Paying Agent, the Auction Agent and the Broker-Dealer. Such notice will state:

            (1) the title, outstanding principal amount and CUSIP number(s) of the Bonds to be converted to the Daily Mode, Weekly Mode, Flexible Mode, Term Rate Mode or Fixed Rate Mode;

            (2) the proposed Conversion Date;

            (3) that all of the Bonds to be converted will be subject to mandatory tender for purchase on the Conversion Date, at a price equal to par plus accrued interest to the Conversion Date;

            (4) the consequences of a failed conversion (which shall be as provided in subsection (c) below);

            (5) the time and address at which the Bonds are to be tendered for purchase;

            (6) that the conversion of the Bonds to the Daily Mode, Weekly Mode, Flexible Mode, Term Rate Mode or Fixed Rate Mode will not become effective unless the Trustee and the Authority shall have received, no later than one day before the proposed Conversion Date, an opinion of Bond Counsel to the effect that the conversion to the applicable Mode will not adversely affect the exclusion of interest on the Bonds from the gross income of the registered owner or the beneficial owners of the Bonds for federal income tax purposes and, on the proposed Conversion Date, a confirmation of such opinion; and

            (7) that after the Conversion Date, the registered owner and any beneficial owners shall have no further rights with respect to the Bonds so converted except to receive the purchase price therefor on the Conversion Date, with no interest accruing thereon.

Such notice to the owners shall be made by first class mail or, at the Company's option, certified mail, return receipt requested. Any notice mailed as provided in this Section 412 to the registered owner at its address listed in the registration books of the Paying Agent shall be conclusively presumed to have been duly given, whether or not the registered owner received the notice, and the failure of the registered owner to receive any such notice shall not affect the validity of the action described in such notice. For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, notices of mandatory tender for purchase of Bonds shall be given to DTC only, and none of the Authority, the Company, the Trustee, or the Paying Agent or any other Person shall have any responsibility for the delivery of any of such notices by DTC to any participants of DTC or by any direct or indirect participants of DTC to beneficial owners of the Bonds.

      (b) Terms of Bonds in Daily, Weekly, Flexible, Term Rate and Fixed Rate Modes. The Remarketing Agent shall determine the Daily, Weekly, Flexible, Term or Fixed Rate on a Business Day at least one Business Day prior to the proposed Conversion Date to the Daily, Weekly, Flexible, Term Rate or Fixed Rate Mode, as applicable. The Daily, Weekly, Flexible, Term Rate or Fixed Rate shall be determined by the Remarketing Agent as described in Article V. The Bonds so converted shall be subject to optional and mandatory redemption at the times and in the amounts described in Article V.

      (c) Failure to Convert. If any of the conditions to conversion of the Bonds from the Auction Mode to another Mode are not met, such conversion shall not take effect and the next Auction Period shall be a seven-day Auction Period and the Auction Rate of such Auction Period shall be the Maximum Auction Rate. In no event shall the failure of any Bond to be converted to another Mode be deemed to be a default or an Event of Default hereunder.

      Section 413. Credit Ratings. The Company shall take all reasonable action necessary to enable at least two nationally recognized statistical rating organizations (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act) to provide credit ratings for the Bonds.

      Section 414. Mandatory Tender.

      (a) Agreement to Tender. Each registered owner, by its acceptance of the Bonds, agrees to tender its Bonds to the Paying Agent for purchase on a Conversion Date properly endorsed for transfer in blank, at the time and address specified in such notice.

      (b) Purchase of Tendered Bonds. Delivery to the Paying Agent of Bonds to be tendered for purchase, together with wire payment instructions satisfactory to the Paying Agent, is required to be made on the Purchase Date in accordance with the procedures described in Sections 518 and 519. If the Bonds are delivered after the time described in Sections 518 or 519, as applicable, payment will be made on the next Business Day without any additional accrued interest. Bonds which are required to be tendered for purchase shall cease bearing interest from and after the date tender is required regardless of whether such Bonds are presented for payment and Owners shall have no further rights with respect to such Bonds other than the right to receive payment of the purchase price upon surrender of the Bonds.

      For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, delivery of Bonds required to be tendered for purchase shall be effected by the transfer by a direct participant of DTC on the Purchase Date of a book entry credit to the account of the Paying Agent of a beneficial interest in such Bonds. For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, payment of the purchase price shall be paid directly to DTC in accordance with the Representation Letter.

      In receiving Bonds hereunder, the Paying Agent shall be acting as a conduit and shall not be purchasing such Bonds for its own account. The performance of the Paying Agent's duties is subject to certain terms and standards set forth in this Agreement.

                                   ARTICLE V.

                         SPECIAL PROVISIONS RELATING TO

                       VARIABLE RATE AND FIXED RATE MODES

      Section 501. Definitions. In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used in this Article V and elsewhere in this Agreement have the following meanings with respect to Bonds in a Variable Rate Mode or Fixed Rate Mode unless the context or use indicates another or different meaning or intent:

      "Alternate Credit Enhancement" or "Alternate Liquidity Facility" shall mean a letter of credit, insurance policy, line of credit, surety bond, standby purchase agreement or other security or liquidity instrument, as the case may be, issued in accordance with the terms hereof as a replacement or substitute for any Credit Enhancement or Liquidity Facility, as applicable, then in effect.

      "Alternate Rate" shall mean, on any Rate Determination Date, for any Mode, a rate per annum equal to (a) the BMA Municipal Swap Index of Municipal Market Data, formerly the PSA Municipal Swap Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions) (the BMA Rate) most recently available as of the date of determination, or (b) if such index is no longer available, or if the BMA Rate is no longer published, the Kenny Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions), or if neither the BMA Rate nor the Kenny Index is published, the index determined to equal the prevailing rate determined by the Remarketing Agent for tax-exempt state and local government bonds meeting criteria determined in good faith by the Remarketing Agent to be comparable under the circumstances to the criteria used by the Bond Market Association to determine the BMA Rate just prior to when the Bond Market Association stopped publishing the BMA Rate. The Tender Agent shall make the determinations required by this determination, upon notification from the Authority, if there is no Remarketing Agent, if the Remarketing Agent fails to make any such determination or if the Remarketing Agent has suspended its remarketing efforts in accordance with the Remarketing Agreement.

      "Authorized Denominations" shall mean (i) with respect to Bonds in a Daily Mode or Weekly Mode, $100,000 and any integral multiple of $5,000 in excess thereof, (ii) with respect to Bonds in a Flexible Mode, $100,000 and any integral multiple of $1,000 in excess thereof and (iii) with respect to Bonds in a Long-Term Mode, $5,000 and any integral multiple thereof.

      "Automatic Termination Event" shall mean an event of default set forth in the Reimbursement Agreement between the Company and the Liquidity Provider which would result in the immediate termination of the Liquidity Facility prior to its stated expiration date without at least thirty days prior notice from the Liquidity Provider to the Tender Agent, other than a termination upon the substitution of an Alternate Liquidity Facility.

      "Available Amount" shall mean the amount available under the Credit Enhancement or Liquidity Facility, as applicable, to pay the principal of and interest on the Bonds or the Purchase Price of the Bonds, as applicable.

      "Available Moneys" shall mean (i) moneys held by the Trustee (other than in the Purchase Fund) and continuously subject to a first priority lien under this Agreement for a period of at least 123 days and not commingled with any moneys so held for less than said period and during which period no petition in bankruptcy was filed by or against, and no receivership, insolvency, assignment for the benefit of creditors or other similar proceeding has been commenced by or against, the Company, unless such petition or proceeding was dismissed and all applicable appeal periods have expired without an appeal having been filed,
(ii) investment income derived from the investment of moneys described in clause
(i) or (iii) any moneys with
respect to which an opinion of nationally recognized bankruptcy counsel has been received by the Trustee to the effect that payments by the Trustee in respect of the Bonds, as provided in this Agreement, derived from such moneys would not constitute transfers avoidable under 11 U.S.C. ss. 547(b) and recoverable from the Owners under 11 U.S.C. ss. 550(a) should the Company be the debtor in a case under Title 11 of the United States Code, as amended.

      "Beneficial Owner" shall mean, so long as the Bonds are negotiated in the Book-Entry System, any Person who acquires a beneficial ownership interest in a Bond held by the Securities Depository. If at any time the Bonds are not held in the Book-Entry System, Beneficial Owner shall mean Owner for purposes of this Agreement.

      "Book-Entry System" shall mean the system maintained by the Securities Depository described in Section 301(d) hereof.

      "Credit Enhancement" shall mean a direct-pay letter of credit, insurance policy, surety bond, line of credit or other instrument then in effect which secures or guarantees the payment of principal of and interest on the Bonds.

      "Credit Enhancement Failure" or "Liquidity Facility Failure" shall mean a failure of the Credit Provider or Liquidity Provider, as applicable, to pay a properly presented and conforming draw or request for advance under the Credit Enhancement or Liquidity Facility, as applicable, or the filing or commencement of any bankruptcy or insolvency proceedings by or against the Credit Provider or Liquidity Provider, as applicable, or the Credit Provider or Liquidity Provider, as applicable, shall declare a moratorium on the payment of its unsecured debt obligations or shall repudiate the Credit Enhancement or Liquidity Facility, as applicable.

      "Credit Provider" shall mean any bank, insurance company, pension fund or other financial institution which provides a Credit Enhancement or Alternate Credit Enhancement for the Bonds, including the Bond Insurer.

      "Current Mode" shall have the meaning specified in Section 509(a)(i) hereof.

      "Daily Mode" shall mean the Mode during which the Bonds bear interest at the Daily Rate.

      "Daily Rate" shall mean the per annum interest rate on any Bond in the Daily Mode determined pursuant to Section 506(a) hereof.

      "Daily Rate Period" shall mean the period during which a Bond in the Daily Mode shall bear a Daily Rate, which shall be from the Business Day upon which a Daily Rate is set to but not including the next succeeding Business Day.

      "Electronic Means" shall mean telecopy, facsimile transmission, e-mail transmission or other similar electronic means of communication providing evidence of transmission, including a telephonic communication confirmed by any other method set forth in this definition.

      "Expiration Date" shall mean the stated expiration date of the Credit Enhancement or the Liquidity Facility, as it may be extended from time to time as provided in the Credit Enhancement or the Liquidity Facility, or any earlier date on which the Credit Enhancement or the Liquidity Facility shall terminate, expire or be cancelled.

      "Favorable Opinion of Bond Counsel" shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Bond Counsel, to the effect that such action is permitted under the Act and this Agreement and will not impair the exclusion of interest on the Bonds from gross income for purposes of Federal income taxation or the exemption of interest on the Bonds from personal income taxation under the laws of New Hampshire (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of the Bonds).

      "Fitch" shall mean Fitch, Inc., and its successors and assigns, except that if such Company shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company after consultation with the Remarketing Agent.

      "Fixed Rate" shall mean the per annum interest rate on any Bond in the Fixed Rate Mode determined pursuant to Sections 507(b) hereof.

      "Fixed Rate Bond" shall mean a Bond in the Fixed Rate Mode.

      "Fixed Rate Mode" shall mean the Mode during which the Bonds bear interest at the Fixed Rate.

      "Fixed Rate Period" shall mean for the Bonds in the Fixed Rate Mode, the period from the Mode Change Date upon which the Bonds were converted to the Fixed Rate Mode to but not including the Maturity Date for the Bonds.

      "Flexible Rate Bond" shall mean a Bond in the Flexible Mode.

      "Flexible Mode" shall mean the Mode during which the Bonds bear interest at the Flexible Rate.

      "Flexible Rate" shall mean the per annum interest rate on a Bond in the Flexible Mode determined for such Bond pursuant to Section 505 hereof. The Bonds in the Flexible Mode may bear interest at different Flexible Rates.

      "Flexible Rate Period" shall mean the period of from one to 270 calendar days (which period must end on a Business Day) during which a Flexible Rate Bond shall bear interest at a Flexible Rate, as established by the Remarketing Agent pursuant to Section 505 hereof. The

Bonds in the Flexible Mode may be in different Flexible Rate Periods.

      "Interest Accrual Period" shall mean the period during which a Bond accrues interest payable on the next Interest Payment Date applicable thereto. With respect to any Mode, each Interest Accrual Period shall commence on (and include) the last Interest Payment Date to which interest has been paid (or, if no interest has been paid in such Mode, from the date of original authentication and delivery of the Bonds, or the Mode Change Date, as the case may be) to, but not including, the Interest Payment Date on which interest is to be paid. If, at the time of authentication of any Bond, interest is in default or overdue on the Bonds, such Bond shall bear interest from the date to which interest has previously been paid in full or made available for payment in full on Outstanding Bonds.

      "Interest Amount" shall mean the aggregate amount available under the Credit Enhancement or Liquidity Facility, as applicable, to pay interest accruing on the Bonds or that portion of the Purchase Price constituting interest.

      "Interest Payment Date" shall mean each date on which interest is to be paid and is: (i) with respect to the Bonds in the Flexible Mode, each Mandatory Purchase Date applicable thereto; (ii) with respect to the Bonds in the Daily Mode or Weekly Mode, the first Business Day of each month; (iii) with respect to the Bonds in a Long-Term Mode, the first day of the sixth calendar month following the month in which such Long-Term Mode takes effect, and the first day of each sixth calendar month thereafter or, upon the receipt by the Trustee of a Favorable Opinion of Bond Counsel, any other six-month interval chosen by the Company (beginning with the first such day which is at least three months after the Mode Change Date) and, with respect to a Term Rate Period, or the final day of the current Interest Period if other than a regular six-month interval; (iv) (without duplication as to any Interest Payment Date listed above) any Mode Change Date, other than a change between a Daily Mode and a Weekly Mode, and each Maturity Date; and (v) with respect to any Liquidity Provider Bonds, the day set forth in the Reimbursement Agreement.

      "Interest Period" shall mean, for the Bonds in a particular Mode, the period of time that the Bonds bear interest at the rate (per annum) which becomes effective at the beginning of such period, and shall include a Flexible Rate Period, a Daily Rate Period, a Weekly Rate Period, a Term Rate Period and a Fixed Rate Period.

      "Liquidity Facility" shall mean any letter of credit, line of credit, standby purchase agreement or other instrument then in effect which provides for the purchase of Bonds upon the tender thereof in the event remarketing proceeds are insufficient therefor.

      "Liquidity Provider" shall mean any bank, insurance company, pension fund or other financial institution which provides a Liquidity Facility or Alternate Liquidity Facility for the Bonds.

      "Liquidity Provider Bonds" shall mean any Bonds purchased by the Liquidity Provider with funds drawn on or advanced under the Liquidity Facility.

      "Long-Term Mode" shall mean a Term Rate Mode or a Fixed Rate Mode.

      "Mandatory Purchase Date" shall mean: (i) with respect to a Flexible Rate Bond the first Business Day following the last day of each Flexible Rate Period with respect to such Bond, (ii) for Bonds in the Term Rate Mode, on the first Business Day following the last day of each Term Rate Period, (iii) any Mode Change Date (except a change in Mode between the Daily Mode and the Weekly
Mode), (iv) any Substitution Date, (v) the fifth Business Day prior to the Expiration Date (other than as a result of an Automatic Termination Event), and
(vi) the date specified by the Credit Provider or Liquidity Provider in a written notice to the Trustee following the occurrence of an event of default (other than an Automatic Termination Event) under the Reimbursement Agreement, which date shall be a Business Day not less than the number of days specified in the Liquidity Facility after the Trustee's receipt of such notice.

      "Mode" shall mean, as the context may require, the Flexible Mode, the Daily Mode, the Weekly Mode, the Term Rate Mode, the Auction Rate Mode or the Fixed Rate Mode.

      "Mode Change Date" shall mean with respect to the Bonds in a particular Mode, the day on which another Mode for the Bonds begins.

      "Mode Change Notice" shall mean the notice from the Company to the other Notice Parties of the Company's intention to change the Mode with respect to the Bonds.

      "New Mode" shall have the meaning specified in Section 509(a)(i) hereof.

      "Notice Parties" shall mean the Authority, the Trustee, the Tender Agent, the Remarketing Agent, the Paying Agent, the Credit Provider, the Liquidity Provider and the Company.

      "Opinion of Counsel" shall mean a written legal opinion from a firm of attorneys experienced in the matters to be covered in the opinion.

      "Owner" shall mean the registered owner of a Bond, including the Securities Depository, if any, or its nominee.

      "Principal Payment Date" shall mean any date upon which the principal amount of Bonds is due hereunder, including the maturity date, any Redemption Date, or the date the maturity of any Bond is accelerated pursuant to the terms hereof or otherwise.

      "Purchase Date" shall mean (i) for a Bond in the Daily Mode or the Weekly Mode, any Business Day selected by the Beneficial Owner of said Bond pursuant to the provisions of Section 513 hereof, and (ii) any Mandatory Purchase Date.

      "Purchase Fund" shall mean the fund by that name created in Section 522 hereof.

      "Purchase Price" shall mean an amount equal to the principal amount of any Bonds purchased on any Purchase Date, plus, in the case of any purchase of Bonds in the Daily Mode or the Weekly Mode and Bonds purchased on a Mandatory Purchase Date that is not an Interest Payment Date, accrued interest, if any.

      "Rate Determination Date" shall mean any date on which the interest rate on Bonds shall be determined, which, (i) in the case of the Flexible Mode, shall be the first day of an Interest Period; (ii) in the case of the Daily Mode, shall be each Business Day commencing with the first day (which must be a Business Day) the Bonds become subject to the Daily Mode; (iii) in the case of the initial conversion to the Weekly Mode, shall be no later than the Business Day prior to the Mode Change Date, and thereafter, shall be each Wednesday or, if Wednesday is not a Business Day, then the Business Day next preceding such Wednesday; (iv) in the case of the Term Rate Mode, shall be a Business Day no earlier than fifteen (15) Business Days and no later than the Business Day next preceding the first day of an Interest Period, as determined by the Remarketing Agent; and (v) in the case of the Fixed Rate Mode, shall be a date determined by the Remarketing Agent which shall be at least one Business Day prior to the Mode Change Date.

      "Rating Agencies" shall mean any of Moodys, S&P or Fitch, which is then providing a rating on the Bonds.

      "Rating Confirmation Notice" shall mean a notice from Moodys, S&P or Fitch, as appropriate, confirming that the rating on the Bonds will not be lowered or withdrawn (other than a withdrawal of a short-term rating upon a change to a Long-Term Mode) as a result of the action proposed to be taken.

      "Record Date" shall mean (i) with respect to Bonds in a Short-Term Mode, the last Business Day before an Interest Payment Date and (ii) with respect to Bonds in a Long-Term Mode, the fifteenth (15th) day (whether or not a Business
Day) of the month next preceding each Interest Payment Date.

      "Redemption Date" shall mean the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms hereof.

      "Redemption Price" shall mean an amount equal to the principal of and premium, if any, and accrued interest, if any, on the Bonds to be paid on the Redemption Date.

      "Reimbursement Agreement" shall mean any reimbursement agreement, credit agreement, line of credit agreement, standby purchase agreement or other agreement, by and between the Credit Provider or Liquidity Provider, as applicable, and the Company.

      "Remarketing Agent" shall mean Morgan Stanley & Co. Incorporated, or any other investment banking firm which may be substituted in its place as provided in Section 524 hereof.

      "Remarketing Agreement" shall mean that certain Remarketing Agreement relating to the Bonds, by and between the Company and the Remarketing Agent or any similar agreement between the Company and the Remarketing Agent, as it may be amended or supplemented from time to time in accordance with its terms.

      "Remarketing Proceeds Account" shall mean the account by that name created in Section 522(a) hereof.

      "Short-Term Mode" shall mean the Daily Mode, the Weekly Mode or the Flexible Mode.

      "Short Term Interest Period" shall mean a Daily Rate Period, a Weekly Rate Period or a Flexible Rate Period.

      "Substitution Date" shall mean the date upon which an Alternate Credit Enhancement or Alternate Liquidity Facility is substituted for the Credit Enhancement or Liquidity Facility then in effect.

      "Tender Agent" shall mean the commercial bank, trust company or other entity which may from time to time be appointed to serve as Tender Agent hereunder. Until such time as an alternate Tender Agent is appointed, the Tender Agent shall be the Trustee.

      "Tender Notice Deadline" shall mean (i) during the Daily Mode, 11:00 A.M. on any Business Day and (ii) during the Weekly Mode, 5:00 P.M. on the Business Day seven days prior to the applicable Purchase Date.

      "Tender Notice" shall mean a notice delivered by Electronic Means or in writing that states (i) the principal amount of such Bond to be purchased pursuant to Section 513 hereof, (ii) the Purchase Date on which such Bond is to be purchased, (iii) applicable payment instructions with respect to the Bonds being tendered for purchase and (iv) an irrevocable demand for such purchase.

      "Term Rate" shall mean the per annum interest rate for the Bonds in the Term Rate Mode determined pursuant to Section 507(a) hereof.

      "Term Rate Mode" shall mean the Mode during which the Bonds bear interest at the Term Rate.

      "Term Rate Period" shall mean the period from (and including) the Mode Change Date to (but excluding) the last day of the first period that the Bonds shall be in the Term Rate Mode as established by the Company for the Bonds pursuant to Sections 509(a)(i) hereof and, thereafter, the period from (and including) the beginning date of each successive Interest Rate Period selected for the Bonds by the Company pursuant to Section 507(a) while it is in the Term Rate Mode to (but excluding) the commencement date of the next succeeding Interest Period, including another Term Rate Period. Except as otherwise provided in this Agreement, an Interest

Period for the Bonds in the Term Rate Mode must be at least 180 days in length.

      "Weekly Mode" shall mean the Mode during which the Bonds bear interest at the Weekly Rate.

      "Weekly Rate" shall mean the per annum interest rate on the Bonds in the Weekly Mode determined pursuant to Section 506(b) hereof.

      "Weekly Rate Period" shall mean the period during which a Bond in the Weekly Mode shall bear a Weekly Rate, which shall be the period commencing on Thursday of each week to and including Wednesday of the following week, except the first Weekly Rate Period which shall be from the Mode Change Date or date of initial issuance of the Bonds, as applicable, to and including the Wednesday of the following week and the last Weekly Rate Period which shall be from and including the Thursday of the week prior to the Mode Change Date to the day next preceding the Mode Change Date.

      Unless otherwise provided herein, all references to a particular time are to New York City time.

      Section 502. Medium, Method and Place of Payment and Dating of Bonds.

      So long as the Bonds are in the Book-Entry System, interest on the Bonds shall be paid by the Paying Agent on the Interest Payment Date by wire transfer of immediately available funds to an account and by the time specified by the Securities Depository. Unless otherwise provided in any writing with or from the Securities Depository, the interest on the Bonds in a Variable Rate Mode or the Fixed Rate Mode shall be paid by the Paying Agent on the Interest Payment Dates by wire transfer of immediately available funds to an account specified by the Owner in a writing delivered to the Paying Agent. Any such specified account shall remain in effect until revised by such Owner by an instrument in writing delivered to the Paying Agent. The principal of and premium, if any, on each Bond shall be payable on the Principal Payment Date, upon surrender thereof at the office of the Paying Agent.

      Except as may be specifically set forth herein, the Paying Agent, the Trustee, the Bond Insurer, the Remarketing Agent, the Company and the Authority may treat the Owner of a Bond as the absolute owner thereof for all purposes, whether or not such Bond shall be overdue, and the Paying Agent, the Trustee, the Remarketing Agent, the Company and the Authority shall not be affected by any knowledge or notice to the contrary; and payment of the principal of and premium, if any, and interest on such Bond shall be made only to such Owner, which payments shall be valid and effectual to satisfy and discharge the liability of such Bond to the extent of the sum or sums so paid. All Bonds at maturity or on earlier redemption paid pursuant to the provisions of this Section shall be cancelled by the Paying Agent.

      The Bonds shall be dated as described in Section 301 and, while in a Variable Rate Mode or the Fixed Rate Mode, shall bear interest at the applicable rate or rates during each applicable Interest Accrual Period until the entire principal amount of the respective series of Bonds has been paid.

      Section 503. Payment of Principal and Interest of Bonds; Acceptance of Terms and Conditions.

      (a) The interest on the Bonds shall become due and payable on the Interest Payment Dates in each year to and including the respective maturity date, and on each Redemption Date and on the date of any acceleration prior thereto. The principal of the Bonds shall become due and payable on the Principal Payment Dates.

      (b) By the acceptance of its Bond, the Owner and each Beneficial Owner thereof shall be deemed to have agreed to all the terms and provisions of such Bond as specified in such Bond and this Agreement including, without limitation, the applicable Interest Periods, interest rates (including any applicable Alternate Rate), Purchase Dates, Mandatory Purchase Dates, Purchase Prices, mandatory and optional purchase and redemption provisions applicable to such Bond, method and timing of purchase, redemption, payment, etc. Such Owner and each Beneficial Owner further agree that if, on any date upon which one of its Bonds is to be purchased, redeemed or paid at maturity or earlier due date, funds are on deposit with the Paying Agent or the Trustee to pay the full amount due on such Bond, then such Owner or Beneficial Owner shall have no rights under this Agreement other than to receive such full amount due with respect to such Bond and that interest on such Bond shall cease to accrue as of such date.

      (c) While any Bonds are Liquidity Provider Bonds, such Bonds shall bear interest and be payable at the times and in the amounts required under the Liquidity Facility (as to which the Trustee, the Bond Insurer and the Paying Agent shall be entitled to receive and rely upon a certificate from the Liquidity Provider).

      Section 504. Calculation and Payment of Interest; Change in Mode; Maximum Rate.

                  When a Short-Term Mode is in effect, interest shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed. When a Long-Term Mode is in effect, interest shall be calculated on the basis of a 360 day year comprised of twelve 30-day months. Payment of interest on each Bond shall be made on each Interest Payment Date for such Bond for unpaid interest accrued during the Interest Accrual Period to the Owner of record of such Bond on the applicable Record Date.

      (a) Bonds in any Mode, other than a Fixed Rate Mode, may be changed to any other Mode at the times and in the manner hereinafter provided. Subsequent to such change in Mode (other than a change to a Fixed Rate Mode), the Bonds may again be changed to a different Mode at the times and in the manner hereinafter provided. A Fixed Rate Mode shall be in effect until the respective maturity date, or acceleration thereof prior to such maturity date, and may not be changed to any other Mode.

      (b) No Bonds shall bear interest at an interest rate higher than the Maximum Rate.

      (c) In the absence of manifest error, the determination of interest rates (including any determination of rates in connection with a New Mode) and interest periods by the Remarketing Agent and the record of interest rates maintained by the Paying Agent shall be conclusive and binding upon the Remarketing Agent, the Paying Agent, the Trustee, the Authority, the Company, the Owners and the Beneficial Owners.

      Section 505. Determination of Flexible Rates and Interest Periods During Flexible Mode. An Interest Period for the Bonds in the Flexible Mode shall be of such duration of from one to 270 calendar days, ending on a Business Day or the maturity date, as the Remarketing Agent shall determine in accordance with the provisions of this Section. A Flexible Rate Bond can have an Interest Period, and bear interest at a Flexible Rate, different than another Flexible Rate Bond. In making the determinations with respect to Interest Periods, subject to limitations imposed by the second preceding sentence and in Section 504 hereof, on each Rate Determination Date for a Flexible Rate Bond, the Remarketing Agent shall select for such Bond the Interest Period which would result in the Remarketing Agent being able to remarket such Bond at par in the secondary market at the lowest average interest cost; provided, however, that if the Remarketing Agent has received notice from the Company that the Bonds are to be changed from the Flexible Mode to any other Mode, the Remarketing Agent shall select Interest Periods which do not extend beyond the resulting applicable Mandatory Purchase Date of the Bonds.

      Except while the Bonds are registered in a Book-Entry System, in order to receive payment of the Purchase Price the Owner of any Bond in the Flexible Mode must present such Bond to the Paying Agent, by 12:00 noon on the Rate Determination Date, in which case, the Paying Agent shall pay the Purchase Price to such Owner by 2:30 P.M. on the same day.

      By 1:00 P.M. on each Rate Determination Date, the Remarketing Agent, with respect to each Bond in the Flexible Mode which is subject to adjustment on such date, shall determine the Flexible Rate(s) for the Interest Periods then selected for such Bond and shall give notice by Electronic Means to the Paying Agent and the Company, of the Interest Period, the Purchase Date(s) and the Flexible Rate(s). The Remarketing Agent shall make the Flexible Rate and Interest Period available after 2:00 p.m. on each Rate Determination Date by telephone or Electronic Means to any Beneficial Owner or Notice Party requesting such information.

      Section 506. Determination of Interest Rates During the Daily Mode and the Weekly Mode. The interest rate for the Bonds in the Daily Mode or Weekly Mode shall be the rate of interest per annum determined by the Remarketing Agent on and as of the applicable Rate Determination Date as the minimum rate of interest which, in the opinion of the Remarketing Agent under then-existing market conditions, would result in the sale of the Bonds in the Daily Rate Period or Weekly Rate Period, as applicable, at a price equal to the principal amount thereof, plus interest, if any, accrued through the Rate Determination Date during the then current Interest Accrual Period.

      (a) During the Daily Mode, the Remarketing Agent shall establish the Daily Rate by

10:00 A.M. on each Rate Determination Date. The Daily Rate for any day during the Daily Mode which is not a Business Day shall be the Daily Rate established on the immediately preceding Rate Determination Date. The Remarketing Agent shall make the Daily Rate available after 10:30 A.M. on each Rate Determination Date by telephone or Electronic Means to any Beneficial Owner or Notice Party requesting such rate.

      (b) During the Weekly Mode, the Remarketing Agent shall establish the Weekly Rate by 4:00 P.M. on each Rate Determination Date. The Weekly Rate shall be in effect during the applicable Weekly Rate Period. The Remarketing Agent shall make the Weekly Rate available after 5:00 P.M. on the Rate Determination Date by telephone or Electronic Means to any Beneficial Owner or Notice Party requesting such rate.

      Section 507. Determination of Term Rates and Fixed Rates.

      (a) Term Rates. Except as provided in the immediately succeeding paragraph, once the Bonds are changed to the Term Rate Mode, the Bonds shall continue in the Term Rate Mode until changed to another Mode in accordance with
Section 509 hereof. The Term Rate shall be determined by the Remarketing Agent not later than 4:00 P.M. on the Rate Determination Date, and the Remarketing Agent shall make the Term Rate available by telephone or by Electronic Means to any Notice Party requesting such rate after 5:00 p.m. on the Rate Determination Date. The Term Rate shall be the minimum rate which, in the sole judgment of the Remarketing Agent, would result in a sale of the Bonds at a price equal to the principal amount thereof on the Rate Determination Date for the Interest Period selected by the Company in writing delivered to the Remarketing Agent before such Rate Determination Date. If a new Interest Period is not selected by the Company prior to a Rate Determination Date (for a reason other than a court prohibiting such selection), the new Interest Period shall be the same length as the current Interest Period (or such lesser period as shall be necessary to comply with the last sentence of this paragraph). No Interest Period in the Term Rate Mode may extend beyond the applicable Maturity Date.

      (b) Fixed Rates. The Remarketing Agent shall determine the Fixed Rate for the Bonds being converted to the Fixed Rate Mode in the manner and at the times as follows: not later than 4:00 P.M. on the applicable Rate Determination Date, the Remarketing Agent shall determine the Fixed Rate. The Fixed Rate shall be the minimum interest rate which, in the sole judgment of the Remarketing Agent, will result in a sale of the Bonds at a price equal to the principal amount thereof on the Rate Determination Date. The Remarketing Agent shall make the Fixed Rate available by telephone or by Electronic Means after 5:00 p.m. on the Rate Determination Date to any Notice Party requesting such Fixed Rate. The Fixed Rate so established shall remain in effect until the Maturity Date of such Bonds.

      Section 508. Alternate Rates. The following provisions shall apply in the event (i) the Remarketing Agent fails or is unable to determine the interest rate or Interest Period for the Bonds, (ii) the method by which the Remarketing Agent determines the interest rate or Interest Period with respect to the Bonds (or the selection by the Company of the Interest Periods for Bonds in the Term Rate Mode) shall be held to be unenforceable by a court of law of competent jurisdiction or (iii) if the Remarketing Agent suspends its remarketing effort in accordance with the Remarketing Agreement. These provisions shall continue to apply until such time as the Remarketing Agent (or the Company if applicable) again makes such determinations. In the case of clause (ii) above, the Remarketing Agent (or the Company, if applicable) shall again make such determination at such time as there is delivered to the Remarketing Agent and the Authority an opinion of Bond Counsel to the effect that there are no longer any legal prohibitions against such determinations. The following shall be the methods by which the interest rates and, in the case of the Flexible and Term Rate Modes, the Interest Periods, shall be determined for the Bonds as to which either of the events described in clauses (i), (ii) or (iii) shall be applicable. Such methods shall be applicable from and after the date either of the events described in clauses
(i), (ii) or (iii) first become applicable to the Bonds until such time as the events described in clauses (i), (ii) or (iii) are no longer applicable to the Bonds. These provisions shall not apply if the Company fails to select an Interest Period for the Bonds in the Term Rate Mode for a reason other than as described in clause (ii) above.

      (a) For Flexible Rate Bonds, the next Interest Period shall be from, and including, the first day following the last day of the current Interest Period for the Bonds to, but excluding, the next succeeding Business Day and thereafter shall commence on each Business Day and extend to, but exclude, the next succeeding Business Day. For each such Interest Period, the interest rate for the Bonds shall be the applicable Alternate Rate in effect on the Business Day that begins an Interest Period.

      (b) If the Bonds are in the Daily Mode or the Weekly Mode, then the Bonds shall bear interest during each subsequent Interest Period at the Alternate Rate in effect on the first day of such Interest Period.

      (c) If the Bonds are then in the Term Rate Mode, then the Bonds shall automatically convert to Flexible Rate Bonds, with an Interest Period commencing on the first day following the last day of the current Interest Period for the Bonds to, but excluding, the next succeeding Business Day and thereafter shall commence on each Business Day and extend to, but exclude, the next succeeding Business Day. For each such Interest Period, the interest rate for the Bonds shall be the applicable Alternate Rate in effect at the beginning of each such Interest Period.

      Section 509. Changes in Mode. Subject to the provisions of this Section, the Company may effect a change in Mode of the Bonds by following the procedures set forth in this Section; provided that the Company's right to effect a change in Mode of any series of Bonds shall terminate on the date of defeasance pursuant to Section 204. If a change in Mode will make the Bonds subject to Rule 15c2-12 promulgated under the Securities Act of 1934, as amended, the Company will execute a continuing disclosure undertaking satisfying the requirements of such Rule and shall cooperate with the Remarketing Agent and any Underwriter (as defined in such Rule) in satisfying the requirements of such Rule.

      (a) Changes to Modes Other Than Fixed Rate Mode. With the prior written consent of the Bond Insurer, the Bonds (other than Bonds in the Fixed Rate Mode) may be changed from a Variable Rate Mode to another Mode (other than the Fixed Rate Mode) as follows:

            (i) Mode Change Notice; Notice to Owners. No later than a Business Day which is at least 30 days (or such shorter time as may be agreed to by the Authority, the Company, the Trustee, the Tender Agent and the Remarketing Agent) preceding the proposed Mode Change Date, the Company shall give written notice to the Notice Parties of its intention to effect a change in the Mode from the Mode then prevailing (for purposes of this Section, the "Current Mode") to another Mode (for purposes of this Section, the "New Mode") specified in such written notice, and, if the change is to a Term Rate Mode, the length of the initial Interest Period as set by the Company, and, if the change is to the Auction Rate Mode, the length of the Auction Period. In the case of a change to a Term Rate Mode or from one Term Rate Mode to another Term Rate Mode, such notice to the Notice Parties shall also include a statement as to whether there will be a Liquidity Facility and/or Credit Enhancement in effect with respect to the Bonds following such change and the identity of any provider of such Liquidity Facility and/or Credit Enhancement. Notice of the proposed change in Mode shall be given by the Tender Agent to the Owners of the Bonds not less than the 15th day next preceding the Mode Change Date. Such notice shall state: (1) the Mode to which the conversion will be made and the Mode Change Date; (2) except in the case of a change from the Daily Mode to the Weekly Mode or from the Weekly Mode to the Daily Mode, that the Bonds will be subject to mandatory tender for purchase on the Mode Change Date and the Purchase Price of the Bonds; and (3) if the Book-Entry System is no longer in effect, information with respect to required delivery of Bond certificates and payment of Purchase Price.

            (ii) Determination of Interest Rates. The New Mode shall commence on the Mode Change Date and the interest rate(s) (together, in the case of a change to the Flexible Mode, with the Interest Period(s)) shall be determined by the Remarketing Agent (or the Company in the case of the Interest Period for the Bonds converted to the Term Rate Mode) in the manner provided in Sections 505, 506 and 507 and in Article IV hereof, as applicable.

            (iii) Conditions Precedent:

                  (A) The Mode Change Date shall be:

                        (1) in the case of a change from the Flexible Mode, the next Mandatory Purchase Date for the Flexible Rate Bonds;

                        (2) in the case of a change from the Daily or Weekly Mode, any Business Day; and

                        (3) in the case of a change from the Term Rate Mode to another Mode, or from a Term Rate Period to a Term Rate Period of a different duration, the Mode Change Date shall be limited to any Interest Payment Date on which the Bonds are subject to optional redemption or to the last Interest Payment Date of the current Term Rate Period, as the case may be. Such Bonds shall be purchased on such Mode Change Date at a Purchase Price equal to 100% of the principal amount thereof, provided that if such Bonds are to be purchased on an Interest Payment Date other than the last Interest Payment Date and would otherwise be subject to optional redemption on such Mode Change Date at a Redemption Price of more than 100% of the principal amount thereof, such Bonds shall be purchased at a Purchase Price equal to such Redemption Price.

                  (B) If the Bonds to be converted are in the Flexible Mode, no Interest Period set after delivery by the Company to the Remarketing Agent of the notice of the intention to effect a change in Mode shall extend beyond the proposed Mode Change Date.

                  (C) The following items shall have been delivered to the Trustee, the Paying Agent and the Remarketing Agent on or prior to the Mode Change Date:

                        (1) in the case of a change from a Short-Term Mode to a Long-Term Mode or from a Long-Term Mode to a Short-Term Mode or the Auction Rate Mode, a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Notice Parties;

                        (2) if there is to be an Alternate Liquidity Facility or Alternate Credit Enhancement delivered in connection with such change, the items required by Section 521(d) hereof;

                        (3) a Rating Confirmation Notice, or if the Mode Change Date is a Mandatory Purchase Date, a notice from the Rating Agencies of the rating(s) to be assigned the Bonds on such Mode Change Date; and

                        (4) written consent from the Bond Insurer.

      (b) Change to Fixed Rate Mode. At the option of the Company and with the prior written consent of the Bond Insurer, the Bonds may be changed to the Fixed Rate Mode as provided in this Section 509(b). On any Business Day which is at least 30 days (or such shorter time as may be agreed to by the Authority, the Company, the Trustee and the Remarketing Agent, but in any event not less than the 15th day next preceding the Mode Change Date) before the proposed Mode Change Date, the Company shall give written notice to the Notice Parties stating that the Mode will be changed to the Fixed Rate Mode and setting forth the proposed Mode Change Date. Such notice shall also state whether or not there shall be Credit Enhancement with respect to the Bonds following such change and, if so, the identity of the Credit Provider. Any such change in Mode shall be made as follows:

            (i) Mode Change Date. The Mode Change Date shall be:

                  (A) in the case of a change from the Flexible Mode, the next Mandatory Purchase Date for the Flexible Rate Bonds;

                  (B) in the case of a change from the Daily or Weekly Mode, any

Business Day; and

                  (C) in the case of a change from the Term Rate Mode, the Mode Change Date shall be limited to any Interest Payment Date on which the Bonds are subject to optional redemption or to the next Mandatory Purchase Date for the Term Rate Bonds, as the case may be. Such Bonds shall be purchased on such Mode Change Date at a Purchase Price equal to 100% of the principal amount thereof, provided that if such Bonds would otherwise be subject to optional redemption on such Mode Change Date at a Redemption Price of more than 100% of the principal amount thereof, such Bonds shall be purchased at a Purchase Price equal to such Redemption Price.

            (ii) Notice to Owners. Not less than the 15th day next preceding the Mode Change Date, the Paying Agent shall mail, in the name of the Company, a notice of such proposed change to the Owners of the Bonds stating that the Mode will be changed to the Fixed Rate Mode, the proposed Mode Change Date and that such Owner is required to tender such Owners Bonds for purchase on such proposed Mode Change Date.

            (iii) General Provisions Applying to Change to Fixed Rate Mode. The change to the Fixed Rate Mode shall not occur unless the following items shall have been delivered to the Authority, the Company, the Trustee and the Remarketing Agent on or prior to the Mode Change Date:

                  (A) a Favorable Opinion of Bond Counsel dated the Mode Change Date and addressed to the Authority, the Company, the Trustee, the Bond Insurer and the Remarketing Agent;

                  (B) if there is to be Credit Enhancement delivered in connection with such change, the items required by Section 521(d) hereof in connection with the delivery of an Alternate Credit Enhancement, and

                  (C) notice from the Rating Agencies of the rating(s) to be assigned the Bonds on such Mode Change Date.

            (iv) Determination of Interest Rate. The Fixed Rate for the Bonds to be converted to the Fixed Rate Mode shall be established by the Remarketing Agent on the Rate Determination Date applicable thereto pursuant to the provisions of Section 507(b). Such Rate shall remain in effect until the maturity date of the Bonds.

            (v) Redemption Terms. Upon conversion of the Bonds to the Fixed Rate Mode, the Bonds shall be remarketed at par, shall mature on the same maturity date and be subject to the same mandatory and optional redemption provisions as set forth in this Agreement for any prior Mode; provided, however, that if the Company shall deliver to the Trustee a Favorable Opinion of Bond Counsel, the Company may elect to (1) change the optional redemption dates and/or premiums set forth in Section 512(b) hereof, and/or

      (2) sell some or all of the Bonds at a premium or a discount to par.

      (c) Failure to Satisfy Conditions Precedent to a Mode Change. In the event the conditions described above in subsections (a) or (b), as applicable, of this Section have not been satisfied by the applicable Mode Change Date, then the New Mode shall not take effect (although any mandatory tender shall be made on such date if notice has been sent to the Owners stating that such Bonds would be subject to mandatory purchase on such date). If the failed change in Mode was from the Flexible Mode, the Bonds shall remain in the Flexible Mode with interest rates and Interest Periods to be established by the Remarketing Agent on the failed Mode Change Date in accordance with Section 505 hereof. If the failed change in Mode was from the Daily Mode, the Bonds shall remain in the Daily Mode, and if the failed change in Mode was from the Weekly Mode, the Bonds shall remain in the Weekly Mode, in each case with interest rates established in accordance with the applicable provisions of Section 506 hereof on and as of the failed Mode Change Date. If the failed change in Mode was from the Term Rate Mode, then the Bonds shall stay in the Term Rate Mode for an Interest Period ending on the following Interest Payment Date for the Bonds in the Term Rate Mode and the interest rate shall be established by the Remarketing Agent on the failed Mode Change Date in accordance with Section 507(a) hereof.

      (d) Recission of Election. Notwithstanding anything herein to the contrary, the Company may rescind any election by it to change a Mode as described above prior to the Mode Change Date by giving written notice thereof to the Notice Parties prior to such Mode Change Date. If the Tender Agent receives notice of such rescission prior to the time the Tender Agent has given notice to the holders of the Bonds, then such notice of change in Mode shall be of no force and effect. If the Tender Agent receives notice from the Company of rescission of a Mode change after the Tender Agent has given notice thereof to the holders of the Bonds, then if the proposed Mode Change Date would have been a Mandatory Purchase Date, such date shall continue to be a Mandatory Purchase Date. If the proposed change in Mode was from the Flexible Mode, the Bonds shall remain in the Flexible Mode with interest rates and Interest Periods to be established by the Remarketing Agent on the proposed Mode Change Date in accordance with Section 505 hereof. If the proposed change in Mode was from the Daily Mode, the Bonds shall remain in the Daily Mode, and if the proposed change in Mode was from the Weekly Mode, the Bonds shall remain in the Weekly Mode, in each case with interest rates established in accordance with the applicable provisions of Section 506 hereof on and as of the proposed Mode Change Date. If the proposed change in Mode was from the Term Rate Mode, then the Bonds shall stay in the Term Rate Mode for an Interest Period ending on the following Interest Payment Date for the Bonds in the Term Rate Mode and the interest rate shall be established by the Remarketing Agent on the proposed Mode Change Date in accordance with Section 507(a) hereof. If the Remarketing Agent is unable to determine the interest rate on the proposed Mode Change Date, the provisions of
Section 508 shall apply.

      Section 510. Optional Redemption of Flexible Rate Bonds. Bonds in the Flexible Mode are not subject to optional redemption prior to their respective Purchase Dates. Bonds in the Flexible Mode shall be subject to redemption at the option of the Company in whole or in part on their respective Purchase Dates at a redemption price equal to the principal amount thereof.

      Section 511. Optional Redemption of Bonds in the Daily Mode or the Weekly Mode. Bonds in the Daily Mode or the Weekly Mode are subject to optional redemption by the Company, in whole or in part, in Authorized Denominations on any date, at a redemption price equal to the principal amount thereof, plus, accrued interest, if any, from the end of the preceding Interest Accrual Period to the Redemption Date.

      Section 512. Optional Redemption of Bonds in the Term Rate or the Fixed Rate Mode.

            Bonds in a Term Rate Mode shall be subject to redemption, in whole or in part, on their individual Mandatory Purchase Dates, at the option of the Company at a redemption price equal to the principal amount thereof.

      (a) Bonds in the Term Rate Mode or Fixed Rate Mode are subject to redemption in whole on any date or in part on any Interest Payment Date (and if in part by lot or by such other method as the Paying Agent determines to be fair and reasonable and in Authorized Denominations) at the redemption prices set forth below, together with accrued interest, if any, to the redemption date:

---------------------------------------------------------------------------------------------------------------------
LENGTH OF LONG-TERM                          COMMENCEMENT OF                        REDEMPTION PRICE
INTEREST RATE PERIOD                         REDEMPTION PERIOD

---------------------------------------------------------------------------------------------------------------------
Greater than or equal to 15                  Tenth anniversary of the               102%, declining by 1.0% on each
years                                        commencement of Long-Term              succeeding anniversary of the
                                             Interest Rate Period                   first day of the redemption
                                                                                    period until reaching 100% and
                                                                                    thereafter at 100%

---------------------------------------------------------------------------------------------------------------------
Less than 15 years and greater               Seventh anniversary of the             102%, declining by 1.0% on each
than or equal to 10 years                    commencement of Long-Term              succeeding anniversary of the
                                             Interest Rate Period                   first day of the redemption
                                                                                    period until reaching 100% and
                                                                                    thereafter at 100%

---------------------------------------------------------------------------------------------------------------------
Less than 10 years and                       Third anniversary of the               101%, declining by 1.0% on each
greater than or equal to                     commencement of Long-Term              succeeding anniversary of the
5 years                                      Interest Rate Period                   first day of the redemption
                                                                                    period until reaching 100% and
                                                                                    thereafter at 100%

---------------------------------------------------------------------------------------------------------------------
Less than 5 years                            Bonds not subject to optional
                                             redemption

---------------------------------------------------------------------------------------------------------------------

      (b) The Company, in connection with a change to a Long-Term Mode, may waive or otherwise alter its rights to direct the redemption of any such Bonds so changed to a Long-Term Mode at any time without premium; provided that notice describing the waiver or alteration shall be submitted to the Paying Agent, the Trustee and the Remarketing Agent, together with a Favorable Opinion of Bond Counsel, addressed to them.

      (c) If a Credit Enhancement is then in effect and the Redemption Price includes any premium, the right of the Company to direct an optional redemption is subject to the condition that the Trustee has received, prior to the date on which notice of redemption is required to be given to Owners, either Available Moneys of the Company sufficient to cover the premium due on the Redemption Date or written confirmation from the Credit Provider that it can draw under the Credit Enhancement on the proposed redemption date in an aggregate amount sufficient to cover the principal of and premium and interest due on the Redemption Date.

      Section 513. Optional Tenders of Bonds in the Daily Mode or the Weekly Mode. Subject to Section 518 hereof, the Beneficial Owners of Bonds in a Daily Mode or a Weekly Mode may elect to have their Bonds (or portions of those Bonds in amounts equal to an Authorized Denominations) purchased on any Business Day at a price equal to the Purchase Price, upon delivery of a Tender Notice by the Tender Notice Deadline.

      Section 514. Mandatory Purchase on Mandatory Purchase Date. The Bonds shall be subject to mandatory purchase on each Mandatory Purchase Date. The Tender Agent shall give notice of such mandatory purchase by mail to the Owners of the Bonds subject to mandatory purchase (a) no less than thirty (30) days prior to the Mandatory Purchase Date in the case of a mandatory purchase (i) at the end of an Interest Period for Bonds in a Term-Rate Mode or (ii) on a Substitution Date; (b) no less than 15 days prior to the Mandatory Purchase Date in the case of a mandatory purchase on a Mode Change Date; and (c) no less than the number of days specified in the Liquidity Facility prior to the Mandatory Purchase Date (i) following notice from the Credit Provider or Liquidity Provider of an event of default under the Reimbursement Agreement or (ii) immediately preceding any Expiration Date. No notice shall be given of the Mandatory Purchase Date at the end of each Interest Period for Flexible Rate Bonds. Any notice shall state the Mandatory Purchase Date, the Purchase Price, the numbers of the Bonds to be purchased if less than all of the Bonds owned by such Owner are to be purchased, and that interest on Bonds subject to mandatory purchase shall cease to accrue from and after the Mandatory Purchase Date. The failure to mail such notice with respect to any Bond shall not affect the validity of the mandatory purchase of any other Bond with respect to which notice was so mailed. Any notice mailed will be conclusively presumed to have been given, whether or not actually received by any Owner or Beneficial Owner.


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      Section 515. Remarketing of Bonds; Notices.

      (a) Remarketing of Bonds. The Remarketing Agent shall use its best efforts to offer for sale:

      (i) all Bonds or portions thereof as to which notice of tender pursuant to
      Section 513 hereof has been given; and

      (ii) all Bonds required to be purchased on a Mandatory Purchase Date described in clauses (i), (ii) or (iii) of the definition thereof; and

      (iii) any Liquidity Provider Bonds (A) purchased on a Purchase Date described in clause (i) or (ii) above, (B) with respect to which the Liquidity Provider has provided notice to the Trustee and the Remarketing Agent that it is ready to reinstate the Available Amount, (C) with respect to which an Alternate Liquidity Facility and Alternate Credit Enhancement are in effect (if such funds were secured by a Credit Enhancement prior to becoming Liquidity Provider Bonds which Credit Enhancement is no longer in effect), or (D) which are being marketed as Fixed Rate Bonds.

      (b) Notice of Remarketing; Registration Instructions; New Bonds. On each date on which a Bond is to be purchased:

      (i) the Remarketing Agent shall notify by Electronic Means the Tender Agent by 12:00 noon if it has been unable to remarket any tendered Bonds, and shall include in such notice the principal amount of Bonds it has been unable to remarket;

      (ii) unless the Remarketing Agent has delivered the notice described in clause (i) above, the Remarketing Agent shall notify the Tender Agent by Electronic Means not later than 1:00 P.M. of the names of the purchasers of the remarketed Bonds and such information as may be necessary to register the Bonds and the registration instructions (i.e., the names, addresses and taxpayer identification numbers of the purchasers and the desired Authorized Denominations) with respect thereto; and

      (iii) if the Bonds are no longer in the Book-Entry System, the Tender Agent shall authenticate new Bonds for the respective purchasers thereof which shall be available for pick-up by the Remarketing Agent not later than 2:30 P.M.

      (c) Draw on Liquidity Facility. On each date on which a Bond is to be purchased, if the Remarketing Agent shall have given notice to the Tender Agent pursuant to clause (b)(i) above that it has been unable to remarket any of the Bonds, the Tender Agent shall direct the Trustee (if the two are separate entities) to draw on the Liquidity Facility (or if there is no Liquidity Facility or the Liquidity Facility is unavailable to honor such draw, request funds from the Company) by 12:30 P.M. in an amount equal to the Purchase Price of all such Bonds which have not been successfully remarketed.


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

      Section 516. Source of Funds for Purchase of Bonds. By the close of business on the date on which a Bond is to be purchased, and except as set forth in Section 518(b)(ii) hereof, the Tender Agent shall purchase tendered Bonds from the tendering Owners at the applicable Purchase Price by wire transfer in immediately available funds. Funds for the payment of such Purchase Price shall be derived solely from the following sources in the order of priority indicated and none of the Tender Agent, the Trustee nor the Remarketing Agent shall be obligated to provide funds from any other source:

      (a) immediately available funds on deposit in the Remarketing Proceeds Account;

      (b) immediately available funds on deposit in the Liquidity Facility Purchase Account;

      (c) Available Moneys of the Company; and

      (d) Other moneys of the Company.

      Section 517. Delivery of Bonds. On each date on which a Bond is to be purchased, such Bond shall be delivered as follows:

      (a) Bonds sold by the Remarketing Agent and described in Section 516(a) hereof shall be delivered by the Remarketing Agent to the purchasers of such Bonds by 3:00 P.M.; and

      (b) Bonds purchased by the Tender Agent with moneys described in Section 516(b) hereof shall be registered immediately in the name of the Liquidity Provider or its nominee (which may be the Securities Depository) on or before 3:00 P.M.

      (c) Bonds purchased by the Company with moneys described in Section 516(c) or (d) hereof shall be registered immediately in the name of the Company or its nominee on or before 3:00 P.M. Bonds so owned by the Company shall continue to be outstanding under the terms of this Agreement and be subject to all of the terms and conditions of this Agreement and shall be subject to remarketing by the Remarketing Agent.


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

      Section 518. Book-Entry Tenders.

      (a) Notwithstanding any other provision of this Article V to the contrary, all tenders for purchase during any period in which the Bonds are registered in the name of Cede & Co. (or the nominee of any successor Securities Depository) shall be subject to the terms and conditions set forth in the Representation Letter and to any regulations promulgated by DTC (or any successor Securities Depository). For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, the tender option rights of Holders of Bonds may be exercised only by a Direct Participant of DTC acting, directly or indirectly, on behalf of a Beneficial Owner of Bonds by giving notice of its election to tender Bonds or portions thereof at the times and in the manner described above. Beneficial Owners will not have any rights to tender Bonds directly to the Tender Agent. Procedures under which a Beneficial Owner may direct a Direct Participant or DTC, or an Indirect Participant of DTC acting through a Direct Participant of DTC, to exercise a tender option right in respect of Bonds or portions thereof in an amount equal to all or a portion of such Beneficial Owner's beneficial ownership interest therein shall be governed by standing instructions and customary practices determined by such Direct Participant or Indirect Participant. For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, delivery of Bonds required to be tendered for purchase shall be effected by the transfer by a Direct Participant on the applicable Purchase Date of a book-entry credit to the account of the Tender Agent of a beneficial interest in such Bonds.

      (b) Notwithstanding anything expressed or implied herein to the contrary, so long as the Book-Entry System for the Bonds is maintained:

      (i) there shall be no requirement of physical delivery to or by the Tender Agent, the Remarketing Agent or the Trustee of:

                  (A) any Bonds subject to mandatory or optional purchase as a condition to the payment of the Purchase Price therefor;

                  (B) any Bonds that have become Liquidity Provider Bonds; or

                  (C) any remarketing proceeds of such Bonds or Liquidity Provider Bonds; and

      (ii) except as provided in (iii) below, none of the Trustee, the Tender Agent nor the Paying Agent shall have any responsibility for paying the Purchase Price of any tendered Bond or for remitting remarketing proceeds to any person; and

      (iii) the Trustee's sole responsibilities in connection with the purchase and remarketing of a tendered Bond shall be to:

                  (A) draw upon the Liquidity Facility in the event the Remarketing Agent notifies the Tender Agent as provided herein that such Bond has not been remarketed on or before the Purchase Date therefor, which draw shall be in an amount equal to the difference


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

between such Purchase Price and any remarketing proceeds received by Remarketing Agent in connection with a partial remarketing of such Bond, and to remit the amount so drawn to or upon the order of the Securities Depository for the benefit of the tendering Beneficial Owners; and

                  (B) remit any proceeds derived from the remarketing of a Liquidity Provider Bond to the Liquidity Provider.

      Section 519. No Book-Entry System. If at any time the Bonds shall no longer be in the Book-Entry System, the following procedures shall be followed:

      (a) Bonds shall be delivered (with all necessary endorsements) at or before 12:00 noon on the Purchase Date at the office of the Paying Agent in New York, New York; provided, however, that payment of the Purchase Price shall be made pursuant to this Section only if the Bond so delivered to the Paying Agent conforms in all respects to the description thereof in the notice described in this Section. Payment of the Purchase Price with respect to purchases under this Section shall be made to the Owners of tendered Bonds by wire transfer in immediately available funds by the Paying Agent by 3:00 P.M. on the Purchase Date.

      (b) If a Bond to be purchased is not delivered by the Owner to the Paying Agent by 12:00 noon on the date on which such Bond is to be purchased, the Paying Agent shall hold any funds received for the purchase of those Bonds in trust in a separate account and shall pay such funds to the former Owners of the Bonds upon presentation of the Bonds. Such undelivered Bonds shall cease to accrue interest as to the former Owners on such purchase date and moneys representing the Purchase Price shall be available against delivery of those Bonds at the Principal Office of the Paying Agent; provided, however, that any funds which shall be so held by the Paying Agent and which remain unclaimed by the former Owner of a Bond not presented for purchase for a period of three years after delivery of such funds to the Paying Agent, shall, to the extent permitted by law, upon request in writing by the Company and the furnishing of security or indemnity to the Paying Agent's satisfaction, be paid to the Company free of any trust or lien and thereafter the former Owner of such Bond shall look only to the Company as an unsecured creditor and then only to the extent of the amounts so received by the Company without any interest thereon and the Paying Agent shall have no further responsibility with respect to such moneys or payment of the purchase price of such Bonds. The Paying Agent shall authenticate a replacement Bond for any undelivered Bond which may then be remarketed by the Remarketing Agent.

      (c) The Paying Agent shall hold all Bonds properly tendered to it for purchase hereunder as agent and bailee of, and in escrow for the benefit of, the respective Owners of the Bonds which shall have so tendered such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Owners.

      Section 520. No Purchases or Sales After Credit Provider or Liquidity Provider Failure. Anything in this Agreement to the contrary notwithstanding, if there shall have occurred and be continuing either a Credit Enhancement Failure or a Liquidity Facility Failure, the Remarketing Agent shall not remarket any Bonds. All other provisions of this Agreement, including without


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limitation, those relating to the setting of interest rates and Interest Periods and mandatory and optional purchases, shall remain in full force and effect during the continuance of such Credit Enhancement Failure or Liquidity Facility Failure, as the case may be.

      Section 521. Credit Enhancement and Liquidity Facility.

                              While any Credit Enhancement is in effect with
respect to any Bonds, the Trustee shall, on the Business Day preceding each Interest Payment Date and Principal Payment Date, before 4:00 P.M. on such day, draw on the Credit Enhancement in accordance with the terms thereof so as to receive thereunder with respect to Bonds covered by the Credit Enhancement by 1:00 P.M. on said Interest Payment Date and Principal Payment Date, an amount, in immediately available funds, equal to the amount of interest and principal payable on such Bonds on such Interest Payment Date and Principal Payment Date. The proceeds of such draws shall be deposited in an account dedicated to such purpose.

      (a) On each date on which a Bond is to be purchased, the Trustee, at the direction of the Tender Agent as provided in Section 515(c) hereof, by demand given by Electronic Means before 12:30 P.M., shall draw on the Liquidity Facility in accordance with the terms thereof so as to receive thereunder by 2:30 P.M. on such date an amount, in immediately available funds, sufficient, together with the proceeds of the remarketing of Bonds on such date, to enable the Tender Agent to pay the Purchase Price in connection therewith. The proceeds of such draw shall be paid to the Tender Agent, who shall deposit said proceeds in the Liquidity Facility Purchase Account pursuant to Section 522(b) hereof.

      (b) Notwithstanding the foregoing paragraphs of this Section, if the Credit Provider and the Liquidity Provider are the same entity, the Trustee shall not draw on the Credit Enhancement with respect to any payments due or made in connection with Liquidity Provider Bonds. In no event shall the Trustee draw on the Credit Enhancement with respect to any payments made or made in connection with Bonds not covered by the Credit Enhancement or Bonds owned by the Company.

      (c) If at any time there shall have been delivered to the Trustee (i) an Alternate Credit Enhancement or an Alternate Liquidity Facility in substitution for the Credit Enhancement or Liquidity Facility then in effect, (ii) a Favorable Opinion of Bond Counsel, (iii) a written Opinion of Counsel for the provider of the Alternate Credit Enhancement or Alternate Liquidity Facility, as applicable, to the effect that such Alternate Credit Enhancement or Alternate Liquidity Facility is a valid, legal and binding obligation of the provider thereof (subject to customary exceptions), and (iv) unless waived by such entity, written evidence satisfactory to the Credit Provider and the Liquidity Provider of the provision for purchase from the Liquidity Provider of all Liquidity Provider Bonds, at a price equal to the principal amount thereof plus accrued and unpaid interest, and payment of all amounts due to the Credit Provider and the Liquidity Provider under the Reimbursement Agreement(s) on or before the effective date of such Alternate Letter of Credit or Alternate Liquidity Facility, then the Trustee shall accept such Alternate Letter of Credit or


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

Alternate Liquidity Facility on the Substitution Date and shall surrender the Credit Enhancement or Liquidity Facility then in effect to the provider thereof on the Substitution Date. The Company shall give the Notice Parties written notice of the proposed substitution of an Alternate Credit Enhancement or Alternate Liquidity Facility no less than thirty (30) days prior to the proposed Substitution Date. The Trustee shall give notice of such proposed substitution by mail to the Beneficial Owners of the Bonds as identified by the Remarketing Agent and to the registered owners (subject to procedures of the Securities Depository) no less than fifteen (15) days prior to the proposed Substitution Date.

      Section 522. Purchase Fund. There is hereby established and there shall be maintained with the Tender Agent, as agent for the Trustee, a separate fund to be known as the "Purchase Fund". The Tender Agent shall further establish separate accounts within the Purchase Fund to be known as the "Liquidity Facility Purchase Account" and the "Remarketing Proceeds Account" and the "Company Purchase Account".

      (a) Remarketing Proceeds Account. Upon receipt of the proceeds of a remarketing of a Bond on the date such bond is to be purchased, the Tender Agent shall deposit such proceeds in the Remarketing Proceeds Account for application to the Purchase Price of the Bonds. Notwithstanding the foregoing, upon the receipt of the proceeds of a remarketing of Liquidity Provider Bonds, the Tender Agent shall immediately pay such proceeds to the Liquidity Provider to the extent of any amount owing to the Liquidity Provider.

      (b) Liquidity Facility Purchase Account. Upon receipt from the Trustee of the immediately available funds transferred to the Tender Agent pursuant to
Section 521(b) hereof, the Tender Agent shall deposit such money in the Liquidity Facility Purchase Account for application to the Purchase Price of the Bonds to the extent that the moneys on deposit in the Remarketing Proceeds Account shall not be sufficient. Any amounts deposited in the Liquidity Facility Purchase Account and not needed with respect to the Purchase Price for any Bonds shall be immediately returned to the Liquidity Provider.

      (c) Company Purchase Account. Upon receipt of Funds from the Company pursuant to Section 516(c) or (d) hereof, the Tender Agent shall deposit such Funds in the Company Purchase Account for application to the Purchase Price of the Bonds. Any amounts deposited in the Company Purchase Account and not needed with respect to the Purchase Price for any Bonds shall be immediately refunded to the Company.

      (d) Investment. Amounts held in the Liquidity Facility Purchase Account and the Remarketing Proceeds Account by the Paying Agent shall be held uninvested and separate and apart from all other funds and accounts.

      Section 523. Inadequate Funds for Tenders. If sufficient funds are not available for the purchase of all tendered Bonds required to be purchased on any Purchase Date, the Trustee shall take all actions reasonably available to it to obtain remarketing proceeds from the Remarketing Agent and sufficient funds from the Liquidity Provider or the Company to purchase all such Bonds on or before 12:00 noon, New York City time, on the Business Day next succeeding such

Purchase Date. Thereafter, the Trustee shall continue to take all such action reasonably available to it to obtain such remarketing proceeds from the Remarketing Agent and such funds from the Liquidity Provider or the Company. Any obligations of the Remarketing Agent, the Credit Provider or the Company to cause the deposit of such funds from remarketing proceeds, proceeds of the Credit Enhancement or other amounts, respectively, shall remain enforceable pursuant to this Agreement, and such obligation shall only be discharged at such time as funds are deposited with the Trustee in an amount sufficient to purchase all such Bonds, together with any interest which has accrued on such Bonds to the subsequent actual purchase date.

      Section 524. Appointment of Remarketing Agent.

                        The Remarketing Agent is hereby appointed to remarket Bonds pursuant to this Agreement, and to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Notice Parties at all reasonable times. The Remarketing Agent shall act as such under the Remarketing Agreement.

      (a) The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least ten (10) days' notice to the Notice Parties. The Remarketing Agent may suspend its remarketing efforts as set forth in the Remarketing Agreement. The Remarketing Agent may be removed at any time, at the direction of the Company, by an instrument filed with the Remarketing Agent, the Trustee and the Paying Agent and upon at least ten (10) days' notice to the Remarketing Agent. Any successor Remarketing Agent shall be selected by the Company, and shall be a member of the National Association of Securities Dealers, Inc., shall have a capitalization of at least fifteen million dollars ($15,000,000), shall be authorized by law to perform all the duties set forth in this Agreement and shall be reasonably acceptable to the Credit Provider and Liquidity Provider. The Company's delivery to the Trustee of a certificate setting forth the effective date of the appointment of a successor Remarketing Agent and the name of such successor shall be conclusive evidence that (i) if applicable, the predecessor Remarketing Agent has been removed in accordance with the provisions of this Agreement and
(ii) such successor has been appointed and is qualified to act as Remarketing Agent under the terms of this Agreement.

      (b) If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all of its assets (or, in the case of a bank, national banking association or trust company, its corporate assets) to, another Company, the resulting, surviving or transferee Company without any further act shall be the successor Remarketing Agent.


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

                             ARTICLE VI. THE PROJECT

      Section 601. Company not to Impair Tax Status; Use of Project Facilities. Notwithstanding any provision herein to the contrary, the Company did not use any of the proceeds of the 1989 Bonds, the 1991 Series C Bonds or the Loan (or the income earned through the investment thereof, if any) and did not take or omit any action or permit any action to be taken or omitted with the result that interest on the Bonds is included in the gross income of the owners thereof for federal income tax purposes. The use of the Project Facilities (or facilities replacing the same) is in furtherance of the purpose of air or water pollution control or sewage or solid waste disposal and in compliance with the Act.

      Section 602. Qualification of Project Facilities. Notwithstanding any provision herein to the contrary, the Company did not permit the Project Facilities to fail to qualify as (a) "industrial facilities" under the Act, and
(b) a facility described in Section 1312(a) of the Tax Reform Act of 1986, or
(c) "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or (F) of the 1954 Code. The Company acknowledges that it is not relying on any representation of any kind by the Authority or the Trustee concerning the nature or condition of the Project Facilities. Neither the Authority nor the Trustee shall be liable to the Company or any other person for any latent or patent defect in the Project Facilities.

      Section 603. Reserved.

      Section 604. Reserved.

      Section 605. Disposition and Use of Project Facilities. The Company has transferred its interest in the Project Facilities to NAEC. NAEC is expected to transfer the Project Facilities to an unaffiliated party pursuant to an order of the New Hampshire Public Utilities Commission. No Bonds shall be issued under this Agreement until the Authority, the Company, the Trustee and NAEC have executed and delivered a Series B Seabrook Pollution Control Facilities Agreement substantially in the form attached hereto as Exhibit C (such Agreement and each subsequent agreement providing for a Seabrook Transfer, a "Facilities Agreement"). No sale, lease, transfer or other disposition of the Project Facilities or the Station shall relieve the Company of any of its obligations under this Agreement.


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

                ARTICLE VII. ADDITIONAL COVENANTS OF THE COMPANY

      Section 701. Existence and Good Standing; Merger; Consolidation. The Company will maintain its corporate existence, qualification to do business and good standing under the laws of the State of New Hampshire and will maintain itself as a foreign corporation duly qualified to do business and in good standing, where applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its business or properties. The Company shall not merge or consolidate with or sell all or substantially all of its assets to another entity, except that the Company may so merge or consolidate with or sell all or substantially all of its assets to another corporation if (i) the surviving or transferee corporation is qualified to do business in New Hampshire, (ii) the surviving or transferee corporation (if not the Company) has assumed in writing all of the Company's obligations hereunder and under the Series J First Mortgage Bonds, and (iii) upon such assumption there will not be a Default hereunder, or under the First Mortgage Bond Indenture (disregarding any required passage of time or giving of notice thereunder). The Company shall not change its name or reorganize or change its legal structure or merge or consolidate with or sell all or substantially all its assets to another entity without at least thirty (30) days notice to the Trustee (unless the Trustee agrees to a shorter period).

      Section 702. Indemnification by the Company. The Company, regardless of any agreement to maintain insurance, shall and does hereby indemnify the Authority and the Trustee against (a) any and all claims by any person related to the participation of the Authority or the Trustee in the transactions contemplated by this Agreement, including without limitation claims arising out of any condition of the Project Facilities or Station or the construction, use, occupancy or management thereof; any accident, injury or damage to any person occurring in or about the Station; any breach by the Company of its obligations under this Agreement; any act or omission of the Company or any of its agents, contractors, servants, employees or licensees; or the offering, issuance, sale or any resale of the Bonds to the extent permitted by law, and (b) all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Authority or the Trustee by reason of any such claim, the Company will defend the same at its expense upon notice from the Authority or the Trustee, and the Authority or the Trustee, as the case may be, will cooperate with the Company, at the expense of the Company, in connection therewith.

      Section 703. Continuing Disclosure. The Company and the Trustee hereby covenant and agree that each will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it and this
Section 703 of this Agreement. The Authority shall have no liability to the owners of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Agreement, failure of the Company or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of the owners of at least 25% aggregate principal amount of Outstanding Bonds, shall) or any owner (including a beneficial owner) of Bonds may seek specific performance of the Company's or the Trustees obligations to comply with the Continuing Disclosure Agreement or this Section 703 and not for money damages in any amount.

                       ARTICLE VIII. DEFAULT AND REMEDIES

      Section 801. Default.

      (a) Events of Default; Default. "Event of Default" in this Agreement means any one of the events set forth below and "Default" means any Event of Default without regard to any lapse of time or notice.

            (i) Debt Service on Bonds. Any payment of interest, principal or premium on the Bonds or any Purchase Price for Bonds shall not be paid when the same becomes due and payable.

            (ii) Other Obligations. The Company shall fail to observe or perform any of its other covenants or agreements contained herein, or the Seabrook Transferee shall fail to observe or perform any of its covenants or agreements related to the Project Facilities contained in the Facilities Agreement, and such failure shall continue for a period of sixty (60) days after written notice given to the Company by the Trustee, the Bond Insurer or the Bondowners of at least 25% in principal amount of the Bonds Outstanding; provided, however, that if such Default cannot be cured by the Company or the Seabrook Transferee within such sixty-day period, it shall not constitute an Event of Default if, with the written consent of the Bond Insurer (which shall not be unreasonably withheld) curative action is instituted by the Company or the Seabrook Transferee within such sixty-day period and thereafter is diligently pursued until such Default is cured.

            (iii) First Mortgage Bond Default. The occurrence of any "event of default" as defined in the First Mortgage Bond Indenture.

            (iv) Bond Insurance Agreement Default. The Trustee shall have received written notice from the Bond Insurer of the occurrence of any "Event of Default" as defined in the Bond Insurance Agreement.

      The Company agrees to notify the Authority, the Trustee and the Bond Insurer promptly in writing of the occurrence of any Default or Event of Default of which it has knowledge. Immediately after becoming aware of an Event of Default under (i) above, or within five (5) days or the next Business Day if such fifth day is not a Business Day after becoming aware of a Default or an Event of Default under (ii), (iii), or (iv) above, the Trustee will give notice to the Bondowners and, in the case of an Event of Default under (i), (ii) or
(iv) above, to the First Mortgage Bond Trustee.

      Notwithstanding anything in this section to the contrary, no action or failure to act by the Company or the Seabrook Transferee which results in interest on the Bonds becoming includable in gross income of the owners thereof for federal income tax purposes shall constitute a Default or Event of Default under this Agreement so long as (I) the Company shall have delivered the opinion described in clause (i) of Subsection 307(c) or shall have complied with the second sentence of Subsection 307(d) and (II) the redemption provided by Subsection 307(c) occurs. In such event, no Bondowner shall be entitled to any claim for monetary damages hereunder and the redemption of the Bonds as provided under Subsection 307(c) shall be the exclusive recourse of Bondowners.

      (b) Waiver. At any time before an acceleration pursuant to Section 802, the Trustee may waive a Default (other than a Default in the payment of principal of, premium, if any, or interest on the Bonds) and its consequences, with the written consent of the Bond Insurer, by written notice to the Company, and in the absence of any inconsistent instructions from Bondowners pursuant to Sections 805 or 1101 shall do so, with the written consent of the Bond Insurer, upon written instruction of the owners of at least twenty-five per cent (25%) in principal amount of the Outstanding Bonds. No waiver under this section shall affect the right of the Trustee or the Authority to enforce the payment of any amounts owing to it.

      Any cure or waiver of any "event of default" under the First Mortgage Bond Indenture and a rescission and annulment of its consequences shall constitute a cure or waiver of the corresponding Event of Default under Paragraph 801(a)(iii) and a rescission and annulment of the consequences thereof, and the Trustee, upon obtaining knowledge thereof, shall give written notice of such cure or waiver, rescission or annulment to the Authority and the Company, and shall give notice thereof by mail to all Bondowners; but no such cure or waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

      Section 802. Remedies for Events of Default. If an Event of Default occurs and is continuing:

      (a) Acceleration. With the written consent of the Bond Insurer the Trustee may, and upon the written request of the Bondowners of at least 25% in principal amount of the Bonds Outstanding, shall, by written notice to the Authority, the Company, the Bond Insurer, the Liquidity Provider, if any, and the Remarketing Agent, if any, declare immediately due and payable the principal amount of the Outstanding Bonds and accrued interest thereon, whereupon the same shall become immediately due and payable without any further action or notice.

      If at any time after such acceleration and before any judgment or decree for the payment of moneys with respect thereto has been entered all amounts payable hereunder except principal of and interest on the Bonds which are due solely by reason of such acceleration shall have been paid or provided for by deposit with the Trustee and all existing Defaults shall have been cured or waived, then the Bondowners representing a majority in principal amount of the Bonds Outstanding may annul such acceleration and its consequences by written notice to the Authority, the Trustee and the Company. Such annulment shall be binding upon the Authority, the Trustee and all of the Bondowners, but no such annulment shall extend to or affect any subsequent Default or impair any right or remedy consequent thereto.


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      (b) Rights as a Secured Party. The Trustee may with the written consent of the Bond Insurer and shall, at the written direction of the Bond Insurer exercise all of the rights and remedies of a secured party under the UCC, subject to the terms of this Agreement. Notice sent by registered or certified mail, postage prepaid, or delivered during business hours, to the Company at least seven (7) days before an event under UCC Section 9-611(b) or any successor provision of law shall constitute reasonable notification of such event.

      Section 803. Court Proceedings. The Trustee and the Bond Insurer may enforce the provisions of this Agreement by appropriate legal proceedings for the specific performance of any covenant, obligation or agreement contained herein whether or not a Default or an Event of Default exists, or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of the provisions of this Agreement, including (to the extent this Agreement may lawfully provide) court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing the obligations of the Company hereunder. The Authority may likewise enforce obligations owed to it hereunder which it has not assigned to the Trustee. All rights under this Agreement and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Bondowners.

      Section 804. Revenues after Default. After the occurrence of an Event of Default, any funds pledged as security hereunder and any other moneys received by the Trustee (other than amounts irrevocably set aside to pay particular Bonds), after payment or reimbursement of the reasonable expenses of the Trustee and the Authority in connection therewith shall be applied, first, to any other amounts owing to the Trustee; second, to any other amounts owing to the Authority other than the Authority's Service Charge; third, to amounts due under
Section 305(a), which amounts shall be applied to the payment of principal of, premium, if any, and interest on the Bonds in the order specified in Section 304; fourth, to the Authority's Service Charge; and fifth, to other obligations of the Company hereunder in such order as determined by the Trustee. Any amounts remaining after the satisfaction of all obligations of the Company hereunder shall be paid to the Company.

      Section 805. Rights of Bondowners. If an Event of Default occurs and is continuing, and if the Bondowners representing not less than 25% in principal amount of the Bonds Outstanding shall have requested the Trustee in writing to exercise one or more of the rights and remedies provided hereunder and offered it indemnity as provided in Subsection 902(e), the Trustee shall be required to exercise such one or more of the rights and remedies hereunder as the Trustee shall determine to be in the best interest of the Bondowners and not inconsistent with any directions given in accordance with Section 1101. No Bondowner shall have any right to institute an action in law or equity or to pursue any other remedy hereunder with respect to any Bond unless (i) an Event of Default of which the Trustee has been notified has occurred and Bondowners representing not less than 25% in principal amount of the Bonds Outstanding shall have requested the Trustee in writing to exercise its rights and remedies with respect thereto and shall have offered the Trustee reasonable opportunity to do so and indemnity as provided in Subsection 902(e), and (ii) the Trustee shall within a reasonable time thereafter fail to exercise


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

any of such rights or remedies. No Bondowner shall have any right to institute any action or pursue any other remedy if and to the extent that the surrender, impairment, waiver, or loss of the lien of this Agreement would, under applicable law, result. Notwithstanding the foregoing, each Bondowner shall have a right of action to enforce payment of the Bonds at and after the due date thereof at the place, from the sources and in the manner expressed in the Bonds.

      Section 806. Performance of Company's Obligations. If the Company shall fail to observe or perform any of its agreements or obligations hereunder, the Authority or the Trustee may perform the same in its own name or in the Company's name and each is hereby irrevocably appointed the Company's attorney-in-fact for such purpose. Unless an Event of Default exists, the Authority or the Trustee, as the case may be, shall give at least five (5) days' notice to the Company before taking action under this section, except that in case of emergency as reasonably determined by the acting party, it may act on lesser notice or give the notice promptly after rather than before taking the action. The reasonable cost of any such action performed by the Trustee or the Authority shall be paid or reimbursed by the Company within thirty (30) days after the Trustee or the Authority notify the Company of such cost.

      Section 807. Remedies Cumulative; No Waiver. The rights and remedies under this Agreement shall be cumulative and shall not exclude any other rights and remedies allowed by law, provided there is no duplication of recovery. Neither the failure to insist upon a strict performance of any of the obligations of the Company, nor the failure to exercise any remedy for any violation thereof, shall be taken as a waiver for the future of the right to insist upon strict performance of the obligation or to exercise any remedy for the violation.

      Section 808. Rights of Bond Insurer.

      (a) Anything in this Agreement to the contrary notwithstanding, except as provided in subsection (b), upon the occurrence and continuance of an Event of Default, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Bondowners or the Trustee for the benefit of the Bondowners under this Agreement, including, without limitation, acceleration of the principal of the Bonds as described in this Agreement and the right to annul any declaration of acceleration, and the Bond Insurer shall also be entitled to approve all waivers of Events of Default with respect to the Bonds.

      (b) Anything in this Agreement to the contrary notwithstanding, the provisions contained in this Section 808 and all other rights and remedies granted to the Bond Insurer under this Agreement shall be null and void upon the happening and during the continuance of any of the following (a "Bond Insurer Default"): (1) a Bond Insurer Event of Insolvency, except to the extent of payments made by the Bond Insurer under the Bond Insurance Policy which are not voidable preferences; or (2) failure of the Bond Insurer to pay in accordance with the Bond Insurance Policy, except to the extent of prior payments made by the Bond Insurer under the Bond Insurance Policy which are not voidable preferences.


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                            ARTICLE IX. THE TRUSTEE

      Section 901. Corporate Organization, Authorization and Capacity. The Trustee represents and warrants that it is a trust company duly organized and validly existing under the laws of The Commonwealth of Massachusetts and duly licensed in Massachusetts, with the capacity to exercise the powers and duties of the Trustee hereunder, and that by proper corporate action it has duly authorized the execution and delivery of this Agreement.

      Section 902. Rights and Duties of the Trustee.

      (a) Moneys to be Held in Trust. All moneys deposited with the Trustee under this Agreement (other than amounts received for its own use) shall be held by the Trustee in trust and applied subject to the provisions of this Agreement, but need not be segregated from other funds except as required herein or by law.

      (b) Accounts. The Trustee shall keep proper accounts of its transactions hereunder (separate from its other accounts), which shall be open to inspection at reasonable times and upon reasonable advance written request by the Authority, the Bond Insurer, the Company and the Bondowners and their representatives duly authorized in writing.

      (c) Performance of the Authority's Obligations. If the Authority shall fail to observe or perform any agreement or obligation contained in this Agreement, the Trustee may take whatever legal proceedings may be required to compel full performance by the Authority of its obligations, and in addition, the Trustee may, to whatever extent it deems appropriate for the protection of the Bondowners, itself or the Company, perform any such obligation in the name of the Authority and on its behalf.

      (d) Responsibility. The Trustee shall be entitled to the advice of counsel (who may be the Trustee's counsel, counsel for the Authority, the Company or any Bondowner) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Trustee may rely conclusively on any notice, certificate or other document furnished to it hereunder and reasonably believed by it to be genuine. The Trustee shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, in good faith omitted to be taken by it and reasonably believed to be beyond the discretion or powers conferred upon it, taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action; nor shall it be responsible for the consequences of any error of judgment reasonably made by it. The duties of the Trustee are those expressly set forth in this Agreement, and no additional duties shall be implied. When any payment, consent or other action by it is called for hereby, it may defer such action pending receipt of such evidence, if any, as it may require in support thereof. The Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person, firm, or Company, except its own directors, officers, and employees. No recourse shall be had by the Company, the Authority or any Bondowner for any claim based on this Agreement or any Bond against any director, officer, employee, or agent of the Trustee alleging personal


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

liability on the part of such person, unless such claim is based upon the bad faith, negligence, fraud or deceit of such person. The Trustee has no responsibility for the validity or sufficiency of this Agreement or the Bonds or any security therefor.

      (e) Limitations on Actions. The Trustee shall not be required to monitor the financial condition of the Company or the physical condition of the Project Facilities and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder, except to make them available for inspection by the Bondowners. The Trustee shall not be deemed to have knowledge of and shall not be required to take notice of any Default or Event of Default, except for a Default or Event of Default described in Paragraph 801(a)(i) relating to the payment of principal of, premium, if any, and interest on or Purchase Price of the Bonds, unless the Trustee shall be specifically notified in writing by the Company, the Authority or Bondowners representing not less than 25% in principal amount of the Bonds Outstanding , or in the case of a Default or Event of Default described in Paragraph 801(a)(iii), the Trustee shall be notified in writing by the First Mortgage Bond Trustee. The Trustee shall not be required to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to it is furnished for any expense or liability to be incurred therein, other than liability for failure to meet the standards set forth in this section. The Trustee shall be entitled to reimbursement from the Company for its expenses reasonably incurred or advances reasonably made, which reimbursement shall be due and payable thirty (30) days after notifying the Company of such expenses or advances, in the exercise of its rights or the performance of its obligations hereunder, whether or not it acts without previously obtaining indemnity.

      A permissive right or power to act shall not be construed as a requirement to act. Upon receipt of written notice, direction, instruction, and indemnity as provided above and, after making such investigation, if any, as it deems appropriate to verify the occurrence of any Default of which it is notified by the Bondowners, the Trustee shall pursue such remedies hereunder (not contrary to such direction) as it deems appropriate for the protection of the Bondowners; and in its actions under this provision, the Trustee shall be required to act for the protection of the Bondowners with the same prudence as would be expected of a prudent person in the conduct of such person's affairs.

      (f) Financial Obligations. Nothing contained in this Agreement shall in any way obligate the Trustee to pay any debt or meet any financial obligations to any person in relation to the Project Facilities except from moneys received under the provisions of this Agreement (including from the exercise of its rights and remedies hereunder) other than moneys received for its own purposes.

      (g) Registration Books. The Trustee will keep books for the registration of the Bonds and transfers thereof as provided in this Agreement. The Trustee shall furnish a list of the Bondowners to the Authority, the Bond Insurer or Company at any time upon its request, and to Bondowners representing at least 15% in principal amount of the Outstanding Bonds, at any time upon their request.


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      (h) Ownership of Bonds. The Trustee or any affiliate of the Trustee may be or become the owner of Bonds with the same rights as if it were not Trustee.

      (i) No Surety Bond. The Trustee shall not be required to furnish any bond or surety.

      (j) Requests by the Company. Upon any request by the Company to the Trustee to take any action under this Agreement (including but not limited to any proposed amendment pursuant to Section 1201) the Trustee shall be entitled to receive from the Company prior to taking such action, and to rely upon, a certificate of a Company Representative and an opinion of counsel reasonably satisfactory to the Trustee (who may be counsel to the Company), and, if applicable in the reasonable judgment of the Trustee, a certificate of an accountant satisfactory to the Company (who may be an employee of the Company), each to the effect that in the signer's opinion all conditions precedent applicable to such action under this Agreement, if any, have been satisfied (and, in the case of the certificate of the Company Representative, including but not limited to the absence of any Default or Event of Default) and such action is permitted by this Agreement.

      (k) Trustee as Holder of Series J First Mortgage Bonds. So long as no Default has occurred and is continuing, the Trustee may, but shall have no obligation to, take any action in its capacity as the registered holder of the Series J First Mortgage Bonds (other than the duty to exercise reasonable care in the safekeeping thereof and the giving of notices set forth below), unless and except to the extent the Trustee is directed in writing by the Bondowners as provided in Section 1101 of this Agreement. The Trustee shall promptly notify the Bondowners of the receipt of and contents of any notice it receives under the First Mortgage Bond Indenture (other than notices solely of payments being made on the Series J First Mortgage Bonds.

      Section 903. Fees and Expenses of the Trustee. The Company shall pay to the Trustee reasonable compensation for its services and prepay or reimburse the Trustee for its reasonable expenses and disbursements, including attorney's fees, hereunder. The Company shall indemnify and save the Trustee harmless against any and all (a) claims as set forth in Section 702 above, (b) costs, counsel fees, expenses and liabilities reasonably incurred in connection with such claims, and (c) costs, counsel fees, expenses and liabilities which it may incur in or arising from the administration, performance or exercise of its rights, powers, responsibilities or duties hereunder and which are not due to the bad faith, negligence, fraud or deceit of any director, officer, employee or agent of the Trustee. Any fees, expenses, reimbursements, or other charges which the Trustee may be entitled to receive from the Company hereunder shall be due and payable thirty (30) days after a request for payment has been made by the Trustee, and if not otherwise paid, shall be a first lien upon any funds or other property then or thereafter held hereunder by the Trustee. If any such moneys are so applied, the Company shall be immediately obligated to restore the moneys so applied.

      Section 904. Resignation or Removal of Trustee. The Trustee may resign on not less than sixty (60) days' notice given in writing to the Authority, the Bondowners, the Bond Insurer and the Company, but such resignation shall not take effect until a successor, approved by the Bond Insurer (which consent shall not be unreasonably withheld), has been appointed and has


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

assumed the duties hereunder. The Trustee will promptly certify to the other parties that it has mailed such notice to all Bondowners and such certificate shall be conclusive evidence that such notice was given in the manner required hereby. The Trustee may be removed by written notice to the parties from the Bondowners representing a majority in principal amount of the Bonds Outstanding, upon not less than (30) days advance written notice (unless such removal is for cause), but no such removal shall take effect until a successor has been appointed and assumed the duties hereunder. A petition in a court of competent jurisdiction for removal of the Trustee and the appointment of a successor may be filed by the Bondowners representing not less than 25% in principal amount of the Bonds Outstanding.

      Section 905. Successor Trustee. Any Company or association which succeeds to the corporate trust business of the Trustee as a whole, or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall become vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance.

      In case the Trustee resigns or is removed or becomes incapable of acting, or becomes bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee or of its property is appointed, or if a public officer takes charge or control of the Trustee, or of its property or affairs, a successor shall be appointed by written notice from the Company to the Authority and the Bond Insurer. The Company shall notify the Bondowners of the appointment in writing within twenty (20) days from the appointment. The Company will promptly certify to the successor Trustee that it has mailed such notice to all Bondowners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. If no appointment of a successor is made within twenty
(20) days after the giving of written notice in accordance with Section 904 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Bondowner may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Any successor Trustee appointed under this section shall be a trust company or a bank having the powers of a trust company that meets the requirements of the Act and has a capital and surplus of not less than $50,000,000. Any such successor Trustee shall notify the Authority and the Company of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Such successor Trustee shall execute, deliver, record and file such instruments as are required to confirm or perfect its succession hereunder and any predecessor Trustee shall from time to time execute, deliver, record and file such instruments as the incumbent Trustee may reasonably require to confirm or perfect any succession hereunder.


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                            ARTICLE X. THE AUTHORITY

      Section 1001. Limited Obligation. Under no circumstances shall the Authority be obligated directly or indirectly to pay Project Costs, principal of or premium, if any, and interest on the Bonds, or expenses of operation, maintenance and upkeep of the Project Facilities except from Bond proceeds or from funds received under this Agreement, exclusive of funds received hereunder by the Authority for its own use. This Agreement does not create any debt of the State of New Hampshire with respect to the Project Facilities other than a special obligation of the Authority acting on behalf of the State of New Hampshire pursuant to the Act. Nothing contained herein shall in any way obligate the State of New Hampshire to raise any money by taxation or use other public funds for any purpose in relation to the Project Facilities. Neither the State of New Hampshire nor the Authority shall pay or promise to pay any debt or meet any financial obligation to any person at any time in relation to the Project Facilities except (i) from moneys received or to be received under the provisions hereof or derived from the exercise of the Authority's right hereunder, other than moneys received for its own purposes, or (ii) as may be required by law other than the provisions of the Act. Nothing contained in this Agreement shall be construed to require or authorize the Authority to operate the Project Facilities itself or to conduct any business enterprise in connection therewith.

      Section 1002. Rights and Duties of the Authority.

      (a) Remedies of the Authority. Notwithstanding any contrary provision in this Agreement, the Authority shall have the right to take any action or make any decision with respect to proceedings for indemnity against the liability of the Authority and for collection or reimbursement from sources other than moneys or property held under this Agreement or subject to the lien hereof. The Authority may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other appropriate legal or equitable remedy, and may recover damages caused by any breach by the Company of its obligations to the Authority under this Agreement, including court costs, reasonable attorney's fees and other costs and expenses incurred in enforcing such obligations.

      (b) Limitations on Actions. The Authority shall not be required to monitor the financial condition of the Company or the physical condition of the Project Facilities and, unless otherwise expressly provided, shall not have any responsibility with respect to notices, certificates or other documents filed with it hereunder. The Authority shall not be required to take notice of any breach or default except when given notice thereof by the Trustee. The Authority shall not be responsible for the payment of any rebate to the United States of America under IRC ss.148(f). The Authority shall not be required to take any action unless indemnity reasonably satisfactory to it is furnished for expenses or liability to be incurred therein (other than the giving of notice). The Authority, upon written request of the Bondowners or the Trustee, and upon receipt of reasonable indemnity for expenses or liability, shall cooperate to the extent reasonably necessary to enable the Trustee to exercise any power granted to the Trustee by this Agreement. The Authority shall be entitled to reimbursement pursuant to Section 1003 to the


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

extent that it acts without previously obtaining full indemnity.

      (c) Responsibility. The Authority shall be entitled to the advice of counsel (who may be counsel for any party or for any Bondowner) and shall be wholly protected as to any action taken or omitted to be taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or in good faith omitted to be taken by it and reasonably believed to be beyond such discretion or power, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action under this Agreement, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment, consent or other action by the Authority is called for by this Agreement, the Authority may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. A permissive right or power to act shall not be construed as a requirement to act, and no delay in the exercise of a right or power shall affect the subsequent exercise thereof. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person or entity except by its own directors, officers and employees. No recourse shall be had by the Company, the Trustee or any Bondowner for any claim based on this Agreement or the Bonds against any director, officer, employee or agent of the Authority unless such claim is based upon the bad faith, fraud or deceit of such person. No covenant, obligation or agreement of the Authority contained in this Agreement shall be deemed to be a covenant, obligation or agreement of any present or future director, officer, employee or agent of the Authority in his individual capacity, and no person executing a Bond shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

      Section 1003. Expenses of the Authority. The Company shall pay when due the Authority's Service Charge and shall prepay or reimburse the Authority within thirty (30) days after notice for all expenses (including reasonable attorney's fees) incurred by the Authority in connection with the issuance and carrying of the Bonds and all expenses reasonably incurred or advances reasonably made in the exercise of the Authority's rights or the performance of its obligations hereunder. Any fees, expenses, reimbursements or other charges which the Authority may be entitled to receive from the Company hereunder, if not paid within ten (10) days of when they are due, shall bear a late charge equal to 5% of the amount overdue, and if not paid within sixty (60) days, shall bear interest at 12% per annum.

      Section 1004. Matters to be Considered by Authority. In approving, concurring in or consenting to action or in exercising any discretion or in making any determination under this Agreement, the Authority may consider the interests of the public, which shall include the anticipated effect of any transaction on tax revenues and employment, as well as the interests of the other parties hereto and the Bondowners; provided, however, nothing herein shall be construed as conferring on any person other than the other parties and the Bondowners any right to notice, hearing or participation in the Authority's consideration, and nothing in this section shall be construed as conferring on any of them any right additional to those conferred elsewhere


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

herein. Subject to the foregoing, the Authority will not unreasonably withhold any approval or consent to be given by it hereunder.

      Section 1005. Actions by Authority. Any action which may be taken by the Authority hereunder shall be deemed sufficiently taken if taken on its behalf by its Chairman, its Vice Chairman or its Executive Director or by any other director, officer or agent whom it may designate from time to time.

                           ARTICLE XI. THE BONDOWNERS

      Section 1101. Action by Bondowners. Subject to Subsections 312, 801(b), 802(a), 808 and Section 1201 (as to the waivers and consents granted thereby), Bondowners representing a majority in principal amount of the Bonds Outstanding shall have the right at any time, by written notice to the Trustee and upon offering it indemnity as provided in Subsection 902(e), to direct the Trustee
(i) in the granting of any consents, waivers or similar actions pertaining to the Bonds, (ii) in the time, method and place of conducting all proceedings,
(iii) in the exercise of any rights or remedies available to the Trustee hereunder, or (iv) in the exercise of any other right or power conferred upon the Trustee for the protection of the Bondowners, provided that such direction shall be in accordance with the provisions of law and this Agreement, and the Trustee may take any other action determined proper by the Trustee which is not inconsistent with such direction.

            Except with respect to the matters provided below and subject to
Section 808, Bondowners representing a majority in principal amount of the Bonds Outstanding shall have the right, at any time, by written notice to the Trustee and the offering of indemnity as provided in Subsection 902(e), to direct the Trustee, as holder of all of the Series J First Mortgage Bonds, to exercise the rights available to it as holder of such bonds under the First Mortgage Bond Indenture, including, without limitation, as to rendering notice to the First Mortgage Bond Trustee of the occurrence of a default thereunder, the institution of any suit, action or proceeding to enforce payments on the Series J First Mortgage Bonds which were not paid when due or other proceeding in respect of the First Mortgage Bond Indenture which the Trustee, as holder of the Series J First Mortgage Bonds, is entitled to institute, and as to the time, place and method of any such proceeding for any remedy available to the Trustee, as holder of the Series J First Mortgage Bonds, subject however to compliance with the applicable provisions of the First Mortgage Bond Indenture.

      Where the First Mortgage Bond Trustee is required or permitted to take any action under the First Mortgage Bond Indenture upon the direction, authorization, consent, notice or request of the holders of a specified percentage of principal amount of bonds outstanding thereunder or of outstanding bonds thereunder which would be adversely affected by such action, including with respect to acceleration of the maturity of such bonds under Section 10.1 of the First Mortgage Bond Indenture, the time, method and place of proceedings and waivers of events of default, as provided in Section 10.12 of the First Mortgage Bond Indenture and amendments of the First Mortgage Bond Indenture under Article 15 thereof, each Bondowner shall be deemed the holder of its pro-rata portion of the principal amount of Series J First Mortgage Bonds and shall have the right to direct the Trustee whether or not to render such direction, authorization, consent,


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

notice or request under the First Mortgage Bond Indenture in respect of such Bondowner's pro-rata portion, whereupon the Trustee shall notify the First Mortgage Bond Trustee of the action to be taken in respect of the applicable principal amount of Series J First Mortgage Bonds.

      Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the Bondowners of the requisite percentage of principal amount of Bonds Outstanding or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of any instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made in the following manner, but the Authority or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

      The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Authority or to the Trustee or of any notary public or other officer authorized to take acknowledgements of the deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or assistant secretary.

      The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Trustee.

      Any request, consent or vote of the owner of any Bond shall bind all future owners of such Bond. Bonds owned or held by or for the account of the Authority, the Company, or any related person to the Company within the meaning of Section 147(a) of the IRC shall not be deemed Outstanding Bonds for the purpose of any consent or other action by Bondowners.

                   ARTICLE XII. AMENDMENTS AND MISCELLANEOUS

      Section 1201. Amendments.

      (a) Without Bondowners' Consent. The parties may from time to time, but with the consent of the Bond Insurer, without the consent of any Bondowner, amend this Agreement in order to (i) cure any ambiguity, defect or omission in the Agreement that does not materially adversely affect the interests of the Bondowners, (ii) grant additional rights or security to the Trustee for the benefit of the Bondowners, (iii) add additional Events of Default as shall not be inconsistent with the provisions of this Agreement and which shall not materially adversely affect the interests of the Bondowners, (iv) qualify this Agreement under the Trust Indenture Act of 1939, as amended, or corresponding provisions of federal laws from time to time in effect, or (v) make such other provisions in regard to matters or questions arising under this Agreement as shall not be inconsistent with the provisions of this Agreement and which shall not materially adversely affect the interests of the Bondowners. Provisions of this Agreement may also be amended by the parties without Bondowner consent in any respect, including the release of the First Mortgage Bonds, on the date of any mandatory tender of the Bonds, provided that notice of any such amendment is included in the notice of mandatory tender for purchase described in Sections 412 and 514. The Company acting alone may amend the Maximum Rate to a higher interest rate without Bondowner consent, provided that, if a Liquidity Facility is then in effect, it entitles the Paying Agent to draw upon or demand and receive in immediately available funds an amount equal to the principal amount of the Bonds then outstanding plus a number of days of accrued interest at such amended Maximum Rate at least equal to the number of days required to be covered under this Agreement.

      In addition, with the consent of the Broker-Dealer, the provisions of this Agreement concerning the Auction Procedures, including without limitation the mandatory tender provisions and amending the Auction Period, Auction Date and Interest Payment Dates as provided in this Agreement, and the definitions applicable thereto, including without limitation, the definition of Maximum Auction Rate, may be amended (i) by obtaining the consent of the Bond Insurer and the consent of the Trustee if the Trustee determines that such amendment does not materially adversely affect the rights of any Bondowner (it being agreed that in making such determination the Trustee may rely upon a certificate to such effect of the Broker-Dealer) or (ii) by obtaining the consent of the beneficial owners of the Bonds, or (iii) on any Auction Date on which Sufficient Clearing Bids have been made or all of the Auction Rate Securities are subject to Submitted Hold Orders. In the case of clause (iii) above, if on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice to the registered owners of the Auction Rate Securities as required by this Agreement, Sufficient Clearing Bids have been received or all of the Auction Rate Securities are subject to Submitted Hold Orders, the proposed amendment shall be deemed to have been consented to by the owners of all Auction Rate Securities.

      (b) With Bondowners' Consent. Except as set forth in Subsection 1201(a), the parties may from time to time amend this Agreement with the consent of the Bond Insurer and the owners of more than 50% in aggregate principal amount of the Bonds Outstanding; provided, that no amendment shall be made which adversely affects the rights of some but less than all the Bonds Outstanding without the consent of the owners of more than 50% in aggregate principal amount of the Bonds so affected; and provided further, that no amendment of this Agreement shall be effective to (i) change the principal, premium or interest on any Bonds, (ii) change the interest payment dates, maturity dates or redemption provisions of any Bonds, (iii) reduce the percentage of Bondowners whose consent is required for the amendment of this Agreement or (iv) modify the lien upon or pledge of the payments and other revenues assigned and pledged hereunder, without the consent, in each case, of the owner of each Bond which would be affected by the action proposed to be taken. Any amendment of this Agreement made under this or the preceding Subsection shall be accompanied by an opinion of Bond Counsel reasonably satisfactory to the Trustee to the effect that the amendment is permitted by this Agreement and that it will not affect the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes. When the Trustee determines that the requisite number of consents have been obtained for an amendment which requires Bondowner consent, it shall, within ninety (90) days, file a certificate to that effect in its records and give notice thereof to the Bondowners. No action or proceeding to invalidate the amendment shall be instituted or maintained unless it is commenced within sixty
(60) days after such notice. The validity of the amendment shall not be adversely affected by any failure to give notice or any defect in the notice. A consent to an amendment may be revoked by a notice given by the Bondowner and received by the Trustee prior to the Trustee's certification that the requisite consents have been obtained.

      Section 1202. Notices. All notices to the Authority, the Trustee, the Company, the Bond Insurer or the Bondowners unless otherwise specified shall be in writing and shall be deemed sufficiently given if delivered by registered or certified mail, postage prepaid, or delivered during business hours as follows:
(i) to the Authority at 14 Dixon Avenue, Suite 101, Concord, New Hampshire 03301, attention of the Executive Director, (ii) to the Trustee at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, attention of Corporate Trust Department, (iii) to the Company at 1000 Elm Street, Manchester, New Hampshire 03105, attention of Assistant Treasurer -- Finance, with a copy to Northeast Utilities Service Company, P.O. Box 270, Hartford, Connecticut 06141-0270 (if by U.S. Mail) and 107 Selden Street, Berlin, Connecticut 06037 (if by courier), attention of Assistant Treasurer -- Finance, (iv) to the Bond Insurer at 113 King Street, Armonk, New York 10504, attention of IPM-PCF, or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by first class mail, postage prepaid, to the Bondowner at the address shown on the registration books for the Bonds maintained by the Trustee. A Bondowner may direct the Trustee to change its address as shown on the registration books by written notice to the Trustee. All notices to Bondowners shall identify the Bonds by name, CUSIP number, date of original issuance, maturity date, and such other descriptive information as may be needed to identify accurately the Bonds.

      All notices sent to Bondowners by the Trustee shall simultaneously be sent by registered or certified mail, postage prepaid, to all registered securities depositories that are registered owners of the Bonds, provided that the failure to give such notice shall not affect the validity of any notice given to Bondowners.

      Notice hereunder may be waived prospectively or retroactively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

      Section 1203. Agreement Not for the Benefit of Other Parties. This Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Authority, the Company, the Trustee, the Bondowners, the Bond Insurer and the respective directors, members, officers, employees and agents of the Authority and the Trustee to the extent specified in Sections 902 and 1002.

      Section 1204. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

      Section 1205. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

      Section 1206. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

      Section 1207. Governing Law. This Agreement shall be governed by the laws of the State of New Hampshire.

      Section 1208. Payment Date Not a Business Day. If any payment, redemption or maturity date for principal, premium or interest shall be (i) a Sunday or a legal holiday, or (ii) a day on which banking institutions are authorized pursuant to law to close and on which the corporate trust office of the Trustee or the First Mortgage Bond Trustee is not open for business, then the payment thereof may be made on the next succeeding day not a day specified in (i) or
(ii) with the same force and effect as if made on the specified payment date and no interest shall accrue for the period after the specified payment date.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

                                             BUSINESS FINANCE AUTHORITY
                                             OF THE STATE OF NEW HAMPSHIRE
(Seal)
                                             By:________________________________
                                                  Jack Donovan
                                                  Executive Director


                                             PUBLIC SERVICE COMPANY OF NEW
                                             HAMPSHIRE
(Seal)
                                             By:________________________________
                                                  Randy A. Shoop
                                                  Assistant Treasurer - Finance


                                             STATE STREET BANK AND TRUST
                                             COMPANY, as Trustee
(Seal)
                                             By:________________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT A

                             THE PROJECT FACILITIES

      The Project Facilities to be financed by the Bonds consist of certain air or water pollution control and sewage or solid waste disposal facilities at the Seabrook Station Plant, Unit No. 1, in which Public Service Company of New Hampshire had, at the time of the issue of the 1991 Series C Bonds, a 35.56942 percent ownership interest. The Project Facilities include the following:

Waste Water Run-Off System

      The Waste Water Run-Off System collects and treats yard area drainage to remove pollutants. The System includes catch basins, yard waste water drain pipes, and a site settling pond.

Chemical and Oily Waste Treatment System

      The Chemical and Oily Waste Treatment System collects, stores, processes, treats and disposes of non-radioactive chemical and oily wastes. The wastes result from construction, start-up and operation of the Seabrook Station Plant. The wastes are collected and treated to remove pollutants. The System includes tanks, an acid and caustic handling system, waste lagoons, system flush piping, and oil separator, curbs and drains, pipes, valves, transfer pumps, controls and instrumentation and related support equipment.

Sanitary Waste System

      Sanitary waste is collected, treated and disposed of by the Sanitary Waste System. The System includes sanitary drains, sumps and pumps, a holding tank, a pump station, a sewage treatment plant, piping, transfer pumps and related support equipment.

Radioactive Gaseous Waste System

      The Radioactive Gaseous Waste System collects, processes, stores and treats radioactive gaseous waste produced during normal operations. The System includes the following components: a main gas collection header, a waste gas condenser with associated primary cooling water components, gas chiller compressor units, iodine guard beds, a regeneration subsystem for dryers, waste gas dryers, a waste gas compressor package, ambient carbon delay beds, particulate filters, an after cooler, a hydrogen surge tank, a waste gas radiation monitor, an equipment vent system, a hydrogenated vent header, and associated piping, valves, controls and instrumentation.

Exhaust Filtration System

      The Exhaust Filtration System collects, filters and discharges exhaust containing low level radioactive contamination resulting from normal operations. The System includes exhaust filters, exhaust fans, exhaust ducts, plenums, dampers, piping, flow control valves, and controls and instrumentation.

Liquid Radwaste System

      The Liquid Radwaste System collects, processes, treats, recycles and disposes of low level radioactive liquid waste resulting from normal operations. The System includes tanks, filters, strainers, pumps, a reboiler, an evaporator, an evaporator distillate condenser, an evaporator distillate accumulator, an evaporator distillate cooler, an evaporator bottoms cooler, a waste demineralizer and filter, equipment drains, chemical drains, a radiation monitor, and associated controls and instrumentation.

Boron Recycle System

      The Boron Recycle System collects, stores, treats, recycles and disposes of reactor coolant letdown during normal operations. This System is required to maintain reactor coolant letdown in accordance with federal pollution control standards as to radioactivity. The System includes the following components:
Drain tanks, a degasifier, a preheater, a degasifier regenerative heat exchanger, trim coolers, a degasifier prefilter, cesium removal ion exchangers, recovery filters, waste storage tanks, recovery evaporator packages, recovery test tanks, recovery demineralizers, recovery demineralizer filters, a letdown rehead heat exchanger, a letdown chiller heat exchanger, a letdown moderating heat exchanger, a chiller surge tank, a chiller, thermal regenerative demineralizers, radiation monitors, associated pumps, piping and valves, and controls and instrumentation.

Steam Generator Blowdown Treatment System

      The Steam Generator Blowdown Treatment System collects, processes, stores and treats steam generator blowdown for discharge or recycle during normal operation. This is necessary in compliance with pollution control requirements which limit the discharge of untreated steam generator blowdown. The System includes the following components: Blowdown evaporators, an evaporator distillate condenser, an evaporator condensate accumulator, an evaporator distillate pump, an evaporator condensate cooler, an evaporator bottoms pump, an evaporator bottoms cooler, blowdown demineralizers, acid and caustic systems, blowdown heat exchangers, and associated piping, controls and instrumentation.

Solid Radwaste System

      The Solid Radwaste System collects, stores, packages and prepares solid radioactive waste for disposal. Radioactive solid wastes processed by this System include spent demineralizer resins, expended filter cartridges, evaporator concentrates as well as dry active waste consisting of rags, clothing, paper and other trash. The System includes the following components: A spent resin storage tank, an evaporator bottoms storage tank, associated collection piping, pumps and valves, a dry waste compactor, a filter transfer vehicle, and associated controls and instrumentation.

Waste Processing Building

      The Waste Processing Building is a reinforced concrete structure which houses equipment used for exempt facilities. The purpose of this building is to house the air and water pollution control facilities and the solid waste disposal facilities.

Auxiliary Building

      The Auxiliary Building is a reinforced concrete structure which houses both pollution control and production related equipment. Pollution control facilities located in the Auxiliary Building include portions of the liquid radwaste and gaseous radwaste systems. The cost of the Auxiliary Building and general support equipment has been allocated to the exempt facilities according to the ratio of space used for qualified equipment to the total space used in the building for all equipment.

Spent Nuclear Fuel Facility

      The Spent Nuclear Fuel Facility is located in a separate building with enclosed fuel handling equipment for production functions and for spent fuel storage. The fuel handling facility includes a Seismic Category 1 structure containing a spent fuel pool with racks, spent fuel cooling and purification systems, a new fuel storage area, a spent fuel cask loading pit, and a cask washdown area. Also included are cranes and equipment supporting the fuel handling operations as well as the transfer canal leading the reactor containment. The cost of the Spent Nuclear Fuel Facility is determined through an allocation of the cost of the overall fuel facility between spent fuel facilities and production facilities.

Circulating Water System

      The Circulating Water System will provide cooling water to the main condensers of Seabrook Station. The Circulating Water System is a once-through system using sea water from the Atlantic Ocean to remove the heat of condensation from the steam cycle and to dispose of that heat in an environmentally acceptable manner. The points of inlet and discharge of the cooling water are offshore, east of Hampton Beach, New Hampshire.

      The System includes the following structures: Two 19-foot inside diameter tunnels, lined with reinforced concrete, which connect the plant with the offshore inlet and outlet structures; a pumphouse, located at the plant site which encloses traveling screens and pumps for the circulating water and service water systems; and a piping system at the plant site, for the most part underground, interconnecting the tunnels, the pumphouse, and the condensers.

      The tunnels extend through the underlying rock in an east-west direction at an elevation between 200 and 250 feet below sea level. They end at the plant site with two 19-foot diameter vertical shafts, which reach above grade transforming at the top into two transition boxes open to the atmosphere. At the offshore end, the intake tunnel terminates with three 9-foot inside diameter vertical shafts connecting to three submerged inlet heads. The discharge tunnel terminates with eleven 5-foot inside diameter vertical shafts, each connecting to a submerged bifurcated diffuser head.

Service Water Cooling Tower System

      The Service Water Cooling Tower System disposes of waste heat from the plant service water system. Waste heat from equipment throughout the plant is collected by the service water cooling system piping. The service water transfers waste heat to the service water cooling tower, which discharges heat to the atmosphere, thereby controlling discharge of waste heat to the natural water resources adjacent to the station. The Service Water Cooling Tower System components include the service water cooling tower, service water piping, pumps and associated electrical service, mechanical equipment, controls and instrumentation.

Screen Wash System

      The Screen Wash System collects, stores and disposes of debris removed from the circulating and service water systems. This debris is solid waste with no market or other value. After removal, the debris is transferred to a landfill for final disposal. The components of the Screen Wash System include the screen wash pumps, trash trough, trash container, piping and valves, associated electrical service, mechanical equipment, controls and instrumentation.

                                    EXHIBIT B

            SERIES B SEABROOK POLLUTION CONTROL FACILITIES AGREEMENT

      This Series B Seabrook Pollution Control Facilities Agreement (this "Facilities Agreement") is entered into as of December 19, 2001 by the Business Finance Authority of the State of New Hampshire (with its successors, the "Authority"), a body corporate and politic created under New Hampshire Revised Statutes Annotated 162-A:3; Public Service Company of New Hampshire (with its successors, the "Company"), a New Hampshire corporation; North Atlantic Energy Corporation (with its successors, "NAEC"), a New Hampshire corporation; and State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (with its successors, the "Trustee"), under a Series B Loan and Trust Agreement dated as of October 1, 2001 (the "LTA") among the Authority, the Company and the Trustee, which secures the Authority's $89,250,000 in aggregate principal amount Pollution Control Revenue Bonds (Public Service Company of New Hampshire Project
- 2001 Tax-Exempt Series B) (the "Bonds"). Capitalized terms not otherwise defined herein shall have the meaning given them in the LTA.

      This Facilities Agreement is entered into pursuant to Section 605 of the LTA in connection with the issuance of the Bonds by the Authority on behalf of the Company and the proposed transfer by NAEC of its interest in the Station (including the Project Facilities) to an unaffiliated party. The purpose of this Facilities Agreement is to ensure the continued exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes and to satisfy certain requirements of the Authority with respect to facilities financed under the Act. This Facilities Agreement shall remain in effect so long as NAEC owns the Project Facilities and until no Bonds remain Outstanding.

      In consideration of the mutual promises contained in this Facilities Agreement, the rights conferred and the obligations assumed hereby, and other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, NAEC, the Authority and the Trustee agree, assign, covenant, grant, pledge, promise, represent and warrant as set forth herein for their own benefit and for the benefit of the Bondowners.

      Section 1. Representations and Covenants of the Company. The Company represents, warrants, covenants and agrees as follows:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire; is duly qualified to do business and in good standing in each jurisdiction in which the failure so to qualify would have a material adverse affect on its business or properties; and has full corporate power to enter into this Facilities Agreement.

      (b) This Facilities Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company as provided herein and in the LTA, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights and to the exercise of judicial discretion in appropriate cases.

      (c) No Default or Event of Default exists under the LTA.

      (d) The Company has obtained all regulatory approvals necessary to enter into this Facilities Agreement and all such approvals have become final.

      (e) The Company's execution and delivery of this Facilities Agreement does not violate or constitute a default under the Company's charter or by-laws, any applicable law, any order or decree of any court or governmental authority having jurisdiction over the Company, or any agreement or instrument binding on the Company or its properties.

      Section 2. Representations and Covenants of NAEC. NAEC represents, warrants, covenants and agrees as follows:

      (a) NAEC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire; is duly qualified to do business and in good standing in the State of New Hampshire and in each jurisdiction in which the failure so to qualify would have a material adverse affect on its business or properties; and has full corporate power to enter into this Facilities Agreement.

      (b) This Facilities Agreement has been duly authorized, executed and delivered by NAEC and constitutes a valid and binding obligation of NAEC enforceable against NAEC as provided herein, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights and to the exercise of judicial discretion in appropriate cases.

      (c) NAEC has obtained all regulatory approvals necessary to enter into this Facilities Agreement and all such approvals have become final.

      (d) NAEC's execution and delivery of this Facilities Agreement does not violate or constitute a default under NAEC's charter or by-laws, any applicable law, any order or decree of any court or governmental authority having jurisdiction over NAEC, or any agreement or instrument binding on NAEC or its properties.

      (e) NAEC will maintain its corporate existence and its qualification to do business and good standing under the laws of the State of New Hampshire and will maintain itself as a foreign corporation duly qualified to do business and in good standing, where applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect upon its business or properties. NAEC shall not merge or consolidate with or sell all or substantially all of its assets to another entity, except that the NAEC may so merge or consolidate with or sell all or substantially all of its assets to another corporation if (i) the surviving or transferee corporation is qualified to do business in New Hampshire, and (ii) the surviving or transferee corporation (if not NAEC) has assumed in writing all of NAEC's obligations hereunder.

      Section 3. Use of the Project. (a) Notwithstanding any provision herein or in the LTA to the contrary, NAEC will not operate the Project Facilities in any manner, and will not take or omit any action or permit any action to be taken or omitted with the result that interest on the Bonds is included in the gross income of the owners thereof for federal income tax purposes. NAEC's use of the Project Facilities (or facilities replacing the same) shall be in furtherance of the purpose of air or water pollution control or sewage or solid waste disposal and in compliance with the Act.

      (b) Notwithstanding any provision herein or in the LTA to the contrary, NAEC shall not permit the Project Facilities to fail to qualify as (1) "industrial facilities" under the Act, (2) a facility described in Section 1312(a) of the Tax Reform Act of 1986, or (3) "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of
Section 103(b)(4)(E) or (F) of the 1954 Code. NAEC acknowledges that it is fully familiar with the physical condition of the Project Facilities and that it is not relying on any representation of any kind by the Authority or the Trustee concerning the nature or condition thereof. Neither the Authority nor the Trustee shall be liable to NAEC or any other person for any latent or patent defect in the Project Facilities.

      (c) In the maintenance, improvement and operation of the Project Facilities, NAEC will comply in all material respects with all applicable building, subdivision, zoning and land use, environmental protection, sanitary and safety and other laws, rules and regulations, and will not permit any nuisance thereat and will, to the extent of its ownership and control, permit no nuisance to be committed thereat by others while NAEC is, or is entitled to be, in possession thereof. It shall not be a breach of this section if NAEC fails to comply with such laws, rules and regulations during any period in which NAEC shall in good faith be diligently contesting the validity thereof.

      (d) NAEC shall pay in a timely manner all costs of maintaining and operating the Project Facilities, including without limitation all taxes, excises and other governmental charges lawfully levied thereon or with respect to its interests therein or use thereof to the extent of NAEC's interest therein. It shall not be a breach of this section if NAEC fails to pay any such costs, taxes or charges during any period in which NAEC shall in good faith be contesting the validity or amount thereof and no foreclosure proceedings have been commenced, unless the procedures applicable to such contest require payment thereof and proceedings for their refund or abatement.

      (e) NAEC shall not sell, lease, transfer or otherwise dispose of the Project Facilities (other than the grant of a mortgage pursuant to a financing transaction) unless (i) it obtains the consent of the Authority, which consent shall not be unreasonably withheld, provided, however, that no such consent shall be required if such transaction has been approved by or consented to by the New Hampshire Public Utilities Commission; (ii) it obtains an opinion of Bond Counsel addressed to and reasonably satisfactory to the Trustee and the Authority that such sale, lease, transfer or other disposition will not affect the exclusion of the interest on the Bonds from the gross income of the owners thereof for federal income tax purposes; and (iii) the sale, lease, transfer or other disposition is made pursuant to a written agreement executed and delivered by NAEC and the transferee, under which agreement the transferee agrees to be bound by covenants substantially similar in all material respects to the covenants set forth in Attachment 1 hereto.

      NAEC shall not make any material change in the purposes for which the Project Facilities are used without the consent of the Authority, which consent shall not be unreasonably withheld. NAEC at its own expense may alter, remodel or improve the Project Facilities and construct other facilities at the site of the Project Facilities, provided such action shall not result in any substantial change in the Project Facilities or the character of the activities conducted by NAEC at the Project Facilities site without the consent of the Authority, which consent shall not be unreasonably withheld.

      (f) The Authority and the Trustee and their respective duly authorized agents shall have the right at all reasonable times and upon the furnishing of reasonable notice under the circumstances to examine the books and records of NAEC relating to the Project Facilities.

      (g) The undertakings of NAEC contained in Subsections 3(b), (c), (d) and
(e) are limited to those consistent with NAEC's undivided percentage interest in the facilities of which the Project Facilities are a part.

      Section 4. Indemnification by NAEC. NAEC, regardless of any agreement to maintain insurance, shall and hereby does indemnify the Authority and the Trustee against (a) any and all claims by any person related to the participation of the Authority or the Trustee in the financing of the Project Facilities, including without limitation claims arising out of any condition of the Project Facilities or Station or the construction, use, occupancy or management thereof; any accident, injury or damage to any person occurring in or about the Station; any breach by NAEC of its obligations under this Facilities Agreement; any act or omission of NAEC or any of its agents, contractors, servants, employees or licensees; and (b) all costs, counsel fees, expenses or liabilities reasonably incurred in connection with any such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against the Authority or the Trustee by reason of any such claim, NAEC will defend the same at its expense upon notice from the Authority or the Trustee, and the Authority or the Trustee, as the case may be, will cooperate with NAEC, at the expense of NAEC, in connection therewith.

      Section 5. Failure to Comply. NAEC shall immediately notify the Authority, the Company and the Trustee of any failure to observe or perform any of its covenants or agreements contained herein, and thereafter shall keep the Authority, the Company and the Trustee informed with respect to any curative action instituted by NAEC in order to cure such failure.

      Section 6. Amendment. This Facilities Agreement may be amended by the parties hereto, provided, however, that in connection with any amendment the Company or NAEC shall furnish the Authority and the Trustee with an opinion of Bond Counsel stating that the amendment will not impair the exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

      Section 7. Agreement Not for the Benefit of Other Parties. This Facilities Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Authority, the Company, NAEC, the Trustee and the Bondowners.

      Section 8. Severability. In the event that any provision of this Facilities Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

      Section 9. Counterparts. This Facilities Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute one and the same instrument.

      Section 10. Governing Law. This Facilities Agreement shall be governed by the laws of the State of New Hampshire.

      IN WITNESS WHEREOF, the parties have caused this Facilities Agreement to be duly executed as of the date first above written.

                                          BUSINESS FINANCE AUTHORITY OF
                                          THE STATE OF NEW HAMPSHIRE

                                          By:___________________________________
                                                  Jack Donovan
                                                  Executive Director


                                          PUBLIC SERVICE COMPANY OF NEW
                                          HAMPSHIRE

                                          By:___________________________________
                                                  Randy A. Shoop
                                                  Assistant Treasurer-Finance


                                          NORTH ATLANTIC ENERGY CORPORATION

                                          By:___________________________________


                                          STATE STREET BANK AND TRUST
                                          COMPANY, as Trustee

                                          By:___________________________________

                                                                 ATTACHMENT 1 TO
                        SERIES B SEABROOK POLLUTION CONTROL FACILITIES AGREEMENT

  COVENANTS (SUBSTANTIALLY SIMILAR IN ALL MATERIAL RESPECTS) TO BE INCLUDED IN
                          PURCHASE AND SALE AGREEMENT

Section 1.1. [Caption]

            (a) Pollution Control Revenue Bonds.

            (i) The Buyer acknowledges that:

            (A) The Pollution Control Facilities have been financed, and refinanced, in whole or in part, with proceeds of the issuance and sale of the Pollution Control Bonds;

            (B) The Company is the economic obligor and conduit borrower in respect of certain of the Pollution Control Bonds, as specified in Schedule _____;

            (C) The interest paid or accrued on the Pollution Control Bonds is not included in the gross income of the holders of the Pollution Control Bonds (the "PC Bondholders") for purposes of federal income taxation;

            (D) Pursuant to the Internal Revenue Code of 1954, as amended, and the Code, the basis for the federal income tax exclusion for interest payable to the PC Bondholders is the use of the Pollution Control Facilities for certain qualified purposes which include (I) the abatement or control of air or atmospheric pollution or contamination, (II) the abatement or control of water pollution or contamination, (III) sewage disposal and/or (IV) the disposal of solid waste;

            (E) The use of all or part of the Pollution Control Facilities for a purpose other than the qualifying purpose or purposes described in subclause (D) above for which the Pollution Control Bonds that financed or refinanced them were issued may cause (I) the interest payable on all or part of the Pollution Control Bonds to be includable in the federal gross income of the PC Bondholders possibly with retroactive effect, unless remedial action is promptly taken to redeem or defease the Pollution Control Bonds or a portion thereof, and/or (II) the deductibility of the interest payable by the Company on all or part of the Pollution Control Bonds to be disallowed by Section 150(b) of the Code; and

            (F) Any breach by the Buyer or any subsequent transferee of all or any part of the Pollution Control Facilities of its obligations under this
      Section 1.1(a) could result in the incurrence by the Company of additional costs and expenses, including, but not limited to, an increase in the rate of interest required to be paid to the PC Bondholders, liability to some or all of the PC Bondholders for their failure to include interest payable on the Pollution Control Bonds in their respective federal gross income in the event of a final determination of taxability by the IRS, loss of the interest deduction to the Company under Section 150(b) of the Code and transaction costs relating to any refinancing, redemption and/or defeasance of all or part of the Pollution Control Bonds.

      (ii) In order to avoid any or all of the consequences described in clauses
(E) and (F) above, the Buyer agrees that it will not use, or permit the use of, all or part of the Pollution Control Facilities for any purpose except (x) the current use of such Pollution Control Facilities or (y) as "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or (F) of the Internal Revenue Code of 1954, as amended, as contemplated by the tax compliance documents or non-arbitrage certificates for the Pollution Control Bonds that financed or refinanced such Pollution Control Facilities (copies of which with respect to all of the Pollution Control Facilities have been provided to the Buyer by NAEC or the Company), unless the Buyer shall have obtained at its own expense an opinion of nationally recognized bond counsel reasonably acceptable to NAEC or the Company ("Bond Counsel") addressed to and reasonably satisfactory to NAEC and the Company that such proposed change in use of the Pollution Control Facilities or part thereof will not impair (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable on any Pollution Control Bonds by the Company under Section 150(b) of the Code.

      (iii) The provisions of Section 1.1(a)(ii) shall not prohibit the Buyer from ceasing to operate, maintain or repair any element or item of the Pollution Control Facilities, suspending the operation of the Pollution Control Facilities on a temporary basis, or terminating the operation of the Pollution Control Facilities on a permanent basis and shutting down the Pollution Control Facilities; provided, however, that the Pollution Control Facilities, in whole or in part, shall not be maintained in such a manner as to prevent their being reactivated and used for a purpose permitted by Section 1.1(a)(ii), nor be retired and/or decommissioned, dismantled or sold as scrap, unless the Buyer has obtained at its own expense an opinion of Bond Counsel addressed to and reasonably satisfactory to NAEC and the Company that this action will not impair either (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable with respect to any Pollution Control Bonds by the Company under Section 150(b) of the Code. The Buyer shall provide to NAEC and the Company written notice at least thirty (30) days in advance of any permanent shut-down, retirement, abandonment or decommissioning of Seabrook or the Pollution Control Facilities in whole or in part and shall in good faith by written notice to NAEC and the Company describe the affected property so that NAEC and the Company can determine which issue or issues of Pollution Control Bonds financed or refinanced such affected property.

      (iv) It is expressly understood and agreed that this Section 1.1(a) shall not prohibit the use by the Buyer of tax-exempt bonds to finance or refinance any improvements to the Pollution Control Facilities made on or after the Closing Date or any assets other than the Pollution Control Facilities, provided that no breach by the Buyer of its covenants in this Section 1.1(a) shall result from such improvements.

      (v) The Buyer shall indemnify NAEC and the Company for any costs and expenses incurred by NAEC or the Company, respectively, solely as a result of any breach by the Buyer of its covenants in this Section 1.1(a).

      (vi) NAEC shall, or shall cause the Company to, notify the Buyer in writing of the maturity or redemption of any issue of the Pollution Control Bonds.

      (vii) If NAEC or the Company shall have notified the Buyer that it has refinanced any of the Pollution Control Bonds with new bonds, the provisions of this Section 1.1(a), if applicable, shall apply with respect to such new bonds as though they were the Pollution Control Bonds.

      (viii) The Buyer and any transferee or subsequent transferee will not sell or otherwise transfer all or part of the Pollution Control Facilities unless its transferee covenants in writing for the benefit of NAEC and the Company to comply with and to satisfy the covenants of this Section 1.1(a) (including without limitation the covenants of this clause (viii)) with respect to its ownership and use of such Pollution Control Facilities.

      (ix) The covenants of this Section 1.1(a) shall survive Closing and shall continue in effect and bind the Buyer and any transferee or subsequent transferee of all or part of the Pollution Control Facilities so long as any of the Pollution Control Bonds remain outstanding.

RELATED DEFINITIONS

      "Agreement" means this [Purchase and Sale Agreement], together with Schedules and Exhibits hereto, as the same may be amended from time to time.

      "Bond Counsel" has the meaning set forth in Section 1.1(a)(ii).

      "Buyer" [define as the buyer under the Purchase and Sale Agreement].

      "Closing" means the closing of the transactions contemplated by this Agreement.

      "Closing Date" means the date on which the Closing takes place.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" [define to mean the Company, as defined in the Facilities Agreement].

      "Exhibit" means an exhibit to this Agreement.

      "Facilities Agreement" means the Series B Seabrook Pollution Control Facilities Agreement to which this Attachment 1 is attached.

      "IRS" means the Internal Revenue Service or any successor agency.

      "LTA" means the LTA, as defined in the Facilities Agreement.

      "NAEC" [define to mean NAEC, as defined in the Facilities Agreement].

      "PC Bondholders" has the meaning set forth in Section 1.1(a)(i)(C).

      "Pollution Control Bonds" [define to include the Bonds, as defined in the LTA.].

      "Pollution Control Facilities" [define to include the Project Facilities, as defined in the LTA.].

      "Schedule" means a schedule to this Agreement.

      "Seabrook" [define to mean the Station, as defined in the LTA].